                                                                     EXHIBIT 4.1

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                                   INDENTURE,

                           Dated as of July 26, 2004,

                                      AMONG

                              EMPIRE RESORTS, INC.,

                                   as Issuer,

                              THE BANK OF NEW YORK,

                        as Trustee and Collateral Agent,

                                       AND

                          THE GUARANTORS NAMED HEREIN,

                                 as Guarantors,

              $65,000,000 5 1/2% CONVERTIBLE SENIOR NOTES DUE 2014

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                              CROSS-REFERENCE TABLE
                              ---------------------

TIA                                                                    INDENTURE
SECTION                                                                SECTION
-------                                                                -------
310 (a)(1) ............................................................ 7.10
    (a)(2) ............................................................ 7.10
    (a)(3) ............................................................ 7.13
    (a)(4) ............................................................ N.A.
    (a)(5) ............................................................ 7.10
    (b)    ............................................................ 7.08; 7.10
    (c)    ............................................................ N.A.
311 (a)    ............................................................ 7.03; 7.11
    (b)    ............................................................ 7.03; 7.11
312 (a)    ............................................................ 2.05
    (b)    ............................................................ 13.03
    (c)    ............................................................ 13.03
313 (a)    ............................................................ 7.06
    (b)    ............................................................ 7.06
    (c)    ............................................................ 7.06
    (d)    ............................................................ 7.06
314 (a)    ............................................................ 4.8
    (b)    ............................................................ 11.02
    (c)(1) ............................................................ 4.6
    (c)(2) ............................................................ 4.6
    (c)(3) ............................................................ N.A.
    (d)    ............................................................ 11.03
314 (e)    ............................................................ 4.06
315 (a)(1) ............................................................ 7.01
315 (a)(2) ............................................................ 7.02
315 (b)    ............................................................ 7.05

--------------------
N.A. means Not Applicable

NOTE: This  Cross-Reference  Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                -----------------

     SECTION 2.02.   Execution and Authentication; Aggregate Principal Amount.23

                                      -ii-

                                  (continued)

     SECTION 11.05.  Release upon Satisfaction of all Outstanding Obligations.68
     SECTION 11.06.  Form and Sufficiency of Release..........................68
     SECTION 11.07.  Purchaser Protected......................................68
     SECTION 11.08.  Authorization of Actions to Be Taken by the
                     Collateral Agent Under the Collateral Agreements.........69
     SECTION 11.09.  Authorization of Receipt of Funds by the Collateral
                     Agent Under the Collateral Agreements....................69

ARTICLE TWELVE       CONVERSION...............................................69

     SECTION 12.01.  Right to Convert.........................................69
     SECTION 12.02.  Exercise of Conversion Privilege; Issuance of

     SECTION 12.06.  Effect of Reclassification, Consolidation,
                     Merger or Sale...........................................77
     SECTION 12.07.  Taxes on Shares Issued...................................78
     SECTION 12.08.  Reservation of Shares, Shares to Be Fully Paid;
                     Compliance with Governmental Requirements; Listing of

                                     -iii-

Exhibit A        -    Form of Note.........................................A-1-1
Exhibit B-1      -    Form of Legend for Global Notes......................B-1-1
Exhibit B-2      -    Form of Private Placement Legend.....................B-2-1
Exhibit C        -    Form of Certificate to Be Delivered in Connection with
                        Transfers to Non-QIB Accredited Investors............C-1
Exhibit D        -    Form of Certificate to Be Delivered in Connection with

NOTE:                 This Table of  Contents  shall not,  for any  purpose,  be deemed to be part of this Indenture.

                                      -iv-

            INDENTURE,  dated as of July 26, 2004, among Empire Resorts, Inc., a
Delaware corporation (the "COMPANY"), the Guarantors (as herein defined) and The
Bank of New York, a New York banking corporation,  as Trustee (in such capacity, the "TRUSTEE") and Collateral Agent (in such capacity, the "COLLATERAL AGENT").

                                   WITNESSETH:

            WHEREAS,  the  Company  and  the  Guarantors  (with  respect  to the
Guarantees)  have duly authorized the creation of an issue of 5 1/2% Convertible
Senior Notes due 2014 (the "NOTES") and the Guarantees (as herein  defined) and, to provide  therefor,  the Company and the Guarantors  have duly  authorized the execution and delivery of this Indenture; and

            WHEREAS, all things necessary to make the Notes and Guarantees, when each  are duly  issued  and  executed  by the  Company  and the  Guarantors,  as applicable,  and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding  agreement of each of the Company and the  Guarantors,  have been done; and in addition,  all things necessary to duly authorize the issuance of the Common Stock (as herein defined) of the Company  initially  issuable upon the  conversion  of the Notes,  and to duly  reserve for  issuance the number of shares of Common Stock initially issuable upon such conversion, have been done.

            NOW, THEREFORE,  each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. DEFINITIONS.

            "ACCELERATION NOTICE" has the meaning set forth in SECTION 6.02(a).

            "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its
Subsidiaries  existing  at the time  such  Person  becomes a  Subsidiary  of the
Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection  with, or in  anticipation or  contemplation  of, such Person becoming a Subsidiary of the
Company or such acquisition,  merger or consolidation and which  Indebtedness is without  recourse to the Company or any of its  Subsidiaries  or to any of their respective  properties  or assets  other  than the Person or the assets to which such  Indebtedness  related prior to the time such Person became a Subsidiary of the Company or the time of such acquisition, merger or consolidation.

            "ADDITIONAL  NOTES" has the  meaning  set forth in SECTION  2.02 and means any Notes issued after the Issue Date from time to time in accordance with the terms of this Indenture  including,  without  limitation,  the provisions of
SECTIONS 2.02 and 4.11.

            "ADJUSTMENT EVENT" has the meaning set forth in SECTION 12.05(k).

            "AFFILIATE"  means, with respect to any specified Person,  any other
Person who directly or indirectly through one or more  intermediaries  controls, or is controlled by, or is under common control with, such specified Person. The term "control"  means the  possession,  directly or indirectly,  of the power to direct  or cause the  direction  of the  management  and  policies  of a Person, whether  through the ownership of voting  securities,  by contract or otherwise;
provided,  that  Beneficial  Ownership of 10% or more of the Voting Stock of the
Person shall be deemed to be control.  The terms  "CONTROLLING" and "CONTROLLED"
have meanings correlative of the foregoing.

            "AGENT" means any Registrar, Paying Agent or co-Registrar.

            "AGENT  MEMBERS"  has the meaning  set forth in SECTION  2.14(a) and means,  with respect to the Depository,  Euroclear or Clearstream,  a Person who
has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

            "APPLICABLE ASSET SALE" means any direct or indirect sale, issuance, conveyance,  transfer,  lease (other than  operating  leases entered into in the ordinary course of business),  assignment or other transfer, including by way of dividend  or  distribution,  by the  Company or any of its  Subsidiaries  to any
Person other than the Company or a Guarantor of Collateral;  PROVIDED,  HOWEVER,
that (i) the  transfer  of the Trust Land in trust for the Cayuga  Nation of New
York as  contemplated  by CLAUSE (3) of the definition of "Trigger  Event" shall not constitute an Applicable Asset Sale and (ii) no Transfer of the Raceway Land
shall constitute an Applicable Asset Sale.

            "APPLICABLE  CHANGE OF CONTROL MAKE-WHOLE PREMIUM AMOUNT" means with respect to any Holders and any Qualifying Change of Control,  the product of (a)
the outstanding principal amount of such Holders' Notes that such Holder elected not to tender in  respect  of the Change of Control  Offer  under  SECTION  4.13 related to such Qualifying Change of Control, TIMES (b) the percentage set forth below  opposite the  applicable  period  commencing on the dates set forth below during which such Qualifying Change of Control became effective:

             Period Commencing on:                   Percentage
             ---------------------                   ----------
             July 31, 2004                              16.5%
             July 31, 2005                              11.0%
             July 31, 2006                               5.5%
             July 31, 2007 and thereafter                0.0%

            "APPLICABLE  CONVERSION  PREMIUM"  means,  with respect to any Notes being converted into shares of Common Stock on any Conversion  Date, the present value, as of such Conversion Date, of all required interest payments due on such
Notes for the period  commencing on such  Conversion  Date through July 31, 2007
(less the portion of the required  interest  payment  required to be paid on the first Interest  Payment Date  immediately  following such  Conversion  Date that shall have accrued  through the Conversion  Date to the extent that such amounts have already been included in the amounts payable to the Holder of such Notes at the time of such  conversion  pursuant to SECTION  12.03(b)),  computed  using a discount rate equal to the Treasury Rate as of such Conversion Date and assuming for the  purposes of  calculating  the  Applicable  Conversion  Premium that the interest rate in effect as of the applicable Conversion Date shall apply for all subsequent interest periods through July 31, 2007.

            "APPLICABLE  PROCEDURES"  means,  with  respect to any  transfer  or exchange  of or for  beneficial  interests  in any  Global  Note,  the rules and procedures  of the  Depository,  Euroclear  and  Clearstream  that apply to such transfer or exchange.

            "APPLICABLE  REDEMPTION  PREMIUM"  means,  with respect to any Notes being redeemed on any Redemption  Date, the present value, as of such Redemption
Date,  of all  required  interest  payments  due on such  Notes  for the  period commencing on such Redemption Date through July 31, 2009 (excluding  accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to

                                      -2-

the Treasury  Rate as of such  Conversion  Date and assuming for the purposes of calculating the Applicable  Redemption  Premium that the interest rate in effect as of the applicable  Redemption  Date shall apply for all  subsequent  interest periods through July 31, 2009.

            "ASSET  ACQUISITION"  means: (1) an investment by the Company or any
Subsidiary  of the  Company in any other  Person  pursuant  to which such Person shall become a Subsidiary of the Company or any  Subsidiary  of the Company,  or
shall be merged with or into the Company or any  Subsidiary  of the Company,  or
(2) the  acquisition  by the  Company or any  Subsidiary  of the  Company of the
assets of any Person (other than a Subsidiary of the Company)  which  constitute all or  substantially  all of the  assets  of such  Person  or  comprise  all or substantially  all of the assets of any  division  or line of  business  of such
Person or any other  significant  properties or assets of such Person other than in the ordinary course of business.

            "ASSET   SALE"  means  any  direct  or  indirect   sale,   issuance,
conveyance,  transfer,  lease (other than  operating  leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance  with  the  Indenture)  for  value  by  the  Company  or  any  of its
Subsidiaries  to any Person  other than the  Company or a  Guarantor  of (1) any
Capital  Stock of any  Subsidiary of the Company;  or (2) any other  property or assets  of the  Company  or any  Subsidiary  of the  Company  other  than in the ordinary course of business.

            "AUTHENTICATING AGENT" has the meaning set forth in SECTION 2.02.

            "BANKRUPTCY  CODE"  means  the  Bankruptcy  Reform  Act of 1978,  as amended, and codified as 11 U.S.C. ss.ss.101 et seq.

            "BENEFICIAL  OWNER" has the  meaning  assigned  to such term in Rule
13d-3 and Rule 13d-5 under the  Exchange  Act,  except that in  calculating  the beneficial ownership of any particular "person" (as that term is used in Section
13(d)(3) of the Exchange Act),  such "person" will be deemed to have  beneficial ownership  of all  securities  that such  "person"  has the right to  acquire by conversion  or exercise of other  securities,  whether  such right is  currently exercisable  or  is  exercisable  only  upon  the  occurrence  of  a  subsequent condition.  The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" have meanings correlative to the foregoing.

            "BOARD OF DIRECTORS" means, as to any Person, the board of directors or  similar  governing  body of such  Person  or any duly  authorized  committee thereof.

            "BOARD  RESOLUTION"  means,  with respect to any Person, a copy of a resolution  certified by the Secretary or an Assistant  Secretary of such Person to have been duly  adopted by the Board of Directors of such Person and to be in full force and effect on the date of such  certification,  and  delivered to the
Trustee.

            "BUSINESS DAY" means a day that is not a Legal Holiday.

            "CAPITAL STOCK" means:

            (1) with  respect to any Person that is a  corporation,  any and all shares,  interests,  participations or other equivalents (however designated and whether or not voting) of corporate stock,  including each class of common stock and preferred stock of such Person;

            (2) with  respect to any Person that is not a  corporation,  any and all partnership, membership or other equity interests of such Person; and

                                      -3-

                        (3) any  warrants,  rights or options to purchase any of
the instruments or interests referred to in CLAUSE (1) or (2) above.

            "CAPITALIZED   LEASE  OBLIGATION"  means,  as  to  any  Person,  the
obligations  of such Person under a lease that are required to be classified and accounted for as capital lease  obligations under GAAP and, for purposes of this definition,  the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "CASH EQUIVALENTS" means:

            (1)  marketable  direct  obligations  issued by, or  unconditionally guaranteed by, the United States  Government or issued by any agency thereof and backed by the full faith and credit of the United States,  in each case maturing within one year from the date of acquisition thereof;

            (2) marketable direct  obligations issued by any state of the United
States of America or any political  subdivision  of any such state or any public instrumentality  thereof  maturing  within one year from the date of acquisition thereof and, at the time of  acquisition,  having one of the two highest ratings obtainable from either S&P or Moody's;

            (3) commercial paper maturing no more than one year from the date of creation  thereof and, at the time of  acquisition,  having a rating of at least
A-1 from S&P or at least P-1 from Moody's;

            (4) certificates of deposit or bankers'  acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of
Columbia or any U.S.  branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

            (5) repurchase  obligations  with a term of not more than seven days for  underlying  securities  of the types  described in CLAUSE (1) above entered into with any bank meeting the qualifications specified in CLAUSE (4) above; and

            (6) investments in money market funds which invest substantially all their  assets in  securities  of the types  described in CLAUSES (1) through (5)
above.

            "CHANGE  OF  CONTROL"  means  the  occurrence  of one or more of the following events:

            (1) any direct or indirect  sale,  lease,  transfer,  conveyance  or other  disposition  (other  than  by way of  merger  or  consolidation),  in one transaction or a series of related transactions,  of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP"),  other than a  transaction  in which the transferee is controlled by one or more Permitted Holders;

            (2) the  Company  consolidates  with,  or merges  with or into,  any
Person,  or any Person  consolidates  with, or merges with or into, the Company, other than (A) a transaction  in which the  surviving or transferee  Person is a
Person that is controlled by the Permitted  Holders or (B) any such  transaction where the Voting  Stock of the  Company  outstanding  immediately  prior to such transaction  is  converted  into or  exchanged  for  Voting  Stock  (other  than
Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the  outstanding  shares of such Voting  Stock of such  surviving or transferee Person (immediately after giving effect to such issuance);

                                      -4-

            (3) the  approval by the holders of Capital  Stock of the Company of any plan or  proposal  for the  liquidation,  winding up or  dissolution  of the
Company;

            (4) any Person or Group is or becomes the Beneficial Owner, directly or  indirectly,  in the  aggregate of more than 50% of the total voting power of the Voting Stock of the Company;

            (5) any transaction or event (whether by means of an exchange offer, liquidation,  tender  offer,  consolidation,  merger,  binding  share  exchange, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially  all of the shares of Common Stock are exchanged for, converted  into,  acquired  for or  constitute  solely  the  right  to  receive, consideration  which is not all or substantially all common stock that is either
(a) listed on, or immediately  after the transaction or event will be listed on, a United States national securities  exchange,  or (b) approved,  or immediately after the  transaction  or event will be approved,  for  quotation on the Nasdaq
National  Market or any similar United States system of automated  dissemination of quotations of securities prices; or

            (6)  individuals  who on the  Issue  Date  constituted  the Board of
Directors  (together  with any new  directors  whose  election  by such Board of
Directors or whose  nomination for election by the  stockholders  of the Company was  approved  pursuant to a vote of a majority of the  directors  then still in office  who  were  either  directors  on the  Issue  Date or whose  election  or nomination  for election  was  previously  so approved)  cease for any reason to constitute a majority of the Board of Directors then in office.

            "CHANGE  OF  CONTROL  DATE" has the  meaning  set  forth in  SECTION
4.13(b).

            "CHANGE OF CONTROL MAKE-WHOLE  PREMIUM" has the meaning set forth in
SECTION 4.14.

            "CHANGE  OF  CONTROL  OFFER"  has the  meaning  set forth in SECTION
4.13(a).

            "CHANGE  OF  CONTROL  PAYMENT  DATE"  has the  meaning  set forth in
SECTION 4.13(b)(2).

            "CLEARSTREAM" means Clearstream Banking, societe anonyme.

            "COLLATERAL"  shall mean  collateral  as such term is defined in the
Security  Agreement,  all  property  from  time  to  time  mortgaged  under  the
Mortgages,  all Capital Stock pledged pursuant to the Pledge Agreement,  and any other  property,  whether  now owned or  hereafter  acquired,  upon which a Lien securing  the  Obligations  is granted  or  purported  to be  granted  under any
Collateral Agreement.

            "COLLATERAL  AGENT" means the  collateral  agent for the Trustee and the Holders under the Collateral  Agreements,  which shall initially be The Bank of New York, a New York banking corporation.

            "COLLATERAL AGREEMENTS" means, collectively, the Security Agreement, the Pledge  Agreement,  any Intercreditor  Agreement and each Mortgage,  in each case,  as the same  may be in force  from  time to time in  accordance  with its terms.

            "COLLATERAL  RELEASE  EVENT"  means the  occurrence  of the  Trigger
Event;  PROVIDED,  that if, at the time of the  occurrence of the Trigger Event, there shall have occurred and then be continuing a Default of the type described in CLAUSE (1),  (2), (6) or (7) of the  definition  of "Event of  Default,"  the
Collateral Release Event shall not be deemed to have occurred until such time as all such existing  Defaults  shall have been cured or waived in accordance  with this Indenture.

                                      -5-

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMON STOCK" means the Company's common stock, par value $0.01 per share.

            "COMPANY"  means the party named as such in this  Indenture  until a successor  replaces it  pursuant to this  Indenture  and  thereafter  means such successor.

            "COMPANY NOTICE" has the meaning set forth in SECTION 3.07(a).

            "CONSOLIDATED  EBITDA"  means,  with respect to any Person,  for any period, the sum (without duplication) of:

            (1) Consolidated Net Income; and

            (2) to the extent Consolidated Net Income has been reduced thereby:

                (a) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period;

                (b) Consolidated  Interest Expense, and interest attributable to write-offs of deferred financing costs; and

                (c)  Consolidated  Non-cash  Charges  less  any  non-cash  items increasing Consolidated Net Income for such period.

all as determined on a consolidated  basis for such Person and its  Subsidiaries in accordance with GAAP;  PROVIDED,  HOWEVER,  that in determining  Consolidated
EBITDA  of the  Company  for (A) the  Four  Quarter  Period  ending  on or about
September  30, 2004,  Consolidated  EBITDA of the Company  shall be deemed to be equal to the  product of (x)  Consolidated  EBITDA of the Company for the period from July 1, 2004 to the last day of such  period,  times (y) four (4),  (B) the
Four Quarter Period ending on or about December 31, 2004, Consolidated EBITDA of the  Company  shall be deemed  to be equal to the  product  of (x)  Consolidated
EBITDA of the  Company  for the period from July 1, 2004 to the last day of such period,  times (y) two (2), (C) the Four Quarter Period ending on or about March
31, 2005,  Consolidated EBITDA of the Company shall be deemed to be equal to the product of (x)  Consolidated  EBITDA of the  Company for the period from July 1,
2004 to the last day of such period, TIMES (y) a fraction,  (1) the numerator of which is equal  to four (4) and (2) the  denominator  of which is equal to three
(3).

            "CONSOLIDATED  FIXED CHARGE COVERAGE  RATIO" means,  with respect to any Person,  the ratio of  Consolidated  EBITDA of such  Person  during the four consecutive  full fiscal  quarters  (the "FOUR  QUARTER  PERIOD")  most recently ending on or prior to the date of the  transaction  or event  giving rise to the need to  calculate  the  Consolidated  Fixed  Charge  Coverage  Ratio  for which financial  statements are available  (the  "TRANSACTION  DATE") to  Consolidated
Fixed Charges of such Person for the Four Quarter Period.

            In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be  calculated  after giving  effect on a pro forma basis for the period of such calculation to:

            (1) the incurrence or repayment of any  Indebtedness  of such Person or any of its  Subsidiaries  (and the  application of the proceeds  thereof)
    giving  rise to the need to make  such  calculation  and any  incurrence  or repayment  of  other  Indebtedness  (and  the  application  of the  proceeds

                                      -6-

    thereof),  other than the  incurrence  or repayment of  Indebtedness  in the ordinary course of business for working capital purposes pursuant to working capital facilities,  occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the
    Transaction  Date, as if such  incurrence  or repayment,  as the case may be
    (and the application of the proceeds thereof),  occurred on the first day of the Four Quarter Period); and

            (2) any  Asset  Sale  or  other  disposition  or  Asset  Acquisition
    (including,  without  limitation,  any Asset Acquisition  giving rise to the need to make  such  calculation  as a result  of such  Person  or one of its
    Subsidiaries  (including  any Person who becomes a Subsidiary as a result of any such Asset  Acquisition)  incurring,  assuming or otherwise being liable for  Acquired  Indebtedness  during the Four  Quarter  Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the
    Transaction  Date),  as if such  Asset  Sale or other  disposition  or Asset
    Acquisition (including the incurrence,  assumption or liability for any such
    Indebtedness or Acquired  Indebtedness  and also including any  Consolidated
    EBITDA associated with such Asset Acquisition)  occurred on the first day of the Four Quarter Period provided that the Consolidated  EBITDA of any Person acquired  shall be included  only to the extent  includible  pursuant to the definition  of  "Consolidated  Net  Income."  If such  Person  or any of its
    Subsidiaries  directly  or  indirectly  guarantees  Indebtedness  of a third
    Person,  the preceding  sentence shall give effect to the incurrence of such guaranteed  Indebtedness  as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

            Furthermore,   in  calculating   "Consolidated  Fixed  Charges"  for
purposes  of  determining  the  denominator  (but  not  the  numerator)  of this
"Consolidated Fixed Charge Coverage Ratio":

                        (1) interest on outstanding Indebtedness determined on a
            fluctuating basis as of the Transaction Date (including Indebtedness actually  incurred on the Transaction  Date) and which will continue to be so determined  thereafter shall be deemed to have accrued at a fixed  rate  per  annum  equal  to the  rate  of  interest  on  such
            Indebtedness in effect on the Transaction Date; and

                        (2)  notwithstanding   CLAUSE  (1)  above,  interest  on
            Indebtedness  determined on a fluctuating  basis, to the extent such
            interest  is  covered  by  agreements   relating  to  Interest  Swap
            Obligations,  shall be  deemed  to  accrue  at the  rate  per  annum resulting after giving effect to the operation of such agreements.

            "CONSOLIDATED  FIXED CHARGES" means,  with respect to any Person for any period, the sum, without duplication, of:

                        (1)    Consolidated    Interest    Expense    (excluding
            amortization or write-off of deferred financing costs); PLUS

                        (2)  the  product  of (x)  the  amount  of all  dividend
            payments on any series of Preferred Stock of such Person (other than
            dividends  paid  in  Qualified  Capital  Stock)  paid,   accrued  or
            scheduled  to be paid or accrued  during  such  period,  TIMES (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective  consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "CONSOLIDATED  INTEREST  EXPENSE" means,  with respect to any Person for any period,  the  aggregate of the  interest  expense of such Person and its
Subsidiaries  for  such  period,  on a  consolidated  basis,  as  determined  in accordance with GAAP, and including,  without duplication,  (a) all amortization or  accretion  of  original  issue  discount;  (b)  the  interest  component  of
Capitalized  Lease  Obligations  paid,  accrued  and/or  scheduled to be paid or

                                      -7-

accrued by such Person and its Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

            "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period,  the aggregate net income (or loss) of such Person and its  Subsidiaries for such period on a  consolidated  basis,  determined in accordance  with GAAP;
provided, however, that there shall be excluded therefrom:

                        (1)  after-tax  gains and  losses  from  Asset  Sales or
            abandonments or reserves relating thereto;

                        (2) after-tax items classified as extraordinary gains or
            losses;

                        (3) the net income (but not loss) of any  Subsidiary  of
            the referent  Person to the extent that the declaration of dividends or  similar  distributions  by that  Subsidiary  of that  income  is restricted by a contract, operation of law or otherwise;

                        (4)  the  net  income  of any  Person,  other  than  the
            referent  Person or a Subsidiary of the referent  Person,  except to the extent of cash dividends or  distributions  paid to the referent
            Person or to a Wholly Owned  Subsidiary  of the  referent  Person by such Person;

                        (5)  any   restoration   to  income   of  any   material
            contingency  reserve,  except to the extent that  provision for such reserve was made out of Consolidated  Net Income accrued at any time following the Issue Date;

                        (6)  income  or  loss   attributable   to   discontinued
            operations  (including,  without limitation,  operations disposed of during such period whether or not such operations were classified as discontinued);

                        (7) all gains and losses  realized  on or because of the
            purchase  or  other  acquisition  by  such  Person  or  any  of  its
            Subsidiaries  of  any  securities  of  such  Person  or  any  of its
            Subsidiaries;

                        (8) the  cumulative  effect  of a change  in  accounting
            principles;

                        (9)  interest  expense   attributable  to  dividends  on
            Qualified   Capital   Stock   pursuant  to  Statement  of  Financial
            Accounting  Standards  No. 150,  "Accounting  for Certain  Financial
            Instruments with Characteristics of both Liabilities and Equity;"

                        (10) non-cash  charges  resulting from the impairment of
            intangible assets; and

                        (11) in the case of a successor to the  referent  Person
            by  consolidation  or  merger  or as a  transferee  of the  referent
            Person's assets, any earnings of the successor  corporation prior to such consolidation, merger or transfer of assets.

            "CONSOLIDATED  NET  WORTH"  of any  Person  means  the  consolidated stockholders'  equity  of the  Person,  determined  on a  consolidated  basis in accordance  with  GAAP,  less  (without  duplication)  amounts  attributable  to
Disqualified Capital Stock of such Person.

            "CONSOLIDATED  NON-CASH  CHARGES" means, with respect to any Person, for any period,  the aggregate  depreciation,  amortization  and other  non-cash items and expenses of such Person and its Subsidiaries to the extent they reduce
Consolidated  Net Income of such Person and its  Subsidiaries  for such  period, determined on a consolidated  basis in accordance  with GAAP (excluding any such

                                      -8-

charges  constituting  an  extraordinary  item or loss or any such charge  which requires an accrual of or a reserve for cash charges for any future period).

            "CONVERSION DATE" has the meaning set forth in SECTION 12.02(c).

            "CONVERSION  MAKE-WHOLE AMOUNT" has the meaning set forth in SECTION
12.03(c).

            "CONVERSION RATE" has the meaning set forth in SECTION 12.04.

            "CORPORATE  TRUST OFFICE" means the principal  office of the Trustee at which at any time its corporate trust business shall be  administered,  which office at the date hereof is located at 101 Barclay  Street,  Floor 8 West,  New
York, New York 10286, Attention:  Corporate Trust Administration,  or such other address as the Trustee may designate  form time to time by notice to the Holders and the  Company,  or the  principal  corporate  trust  office of any  successor
Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

            "CREDIT  AGREEMENT"  means any  agreement  entered into from time to time with banks or other  institutional  lenders  providing for revolving credit loans, term loans,  receivables financing or letters of credit, or notes, bonds, debentures  or other  securities,  together with the related  documents  thereto
(including,   without  limitation,   any  guarantee  agreements  and  Collateral
Agreements),  in each case as such  agreements may be amended,  supplemented  or otherwise  modified from time to time,  including  any  agreement  extending the maturity  of,  refinancing,  replacing  or  otherwise  restructuring  (including increasing  the amount of available  borrowings  thereunder  (provided that such increase  in  borrowings  is  permitted  under  CLAUSE (2) or CLAUSE (14) of the definition of the term "Permitted  Indebtedness") or adding  Subsidiaries of the
Company as additional borrowers or guarantors  thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement  agreement and whether by the same or any other agent, lender or group of lenders.

            "CURRENCY  AGREEMENT" means any foreign exchange contract,  currency swap agreement or other similar agreement or arrangement designed to protect the
Company or any  Subsidiary  of the  Company  against  fluctuations  in  currency values.

            "CUSTODIAN"  means  any  receiver,  trustee,  assignee,  liquidator, sequestrator or similar official under any Bankruptcy Code.

            "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the  giving  of  notice or both  would be, an Event of
Default.

            "DEPOSITORY"  means The Depository  Trust Company,  its nominees and successors.

            "DETERMINATION DATE" has the meaning set forth in SECTION 12.05(k).

            "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which,  by  its  terms  (or by  the  terms  of any  security  into  which  it is convertible  or for  which  it is  exchangeable  at  the  option  of the  holder thereof),  or upon the  happening  of any event  (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable,  pursuant to a sinking fund  obligation or otherwise,  or is redeemable at the sole option of the holder thereof  (except in each case,  upon the occurrence of a Change of
Control) on or prior to the first  anniversary of the final maturity date of the
Notes for cash or is convertible into or exchangeable for debt securities of the
Company or its Subsidiaries at any time prior to such anniversary.

                                      -9-

            "EUROCLEAR"  means  Euroclear  Bank  S.A./N.V.,  as  operator of the
Euroclear system.

            "EVENT OF DEFAULT" has the meaning set forth in SECTION 6.01.

            "EXCHANGE  ACT"  means  the  Securities  Exchange  Act of  1934,  as amended, or any successor statute or statutes thereto.

            "EXPIRATION TIME" has the meaning set forth in SECTION 12.05(e).

            "FAIR MARKET  VALUE"  means,  with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the  transaction.  Fair Market
Value shall be  determined  by the Board of Directors  of the Company  acting in good  faith  and  shall  be  evidenced  by a Board  Resolution  of the  Board of
Directors of the Company delivered to the Trustee;  PROVIDED,  HOWEVER, that for purposes of SECTION  4.15, if the Fair Market Value of the property or assets in question is so determined to be in excess of $1.0  million,  such  determination must be confirmed by an independent  investment banking firm, accounting firm or appraisal firm of national standing.

            "FOUR QUARTER PERIOD" has the meaning set forth in the definition of the term "Consolidated Fixed Charge Coverage Ratio."

            "GAAP" means accounting  principles generally accepted in the United
States set forth in the opinions and pronouncements of the Accounting Principles
Board of the American  Institute of Certified Public  Accountants and statements and pronouncements of the Financial  Accounting Standards Board or in such other statements by such other entity as may be approved by a  significant  segment of the accounting  profession of the United  States,  which are in effect as of the
Issue Date.

            "GAMING  AUTHORITY"  means any  agency,  authority,  board,  bureau, commission,  department,  office or  instrumentality of any nature whatsoever of the  United  States  Federal  government,  any  foreign  government,  any state, province or city or other  political  subdivision  or otherwise,  whether now or hereafter in existence, or any officer or official thereof,  including,  without limitation,  the National Indian Gaming Commission, the Bureau of Indian Affairs
and the Division of the Lottery of the State of New York,  or any other  agency, in each case,  with  authority  to regulate  any gaming  operation  (or proposed
gaming   operation)   owned,   managed  or  operated  by  the  Company  and  its
Subsidiaries.

            "GAMING  FACILITY  MANAGEMENT  AGREEMENT"  means that certain Gaming
Facility  Management  Agreement,  dated as of April 3,  2003,  among  Monticello
Casino  Management,  LLC, the Cayuga Nation of New York and the Cayuga  Catskill
Gaming Authority,  an  instrumentality of the Cayuga Nation of New York, as such agreement is modified, amended, supplemented and restated.

            "GAMING  LAWS" means Part C, Chapter  383,  Laws of New York 2001 as amended by Chapter 85 of the Laws of New York 2002,  as amended by Chapter 63 of the Laws of New York 2003 known as the "video lottery gaming law," and any other statute, law, ordinance or standard,  or any judgment,  decree, rule, regulation or order, applicable to gaming operations of the Company and its Subsidiaries.

            "GLOBAL NOTE" has the meaning set forth in SECTION 2.01.

            "GOVERNMENTAL  AUTHORITY" means any federal,  state, local, or other governmental or administrative  body,  instrumentality,  board,  department,  or agency or any court,  tribunal,  administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                                      -10-

            "GROUP" has the meaning  set forth in the  definition  of "Change of
Control."

            "GUARANTEE" has the meaning set forth in SECTION 10.01

            "GUARANTOR" means (1) each of the Company's Subsidiaries existing on the  Issue  Date  (other  than any  Immaterial  Subsidiary)  and (2) each of the
Company's  Subsidiaries that in the future executes a supplemental  indenture in which  such  Subsidiary  agrees to be bound by the terms of the  Indenture  as a
Guarantor;  PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective  Guarantee is released in accordance with the terms of the Indenture.

            "HOLDER"  means the Person in whose name a Note is registered on the registrar's books.

            "IMMATERIAL  SUBSIDIARY"  means at any time,  any  Subsidiary of the
Company having total assets (as determined in accordance with GAAP) of less than
$50,000; PROVIDED, HOWEVER, that the total assets of all Immaterial Subsidiaries shall not exceed $500,000.  In the event that the total assets of all Immaterial
Subsidiaries exceed $500,000, the Company will designate Subsidiaries that would otherwise be Immaterial  Subsidiaries to be excluded as Immaterial  Subsidiaries until  such  $500,000  threshold  is  met.  Notwithstanding  the  foregoing,  no
Subsidiary that guarantees any Obligations  under the Credit  Agreement shall be deemed an Immaterial Subsidiary.

            "INCUR" has the meaning set forth in SECTION 4.11.

            "INDEBTEDNESS"   means   with   respect  to  any   Person,   without
duplication:

                        (1) all Obligations of such Person for borrowed money;

                        (2) all  Obligations of such Person  evidenced by bonds,
            debentures, notes or other similar instruments;

                        (3) all Capitalized Lease Obligations of such Person;

                        (4) all  Obligations of such Person issued or assumed as
            the  deferred  purchase  price of  property,  all  conditional  sale obligations and all Obligations under any title retention  agreement
            (but excluding trade accounts payable and other accrued  liabilities arising in the ordinary  course of business  that are not overdue by ninety  (90) days or more or are being  contested  in good  faith by appropriate proceedings promptly instituted and diligently conducted and any deferred  purchase price represented by earn outs consistent with the Company's past practice);

                        (5) all Obligations for the reimbursement of any obligor
            on any  letter of credit,  banker's  acceptance  or  similar  credit transaction, whether or not then due;

                        (6)  guarantees  and  other  contingent  obligations  in
            respect of Indebtedness referred to in CLAUSES (1) through (5) above and CLAUSE (8) below;

                        (7) all  Obligations  of any  other  Person  of the type
            referred to in CLAUSES (1) through (6) which are secured by any Lien on any  property  or asset of such  Person,  the  amount of any such
            Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such
            Obligation;

                                      -11-

                        (8) all Interest Swap  Obligations  and all  Obligations
            under Currency Agreements of such Person; and

                        (9) all Disqualified Capital Stock issued by such Person
            with the amount of  Indebtedness  represented  by such  Disqualified
            Capital  Stock  being  equal  to the  greater  of its  voluntary  or involuntary  liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

            Notwithstanding  the foregoing,  Indebtedness  shall not include any
Qualified  Capital Stock.  For purposes  hereof,  the "MAXIMUM FIXED  REPURCHASE
PRICE" of any Disqualified  Capital Stock which does not have a fixed repurchase price shall be  calculated  in  accordance  with the terms of such  Disqualified
Capital Stock as if such  Disqualified  Capital Stock were purchased on any date on which  Indebtedness  shall  be  required  to be  determined  pursuant  to the
Indenture,  and if such price is based  upon,  or  measured  by, the Fair Market
Value of such  Disqualified  Capital  Stock,  such Fair  Market  Value  shall be determined  reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            "INDENTURE"  means this Indenture,  as amended or supplemented  from time to time in accordance with the terms hereof.

            "INITIAL PREMISES" has the meaning set forth in SECTION 4.18.

            "INITIAL PURCHASER" means Jefferies & Company, Inc.

            "INSTITUTIONAL  ACCREDITED INVESTOR" means an institution that is an
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7)
under the Securities Act.

            "INTERCREDITOR   AGREEMENT"  means  any   Intercreditor   Agreement,
substantially in the form attached hereto as EXHIBIT E, among the administrative agent and/or  lenders under any Credit  Agreement,  the Trustee,  the Collateral
Agent, the Company and the Guarantors.

            "INTEREST  PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

            "INTEREST  SWAP  OBLIGATIONS"  means the  obligations  of any Person pursuant  to any  arrangement  with  any  other  Person,  whereby,  directly  or indirectly,  such  Person is  entitled  to  receive  from time to time  periodic payments calculated by applying either a floating or a fixed rate of interest on a stated  notional  amount in exchange for periodic  payments made by such other
Person calculated by applying a fixed or a floating rate of interest on the same notional  amount and shall  include,  without  limitation,  interest rate swaps, caps, floors, collars and similar agreements.

            "ISSUE DATE" means July 26, 2004,  the date of original  issuance of the Notes.

            "LAST  REPORTED BID PRICE" of the Common Stock on any date means the closing bid price per share on that date as reported in  composite  transactions for the principal  United  States  national or regional  securities  exchange on which the  Common  Stock is traded  or, if the  Common  Stock is not listed on a
United  States  national or  regional  securities  exchange,  as reported by the
Nasdaq  National  Market or Nasdaq Small Cap Market.  If the Common Stock is not
listed for trading on a United States national or regional  securities  exchange and not reported by the Nasdaq National Market or Nasdaq Small Cap Market on the
relevant  date,  the "Last Reported Bid Price" will be the last quoted bid price for the Common  Stock in the  over-the-counter  market on the  relevant  date as reported by the National  Quotation  Bureau  Incorporated  or any similar United
States system of automated  dissemination of quotation of securities  prices. If

                                      -12-

the Common  Stock is not so quoted,  the "Last  Reported  Bid Price" will be the average of the  mid-point  of the last bid and asked prices for the Common Stock on the  relevant  date  from  each  of at  least  three  independent  nationally recognized  investment  banking firms  selected by the Company for this purpose.
"Last  Reported  Bid  Price"  of any other  security  shall  have a  correlative meaning.

            "LEGAL HOLIDAY" has the meaning set forth in SECTION 13.07.

            "LIEN" means any lien,  mortgage,  deed of trust,  pledge,  security interest,  charge or encumbrance of any kind (including any conditional  sale or other  title  retention  agreement,  any  lease in the  nature  thereof  and any agreement to give any security interest).

            "LIQUIDATED  DAMAGES" has the meaning  specified in the Registration
Rights Agreement.

            "MATURITY DATE" means July 31, 2014.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MORTGAGES"  means the  mortgages,  deeds of trust,  deeds to secure debt  or  other  similar  documents  delivered  by  the  Company  or  any of the
Guarantors  pursuant to the terms of the Indenture which create, in favor of the
Trustee or Collateral Agent, Liens on any fee interest in real property owned by the Company or any of the Guarantors, as the case may be, as collateral security for the payment  obligations of the Company under the Indenture and the Notes or of such Guarantor under its Guarantee, as the case may be.

            "NET CASH  PROCEEDS"  means,  with respect to any  Applicable  Asset
Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred  payment  obligations  when  received in the form of cash or
Cash  Equivalents   (other  than  the  portion  of  any  such  deferred  payment constituting  interest)  received by the Company or any of its Subsidiaries from such Applicable Asset Sale net of:

                        (1) reasonable  out-of-pocket expenses and fees relating
            to such Applicable Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

                        (2) all taxes and other costs and expenses actually paid
            or estimated by the Company (in good faith) to be payable in cash in connection with such Applicable Asset Sale;

                        (3)  repayment  of  Indebtedness  that is secured by the
            property  or assets that are the  subject of such  Applicable  Asset
            Sale and is required to be repaid in connection with such Applicable
            Asset Sale; and

                        (4) appropriate amounts to be provided by the Company or
            any Subsidiary, as the case may be, as a reserve, in accordance with
            GAAP, against any liabilities  associated with such Applicable Asset
            Sale and retained by the Company or any Subsidiary,  as the case may be, after such Applicable Asset Sale, including, without limitation, pension and other post-employment  benefit liabilities,  liabilities
            related  to   environmental   matters  and  liabilities   under  any
            indemnification  obligations  associated with such Applicable  Asset
            Sale;

PROVIDED,  HOWEVER, that if, after the payment of all taxes with respect to such
Applicable Asset Sale, the amount of estimated taxes, if any, pursuant to CLAUSE

                                      -13-

(2) above  exceeded  the tax  amount  actually  paid in cash in  respect of such
Applicable  Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

            "NET PROCEEDS OFFER" has the meaning set forth in SECTION 4.15.

            "NET  PROCEEDS  OFFER  AMOUNT"  has the meaning set forth in SECTION
4.15.

            "NET  PROCEEDS  OFFER  PAYMENT  DATE" has the  meaning  set forth in
SECTION 4.15.

            "NET  PROCEEDS  OFFER  TRIGGER  DATE" has the  meaning  set forth in
SECTION 4.15.

            "NON-U.S.  PERSON"  means  a  Person  who is not a U.S.  person,  as defined in Regulation S under the Securities Act.

            "NOTES" has the meaning set forth in the preamble to this  Indenture and means the Notes issued on the Issue Date and any Additional Notes treated as a single class of securities,  as amended or  supplemented  from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "OBLIGATIONS"   means  all  obligations   for  principal,   premium,
interest, Liquidated Damages, penalties, fees, indemnifications, reimbursements, damages and other  liabilities  payable  under the  documentation  governing any
Indebtedness.

            "OFFERING CIRCULAR" means the offering circular of the Company dated
July 16, 2004 with respect to the offer and sale of the Notes on the Issue Date.

            "OFFICER"  means the Chief  Executive  Officer,  the President,  the
Chief Financial Officer or any Vice President of the Company.

            "OFFICERS'  CERTIFICATE"  means,  with  respect  to  any  Person,  a certificate signed by two Officers of such Person, at least one of whom shall be the principal  financial officer of such Person and otherwise complying with the requirements  of  SECTIONS  13.04 and 13.05,  as they relate to the making of an
Officers' Certificate.

            "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably  acceptable to the Trustee, complying with the  requirements  of SECTIONS 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

            "OPTIONAL PUT DATE" has the meaning set forth in SECTION 3.07(a).

            "PAYING AGENT" has the meaning set forth in SECTION 2.03.

            "PERMITTED  HOLDERS"  means  Robert A. Berman,  Scott A.  Kaniewski,
Thomas W. Aro,  Morad Tahbaz,  Joseph E.  Bernstein  and Ralph J.  Bernstein and
their respective Affiliates.

            "PERMITTED  INDEBTEDNESS" means,  without  duplication,  each of the following:

            (1)  Indebtedness  under the  Notes  issued  in the  Offering  in an aggregate  outstanding  principal  amount not to exceed  $65.0  million  and the related Guarantees;

            (2)  Indebtedness  incurred  pursuant to the Credit  Agreement in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

                                      -14-

            (3)  other   Indebtedness  of  the  Company  and  its   Subsidiaries
outstanding on the Issue Date;

            (4) Interest Swap  Obligations  of the Company or any  Subsidiary of
the Company  covering  Indebtedness  of the Company or any of its  Subsidiaries;
provided,  however, that such Interest Swap Obligations are entered into for the purpose  of  fixing or  hedging  interest  rates  with  respect  to any fixed or variable rate  Indebtedness that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the  principal  amount of  Indebtedness  to which such  Interest Swap
Obligation relates;

            (5)  Indebtedness  under Currency  Agreements;  provided that in the case  of  Currency  Agreements  which  relate  to  Indebtedness,  such  Currency
Agreements do not increase the  Indebtedness of the Company and its Subsidiaries
outstanding  other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (6)  intercompany  Indebtedness of the Company or a Guarantor for so
long as such  Indebtedness is held by the Company or a Guarantor;  provided that if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed  the  incurrence  of  Indebtedness  not  constituting  Permitted
Indebtedness under this CLAUSE (6) by the issuer of such Indebtedness;

            (7)  Indebtedness  arising  from  the  honoring  by a bank or  other financial  institution  of a check,  draft or similar  instrument  inadvertently
(except in the case of daylight  overdrafts) drawn against insufficient funds in the ordinary course of business;  provided,  however,  that such Indebtedness is extinguished within three (3) Business Days of incurrence;

            (8)   Indebtedness  of  the  Company  or  any  of  its  Subsidiaries
represented  by  letters  of  credit  for the  account  of the  Company  or such
Subsidiary,  as the case  may be,  in order to  provide  security  for  workers'
compensation  claims,  payment  obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (9) obligations in respect of performance,  bid and surety bonds and completion  guarantees  provided  by the Company or of its  Subsidiaries  in the ordinary course of business;

            (10) Refinancing Indebtedness;

            (11)  Indebtedness  represented  by  guarantees  by the Company or a
Subsidiary  of  the  Company  of  Indebtedness  incurred  by  the  Company  or a
Subsidiary of the Company so long as the incurrence of such  Indebtedness by the
Company  or any such  Subsidiary  is  otherwise  permitted  by the  terms of the
Indenture;

            (12)  Indebtedness  arising  from  agreements  of the  Company  or a
Subsidiary of the Company providing for indemnification,  adjustment of purchase price or similar  obligations,  in each case,  incurred in  connection  with the disposition  of any business,  assets or  Subsidiary of the Company,  other than guarantees of Indebtedness  incurred by any Person  acquiring all or any portion of such  business,  assets or  Subsidiary  for the  purpose  of  financing  such acquisition;  provided  that the maximum  aggregate  liability in respect of all such  Indebtedness  shall at no time exceed the gross proceeds actually received by the  Company  and the  Subsidiary  of the  Company  in  connection  with such disposition;

                                      -15-

            (13)  Indebtedness of the Company or any of its  Subsidiaries to the
extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes,  in each case,  in accordance  with the Indenture;

            (14)  additional  unsecured  Indebtedness  of the  Company  and  its
Subsidiaries in an aggregate  principal amount not to exceed $2.5 million at any time outstanding; and

            (15) from and after the occurrence of the Trigger Event,  additional
Indebtedness,  whether secured or unsecured, of the Company and its Subsidiaries in an  aggregate  principal  amount  not to exceed  $150.0  million  at any time outstanding.

            For purposes of  determining  compliance  with SECTION 4.11, (a) the outstanding  principal amount of any item of Indebtedness  shall be counted only once and (b) in the event that an item of  Indebtedness  meets the  criteria  of more than one of the categories of Permitted  Indebtedness  described in CLAUSES
(1)  through  (15)  above  or  is  entitled  to  be  incurred  pursuant  to  the
Consolidated  Fixed Charge  Coverage  Ratio  provisions  of such  covenant,  the
Company shall, in its sole discretion,  classify (or later reclassify) such item of  Indebtedness  in any manner that  complies  with this  covenant.  Accrual of interest,  accretion or amortization of original issue discount,  the payment of interest on any  Indebtedness  in the form of additional  Indebtedness  with the same terms,  and the payment of dividends on  Disqualified  Capital Stock in the form of additional  shares of the same class of Disqualified  Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified
Capital Stock for purposes of SECTION 4.11.

            "PERMITTED LIENS" means the following types of Liens:

            (1) Liens for taxes,  assessments or governmental  charges or claims either  (a) not  delinquent  or (b)  contested  in  good  faith  by  appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (2)   statutory   Liens  of   landlords   and  Liens  of   carriers,
warehousemen,  mechanics,  suppliers,  materialmen,  repairmen  and other  Liens imposed by law or pursuant to  customary  reservations  or  retentions  of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (3)  Liens  incurred  or  deposits  made in the  ordinary  course of business in connection with workers'  compensation,  unemployment  insurance and other types of social  security,  including any Lien securing  letters of credit issued in the  ordinary  course of  business  consistent  with past  practice in connection  therewith,  or to  secure  the  performance  of  tenders,  statutory obligations,  surety and  appeal  bonds,  bids,  leases,  government  contracts, performance and return-of-money  bonds and other similar obligations  (exclusive of obligations for the payment of borrowed money);

            (4) any judgment Lien not giving rise to an Event of Default;

            (5) easements,  rights-of-way, zoning restrictions and other similar charges or  encumbrances  in respect of real  property  not  interfering  in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (6)  Liens  upon  specific  items of  inventory  or other  goods and proceeds of any Person securing such Person's obligations in respect of bankers'
acceptances  issued or created for the account of such Person to facilitate  the purchase, shipment or storage of such inventory or other goods;

                                      -16-

            (7)  Liens  securing  reimbursement   obligations  with  respect  to
commercial  letters  of credit  which  encumber  documents  and  other  property relating to such letters of credit and products and proceeds thereof;

            (8) Liens encumbering  deposits made to secure  obligations  arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

            (9) Liens  securing  Interest Swap  Obligations  which Interest Swap
Obligations  relate  to  Indebtedness  that is  otherwise  permitted  under  the
Indenture;

            (10) Liens securing  Indebtedness under Currency Agreements that are permitted under the Indenture;

            (11) Liens  securing  Acquired  Indebtedness  incurred in accordance with SECTION 4.11, PROVIDED THAT:

                        (a) such Liens secured such Acquired Indebtedness at the
            time of and prior to the incurrence of such Acquired Indebtedness by the Company or a  Subsidiary  of the Company and were not granted in connection  with,  or in  anticipation  of, the  incurrence  of such
            Acquired Indebtedness by the Company or a Subsidiary of the Company;
            and

                        (b) such Liens do not extend to or cover any property or
            assets of the Company or of any of its  Subsidiaries  other than the property or assets that secured the Acquired  Indebtedness  prior to the time  such  Indebtedness  became  Acquired  Indebtedness  of the
            Company or a Subsidiary of the Company and are no more  favorable to the lienholders than those securing the Acquired  Indebtedness prior to the incurrence of such Acquired  Indebtedness by the Company or a
            Subsidiary of the Company;

            (12) Liens  existing as of the Issue Date and securing  Indebtedness permitted  to be  outstanding  under  CLAUSE (3) of the  definition  of the term
"Permitted  Indebtedness"  to the  extent  and in the  manner  such Liens are in effect on the Issue Date;

            (13) Liens  securing  the Notes and all other  monetary  obligations under the Indenture and the Guarantees;

            (14) Liens securing  Indebtedness  under the Credit Agreement to the extent such  Indebtedness is permitted under CLAUSE (2) of the definition of the term "Permitted Indebtedness;" and

            (15) Liens securing  Refinancing  Indebtedness  which is incurred to
Refinance  any  Indebtedness  which has been  secured by a Lien  permitted to be incurred  under  SECTION  4.17 and which has been  incurred in  accordance  with
SECTION 4.11; PROVIDED,  HOWEVER,  that such Liens: (i) are no less favorable to the Holders and are not more favorable to the  lienholders  with respect to such
Liens than the Liens in respect of the Indebtedness  being Refinanced;  and (ii)
do not extend to or cover any  property  or assets of the  Company or any of its
Subsidiaries not securing the Indebtedness so Refinanced.

            "PERSON"  means an  individual,  partnership,  corporation,  limited liability company,  unincorporated  organization,  trust or joint venture,  or a governmental agency or political subdivision thereof.

            "PHYSICAL NOTES" has the meaning set forth in SECTION 2.14.

                                      -17-

            "PLEDGE AGREEMENT" means the Pledge Agreement, dated the Issue Date, made by the Company  and the  Guarantors  in favor of the Trustee or  Collateral
Agent,  as  amended or  supplemented  from time to time in  accordance  with its terms.

            "PREFERRED  STOCK" of any  Person  means any  Capital  Stock of such
Person that has  preferential  rights to any other  Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "PREMISES" has the meaning set forth in SECTION 4.18.

            "PRINCIPAL"  of any  Indebtedness  (including  the Notes)  means the principal  amount  of such  Indebtedness  plus  the  premium,  if  any,  on such
Indebtedness.

            "PRIVATE  PLACEMENT  LEGEND" means the legend initially set forth on the Notes in the form set forth in EXHIBIT B-2.

            "PRO FORMA" means,  with respect to any calculation made or required to be made  pursuant  to the  terms of this  Indenture,  a  calculation  made in accordance  with  Article 11 of  Regulation  S-X under the  Securities  Act,  as determined  by the Board of  Directors of the Company in  consultation  with its independent public accountants.

            "PURCHASE NOTICE" has the meaning set forth in SECTION 3.07(a).

            "PURCHASE PRICE" has the meaning set forth in SECTION 3.07(a).

            "QIB"  means a  "qualified  institutional  buyer" as defined in Rule
144A.

            "QUALIFIED  CAPITAL  STOCK"  means  any  Capital  Stock  that is not
Disqualified Capital Stock.

            "QUALIFYING  CHANGE OF CONTROL" has the meaning set forth in SECTION
4.14.

            "RACING  AUTHORITY"  means any  agency,  authority,  board,  bureau, commission,  department,  office or  instrumentality of any nature whatsoever of the  United  States  Federal  government,  any  foreign  government,  any state, province or city or other  political  subdivision  or otherwise,  whether now or hereafter in existence, or any officer or official thereof,  including,  without limitation,  the New York State Racing and Wagering  Board, or any other agency, in each case,  with  authority  to regulate  any racing  operation  (or proposed
racing   operation)   owned,   managed  or  operated  by  the  Company  and  its
Subsidiaries.

            "RACING  LAWS" means the Racing,  Pari-mutuel  Wagering and Breeding
Law of 1983, as amended, and any other statute,  law, ordinance or standard,  or any judgment, decree, rule, regulation or order, applicable to racing operations of the Company and its  Subsidiaries,  including those  governing  operations at live horse racing and off-track betting facilities.

            "RECORD DATE" means any of the Record Dates  specified in the Notes, whether or not a Legal Holiday.

            "REDEMPTION  DATE"  means,  when used with respect to any Note to be redeemed,  the date fixed for redemption of such Note pursuant to this Indenture and the Notes.

                                      -18-

            "REDEMPTION  PRICE" means,  when used with respect to any Note to be redeemed,  the price fixed for  redemption  pursuant to this  Indenture  and the
Notes.

            "REFINANCE"  means, in respect of any security or  Indebtedness,  to refinance,  extend, renew, refund, repay, prepay,  redeem, defease or retire, or to issue a security  or  Indebtedness  in  exchange  or  replacement  for,  such security or Indebtedness  in whole or in part.  "REFINANCED"  and  "REFINANCING"
shall have correlative meanings.

            "REFINANCING  INDEBTEDNESS"  means any Refinancing by the Company or any  Subsidiary  of the  Company of  Indebtedness  incurred in  accordance  with
SECTION  4.11  or  CLAUSES  (1),  (3) or  (10) of the  definition  of  Permitted
Indebtedness, in each case that does not:

            (1) have an aggregate  principal amount (or, if such Indebtedness is issued with original issue discount,  an aggregate  offering price) greater than the  sum of (x)  the  aggregate  principal  amount  of  the  Indebtedness  being
Refinanced (or, if such  Indebtedness  being  Refinanced is issued with original issue  discount,  the aggregate  accreted value) as of the date of such proposed
Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid  interest  relating to the  Refinancing of such  Indebtedness being Refinanced;

            (2)  create  Indebtedness  with:  (a) a  Weighted  Average  Life  to
Maturity  that is less  than  the  Weighted  Average  Life  to  Maturity  of the
Indebtedness  being  Refinanced;  or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced or;

            (3) affect the security,  if any, for such Refinancing  Indebtedness
(except  to the  extent  that  less  security  is  granted  to  holders  of such
Refinancing Indebtedness).

            If such  Indebtedness  being  Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing  Indebtedness shall be subordinate by its terms to the Notes at least to the same  extent and in the same manner as the Indebtedness being Refinanced.

            "REGISTRAR" has the meaning set forth in SECTION 2.03.

            "REGISTRATION   RIGHTS  AGREEMENT"  means  the  Registration  Rights
Agreement,  dated as of the Issue Date, between the Company,  the Guarantors and the Initial Purchaser,  as the same may be amended or modified from time to time in accordance with the terms thereof, and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto,  as such agreement(s) may be amended or modified from time to time in accordance  with the terms thereof,  relating to rights given by the Company to the  purchasers of Additional  Notes to register such  Additional
Notes under the Securities Act.

            "REPLACEMENT ASSETS" has the meaning set forth in SECTION 4.15(3).

            "REQUIRED   CONSENTS"  means  all  consents,   approvals,   filings,
registrations  and notices  required  to be  obtained  or made under  applicable racing and gaming laws.

            "RESET  CONVERSION  RATE"  means the  greater  of (i) the  effective
Conversion Rate as of August,  1 2005  (calculated  without giving effect to the provisions  of SECTION  12.05(m)) and (ii) the  Conversion  Rate that would have been in effect on August 1, 2005 assuming that (A) the initial  Conversion  Rate as of the  Issue  Date had been  equal to the  lesser  of (a)  79.617  and (b) a quotient,  (1) the numerator of which is equal to $1,000 and (2) the denominator of which is equal to the product of (x) the average  Last  Reported Bid Price of

                                      -19-

Common Stock for the ten (10)  consecutive  Trading Days prior to July 31, 2005,
TIMES (y) one hundred fifteen percent (115%) and (B) the initial Conversion Rate calculated  in  accordance  with CLAUSE (A) had been  subject to  adjustment  in accordance with ARTICLE TWELVE in respect of any and all events  occurring since the Issue Date that would have required an adjustment  to such  Conversion  Rate pursuant to the provisions of ARTICLE TWELVE.

            "RESTRICTED  SECURITY" has the meaning assigned to such term in Rule
144(a)(3) under the Securities Act;  PROVIDED THAT the Trustee shall be entitled to request  and  conclusively  rely on an Opinion  of  Counsel  with  respect to whether any Note constitutes a Restricted Security.

            "RULE 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Ratings Group.

            "SECURED  PARTIES"  has  the  meaning  set  forth  in  the  Security
Agreement.

            "SECURITIES  ACT" means the Securities Act of 1933, as amended,  and the rules and regulations of the Commission promulgated thereunder.

            "SECURITY  AGREEMENT" means the Security Agreement,  dated the Issue
Date, made by the Company and the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms

            "SIGNIFICANT  SUBSIDIARY"  with  respect  to any  Person,  means any
Subsidiary  of such  Person  that  satisfies  the  criteria  for a  "significant subsidiary"  set forth in Rule 1-02(w) of  Regulation  S-X under the  Securities
Act.

            "SUBSIDIARY" with respect to any Person, means:

            (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes  entitled to be cast in the  election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more  Subsidiaries  of such Person (or any  combination thereof); or

            (2) any other  Person  of which at least a  majority  of the  voting interest under ordinary  circumstances  is at the time,  directly or indirectly, owned  by  such  Person  or one or more  Subsidiaries  of  such  Person  (or any combination thereof).

            "SURVIVING ENTITY" has the meaning set forth in SECTION 5.01(1)(b).

            "TIA"  means  the  Trust  Indenture  Act of 1939 (15  U.S.C.  ss.ss.
77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in SECTIONS 9.03 and 12.06.

            "TRADING  DAY"  means  a day  during  which  trading  in  securities generally  occurs on the New York Stock Exchange or, if the applicable  security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the  applicable  security is not listed on a national or regional  securities exchange,  on the National Association of Securities Dealers Automated Quotation
System or, if the applicable security is not quoted on the National  Association of Securities Dealers Automated  Quotation System, on the principal other market on which the applicable  security is then traded  (provided that no day on which trading of the  applicable  security  is  suspended  on such  exchange  or other trading market will count as a Trading Day).

                                      -20-

            "TRANSACTION  DATE" has the meaning set forth in the  definition  of the term "Consolidated Fixed Charge Coverage Ratio."

            "TRANSFER  OF THE RACEWAY  LAND" means any direct or indirect  sale, issuance, conveyance,  transfer, lease (other than operating leases entered into in the ordinary course of business),  assignment or other transfer, including by way of dividend or  distribution,  by the Company or any of its  Subsidiaries to any Person  other than the Company or a  Guarantor  of all or any portion of the portion  of Initial  Premises  upon  which the  Monticello  Raceway or any video gaming machines are located.

            "TREASURY  RATE"  means,   with  respect  to  any  Conversion  Date,
Redemption  Date or date of a  Change  of  Control,  the  lesser  of (i) six and one-half percent (6 1/2%) and (ii) the yield to maturity for a three year United
States Treasury security, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated  "H.15(519)" or any successor  publication which is published weekly  by the  Board of  Governors  of the  Federal  Reserve  System  and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury  Constant  Maturities" (if such release (or any successor  release) is not published  during the week  preceding the  calculation  date or does not contain such yields,  any publicly  available source for similar market data.

            "TRIGGER EVENT" means the occurrence of each of:

            (1) publication in the Federal Register of approval by the Secretary of the Interior of a Class III gaming compact for the Cayuga Catskill Resort;

            (2) written approval of the Gaming Facility Management  Agreement on behalf of the chairman of the National Indian Gaming Commission; and

            (3) the 12 acres of land in Monticello,  New York to be used for the development of the Cayuga Catskill Resort having been  transferred to the United
States in trust for the Cayuga  Nation of New York  (such 12 acres of land,  the
"TRUST LAND").

            "TRUST LAND" has the meaning set forth in the definition of "Trigger
Event."

            "TRUST  OFFICER"  means  any  vice  president,  any  assistant  vice president,  any senior  trust  officer or  assistant  trust  officer,  any trust officer,  or any other officer associated with the corporate trust department of the Trustee customarily  performing  functions similar to those performed by any of the above  designated  officers and also means,  with respect to a particular corporate  trust  matter,  any other  officer  to whom such  matter is  referred because  of such  person's  knowledge  of and  familiarity  with the  particular subject.

            "TRUSTEE"  means the party named as such in this  Indenture  until a successor  replaces it in accordance  with the  provisions of this Indenture and thereafter means such successor.

            "U.S. GOVERNMENT  OBLIGATIONS" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the  payment of which the full faith and credit of the United  States of America is pledged.

            "U.S. LEGAL TENDER" means such coin or currency of the United States which,  as at the time of payment,  shall be immediately  available legal tender for the payment of public and private debts.

                                      -21-

            "U.S.  PERSON"  means a Person who is a U.S.  person,  as defined in
Regulation S under the Securities Act.

            "VOTING STOCK" means, with respect to any Person,  securities of any class or classes of Capital Stock of such Person  entitling the holders  thereof
(whether  at all  times or only so long as no senior  class of stock has  voting power by reason of any  contingency)  to vote in the  election of members of the
Board of Directors (or equivalent governing body) of such Person.

            "WEIGHTED  AVERAGE  LIFE TO  MATURITY"  means,  when  applied to any
Indebtedness  at any date, the number of years obtained by dividing (a) the then outstanding  aggregate principal amount of such Indebtedness into (b) the sum of the total of the products  obtained by  multiplying  (i) the amount of each then remaining  installment,  sinking fund, serial maturity or other required payment of principal,  including payment at final maturity,  in respect thereof, by (ii)
the number of years  (calculated to the nearest  one-twelfth)  which will elapse between such date and the making of such payment.

            "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such
Person of which all the  outstanding  Capital  Stock are owned by such Person or any Wholly Owned Subsidiary of such Person.

            SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            Whenever  this  Indenture  refers to a  provision  of the TIA,  such provision is  incorporated  by reference in, and made a part of, this Indenture.
The following TIA terms used in this Indenture have the following meanings:

            "INDENTURE SECURITIES" means the Notes.

            "INDENTURE SECURITY HOLDER" means a Holder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR"  with  respect to the Notes means the Company or any other obligor on the Notes.

            All other TIA terms used in this  Indenture  that are defined by the
TIA,  defined by TIA reference to another  statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an  accounting  term  not  otherwise  defined  has  the  meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

                                      -22-

            (4)  words in the  singular  include  the  plural,  and words in the plural include the singular;

            (5)  "herein,"  "hereof" and other words of similar  import refer to this  Indenture as a whole and not to any particular  Article,  Section or other subdivision;

            (6) all  references  to Sections  or  Articles  refer to Sections or
Articles of this Indenture unless otherwise indicated; and

            (7) unless  otherwise  defined or the  context  otherwise  requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Related Document (as defined in the Security Agreement).

                                  ARTICLE TWO

                                    THE NOTES

            SECTION 2.01. FORM AND DATING.

            The Notes and the Trustee's  certificate of  authentication  thereon shall be  substantially  in the form of  EXHIBIT  A  hereto.  The Notes may have notations,  legends or  endorsements  required by law,  stock  exchange  rule or
Depository rule or usage.  The Company and the Trustee shall approve the form of the Notes and any notation,  legend or endorsement  on them.  Each Note shall be dated the date of its authentication.

            The terms and provisions  contained in the form of the Notes annexed hereto as EXHIBIT A shall  constitute,  and are hereby expressly made, a part of this Indenture and, to the extent  applicable,  the Company,  the Guarantors and the Trustee, by their execution and delivery of this Indenture,  expressly agree to such terms and provisions and to be bound thereby.

            Notes issued in global form ("GLOBAL  NOTES") shall be substantially in the form set forth in  EXHIBIT A  (including  the legend set forth in EXHIBIT
B-1 thereon and the "Schedule of Exchange of Interests in Global Note"  attached thereto) and deposited with the Trustee, as custodian for the Depository.  Notes issued  in  definitive  form  shall be  substantially  in the form set  forth in
EXHIBIT A (but  without  the legend set forth in EXHIBIT B-1 thereon and without the "Schedule of Exchange of Interests in Global Note" attached thereto).

            The aggregate  principal  amount of any Global Note may from time to time be  increased  or  decreased  by  adjustments  made on the  records  of the
Trustee, as custodian for the Depository, as hereinafter provided.

            The  definitive  Notes  shall be  typed,  printed,  lithographed  or engraved or produced by any  combination  of these methods or may be produced in any other manner permitted by the rules of any securities  exchange on which the
Notes may be listed,  all as determined by the Officer  executing such Notes, as evidenced by their execution of such Notes.

            SECTION 2.02.  EXECUTION  AND  AUTHENTICATION;  AGGREGATE  PRINCIPAL
AMOUNT.

            An Officer  (who shall have been duly  authorized  by all  requisite corporate  actions)  shall sign the Notes for the Company by manual or facsimile signature.

                                      -23-

            If an  Officer  whose  signature  is on a Note was an Officer at the time of such  execution  but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note  shall  not be valid  until an  authorized  signatory  of the
Trustee  manually  signs the  certificate  of  authentication  on the Note.  The signature  shall be  conclusive  evidence  that the Note has been  authenticated under this Indenture.

            The Trustee shall  authenticate  (i) Notes for original issue on the
Issue Date in the aggregate  principal amount not to exceed $65,000,000 and (ii)
subject  to  compliance  with  SECTION  4.11,  one or more  series  of Notes for original issue after the Issue Date in an unlimited amount ("ADDITIONAL NOTES"), in each case upon  written  orders of the Company  executed by an Officer of the
Company,  which written orders shall,  in the case of any issuance of Additional
Notes,  certify  that such  issuance is in  compliance  with  SECTION  4.11.  In addition,  each  Officers'  Certificate  shall specify the amount of Notes to be authenticated  and the date on which the Notes are to be authenticated and shall further  specify  the  amount of such  Notes to be  issued  as  Global  Notes or
Physical  Notes.  All Notes issued under this  Indenture  shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent (the "AUTHENTICATING
AGENT")  reasonably  acceptable  to the Company to  authenticate  Notes.  Unless otherwise provided in the appointment,  an Authenticating Agent may authenticate
Notes  whenever  the Trustee  may do so. Each  reference  in this  Indenture  to authentication  by the Trustee includes  authentication  by such  Authenticating
Agent. An Authenticating  Agent has the same rights as an Agent to deal with the
Company and Affiliates of the Company.

            The Notes shall be issuable in fully  registered form only,  without coupons,  in  denominations  of  $1,000 in  principal  amount  and any  integral multiple thereof.

            SECTION 2.03. REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan,  The City of New York,
where (a) Notes may be presented or surrendered for  registration of transfer or for  exchange  ("REGISTRAR"),  (b) Notes may be  presented  or  surrendered  for payment  ("PAYING  AGENT") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their  transfer and exchange.  The Company,  upon prior written notice to the Trustee,  may have one or more co-Registrars and one or more additional Paying Agents reasonably  acceptable to the Trustee. The term
"Paying Agent" includes any additional Paying Agent. Neither the Company nor any
Affiliate of the Company may act as Paying Agent.

            The Company shall enter into an  appropriate  agency  agreement with any Agent not a party to this Indenture,  which agreement shall  incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing,  in advance,  of the name and address of any such Agent and otherwise be reasonably  satisfactory to the Trustee. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

            The Company  initially  appoints  the Trustee as  Registrar,  Paying
Agent and agent for service of demands and notices in connection with the Notes.
The Paying Agent or Registrar may resign upon thirty (30) days'  written  notice to the Company.

                                      -24-

            SECTION 2.04. OBLIGATIONS OF PAYING AGENT.

            The Company  shall  require each Paying Agent other than the Trustee to agree in writing that such Paying  Agent shall hold  separate and apart from, and not commingle with any other  properties,  for the benefit of the Holders or the  Trustee,  all assets held by the Paying  Agent for the payment of principal of, or interest on, the Notes  (whether such assets have been  distributed to it by the  Company or any other  obligor on the  Notes),  and the  Company  and the
Paying  Agent shall  notify the Trustee in writing of any Default by the Company
(or any other obligor on the Notes) in making any such  payment.  The Company at any time may require a Paying Agent to  distribute  all assets held by it to the
Trustee  and account  for any assets  disbursed  and the Trustee may at any time during the continuance of any payment Default,  upon written request to a Paying
Agent,  require  such Paying  Agent to  distribute  all assets held by it to the
Trustee and to account for any assets  distributed.  Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

            SECTION 2.05. HOLDER LISTS.

            The Trustee  shall  preserve  in as current a form as is  reasonably practicable  the most recent list  available to it of the names and addresses of the Holders and shall otherwise  comply with TIA Section 312(a).  If the Trustee is not the  Registrar,  the  Company  shall  furnish or cause the  Registrar  to furnish to the  Trustee  before  each Record Date and at such other times as the
Trustee  may  request  in writing a list as of such date and in such form as the
Trustee may reasonably request of the names and addresses of the Holders,  which list may be conclusively relied upon by the Trustee.

            SECTION 2.06. TRANSFER AND EXCHANGE.

            Subject to the provisions of SECTIONS 2.14 and 2.15,  when Notes are presented  to the  Registrar  or a  co-Registrar  with a request to register the transfer of such Notes or to exchange such Notes for an equal  principal  amount of Notes of other authorized denominations,  the Registrar or co-Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Notes  presented or  surrendered  for  registration  of transfer or exchange shall be duly  endorsed or  accompanied  by a written  instrument of transfer in form  satisfactory  to the  Company  and the  Registrar  or  co-Registrar,  duly executed by the Holder  thereof or his attorney  duly  authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the
Trustee shall authenticate  Notes at the Registrar's or co-Registrar's  request.
No service  charge shall be made for any  registration  of transfer or exchange, but the Company or the Trustee may require  payment of a sum sufficient to cover any transfer tax or similar  governmental charge payable in connection therewith
(other than any such transfer taxes or similar  governmental charge payable upon exchanges or transfers  pursuant to SECTION 2.10,  3.01, 3.06, 3.07, 3.08, 4.13,
4.15 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

            The Registrar or co-Registrar  shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for  redemption  in whole or in part  pursuant  to  ARTICLE  THREE,  except  the unredeemed portion of any Note being redeemed in part.

            Any Holder of a Global  Note  shall,  by  acceptance  of such Global
Note,  agree that  transfers of beneficial  interests in such Global Note may be effected only through the Depository,  in accordance with this Indenture and the
Applicable Procedures.

                                      -25-

            SECTION 2.07. REPLACEMENT NOTES.

            If a mutilated  Note is  surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the  Trustee  that such Note has been  acquired by a  protected  purchaser,  the
Company shall issue and the Trustee  shall  authenticate  a replacement  Note of like  tenor and  principal  amount and  bearing a number  not  contemporaneously outstanding  if the  Trustee's  requirements  are met.  Except  with  respect to mutilated  Notes,  if required by the Trustee or the  Company,  such Holder must provide  an  affidavit  of lost  certificate  and an  indemnity  bond  or  other indemnity,  sufficient  in the judgment of both the Company and the Trustee,  to protect  the  Company,  the Trustee or any Agent from any loss which any of them may suffer if a Note is  replaced.  The  Company  may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and  expenses  of  its  counsel  and of  the  Trustee  and  its  counsel.  Every replacement  Note shall  constitute  an  additional  obligation  of the Company, entitled to the benefits of this Indenture.

            SECTION 2.08. OUTSTANDING NOTES.

            Notes  outstanding  at any time are all the  Notes  that  have  been authenticated by the Trustee except those cancelled by it, those delivered to it for  cancellation  and those described in this SECTION 2.08 as not  outstanding.
Subject  to the  provisions  of  SECTION  2.09,  a Note  does  not  cease  to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note  is  replaced  pursuant  to  SECTION  2.07  (other  than a mutilated Note surrendered for replacement),  it ceases to be outstanding unless the Trustee receives proof  satisfactory to it that the replaced Note is held by a BONA FIDE purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to SECTION 2.07.

            If on a Redemption  Date or the Maturity  Date,  or the Business Day
following  the  Optional Put Date,  the Paying Agent holds U.S.  Legal Tender or
U.S. Government  Obligations sufficient to pay all of the principal and interest due on the Notes  payable on that date and is not  prohibited  from  paying such money to the Holders thereof  pursuant to the terms of this  Indenture,  then on and after that date such Notes  cease to be  outstanding  and  interest  on them ceases to accrue.

            SECTION 2.09. TREASURY NOTES; WHEN NOTES ARE DISREGARDED.

            In determining  whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its  Affiliates  shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected  in relying on any such  direction,  waiver or consent,  only
Notes which a Trust Officer of the Trustee  actually knows are so owned shall be so  considered.  The Company shall notify the Trustee,  in writing (which notice shall constitute actual notice for purposes of the foregoing sentence),  when it or any  of its  Affiliates  repurchases  or  otherwise  acquires  Notes,  of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

            SECTION 2.10. TEMPORARY NOTES.

            Until  definitive  Notes are ready for  delivery,  the  Company  may prepare  and execute and the Trustee  shall  authenticate  temporary  Notes upon receipt  of a  written  order  of  the  Company  in  the  form  of an  Officers'
Certificate.  The  Officers'  Certificate  shall specify the amount of temporary
Notes to be  authenticated  and the date on which the temporary  Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive
Notes  but may  have  variations  that the  Company  considers  appropriate  for

                                      -26-

temporary Notes.  Without  unreasonable delay, the Company shall prepare and the
Trustee  shall  authenticate  upon  receipt  of a written  order of the  Company pursuant to SECTION 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged,  the temporary  Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 2.11. CANCELLATION.

            The Company at any time may deliver Notes  previously  authenticated hereunder  which the Company has acquired in any lawful  manner,  to the Trustee for  cancellation.  The  Registrar  and the Paying  Agent  shall  forward to the
Trustee any Notes  surrendered  to them for transfer,  exchange or payment.  The
Trustee, or at the direction of the Trustee,  the Registrar or the Paying Agent,
and no one else,  shall cancel all Notes  surrendered  for  transfer,  exchange, payment or cancellation.  Subject to SECTION 2.07, the Company may not issue new
Notes  to  replace  Notes  that it has  paid or  delivered  to the  Trustee  for cancellation.  If the Company shall acquire any of the Notes,  such  acquisition
shall  not  operate  as  a  redemption  or  satisfaction  of  the   Indebtedness
represented  by such  Notes  unless  and until the same are  surrendered  to the
Trustee  for  cancellation  pursuant to this  SECTION  2.11.  The Trustee  shall dispose of all cancelled  Notes in accordance  with customary  procedures or, at the written request of the Company, shall return the same to the Company.

            SECTION 2.12. CUSIP NUMBERS.

            A "CUSIP"  number  shall be printed on the  Notes,  and the  Trustee shall use the CUSIP number in notices of  redemption,  purchase or exchange as a convenience  to  Holders;  PROVIDED  THAT  any such  notice  may  state  that no representation  is made as to the  correctness  or accuracy of the CUSIP  number printed in the notice or on the Notes and that  reliance  may be placed  only on the other  identification  numbers  printed  on the  Notes.  The  Company  shall promptly notify the Trustee of any change in the CUSIP number.

            SECTION 2.13. DEPOSIT OF MONEYS.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date and the  Maturity  Date,  the Company  shall  deposit with the Paying Agent U.S.
Legal Tender  sufficient  to make cash  payments,  if any, due on such  Interest
Payment Date or the Maturity Date, as the case may be.

            SECTION 2.14. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

            (a) The Global Notes  initially  shall (i) be registered in the name of the  Depository or the nominee of such  Depository,  (ii) be delivered to the
Trustee as custodian for such  Depository and (iii) bear legends as set forth in
EXHIBIT B-1.

            Members of, or  participants  in, the Depository  ("AGENT  MEMBERS")
shall have no rights under this  Indenture  with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any
Global Note, and the  Depository may be treated by the Company,  the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving  effect  to any  written  certification,  proxy  or  other  authorization furnished by the  Depository or impair,  as between the Depository and its Agent
Members,  the  operation of customary  practices  governing  the exercise of the rights of a Holder of any Note.

                                      -27-

            (b)  Transfers  of the Global Notes shall be limited to transfers in whole,  but not in part, to the Depository,  its successors or their  respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable  Procedures of the Depository and the  provisions of SECTION  2.15.  In addition,  Notes in the form of definitive
Notes in  registered  form in  substantially  the form set forth in  EXHIBITS  A hereto (the "PHYSICAL  NOTES") shall be transferred to all beneficial  owners in exchange  for  their  beneficial  interests  in the  Global  Notes  if  (i)  the
Depository  notifies  the Company  that it is unwilling or unable to continue as
Depository  for the Global Notes and a successor  Depository is not appointed by the Company  within  ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the
Depository to issue Physical Notes.

            (c) Any  beneficial  interest  in one of the  Global  Notes  that is transferred to a person who takes delivery in the form of an interest in another
Global Note shall,  upon  transfer,  cease to be an interest in such Global Note and become a  beneficial  interest in such other  Global Note and,  accordingly, shall  thereafter  be subject to all  transfer  restrictions,  if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

            (d) In connection  with any transfer or exchange of a portion of the beneficial  interest  in the  Global  Note  to  beneficial  owners  pursuant  to
PARAGRAPH  (b), the  Registrar  shall (if one or more  Physical  Notes are to be issued)  reflect  on its  books  and  records  the  date and a  decrease  in the principal  amount of the Global Note in an amount equal to the principal  amount of the beneficial interest in the Global Note to be transferred, and the Company shall  execute,  and the Trustee  shall  authenticate  and deliver,  one or more
Physical Notes of like tenor and aggregate principal amount.

            (e) In  connection  with the  transfer  of an entire  Global Note to beneficial owners pursuant to PARAGRAPH (b), the Global Notes shall be deemed to be surrendered to the Trustee for  cancellation,  and the Company shall execute, and the  Trustee  shall  authenticate  and  deliver,  to each  beneficial  owner identified  by the  Depository  in exchange for its  beneficial  interest in the
Global  Notes,  an  equal  aggregate  principal  amount  of  Physical  Notes  of authorized denominations.

            (f) Any Physical Note constituting a Restricted  Security  delivered in exchange for an interest in the Global Note  pursuant to PARAGRAPH (b) or (c)
shall,  except as otherwise provided by PARAGRAPHS  (a)(i)(x) and (c) of SECTION
2.15, bear the legend regarding transfer restrictions applicable to the Physical
Notes set forth in EXHIBIT A hereto.

            (g) The  Holder of a Global  Note may grant  proxies  and  otherwise authorize  any  Person,  including  Agent  Members  and  Persons  that  may hold interests  through Agent Members,  to take any action which a Holder is entitled to take under this Indenture or the Notes.

            SECTION 2.15. SPECIAL TRANSFER PROVISIONS.

            (a)  TRANSFERS TO NON-QIB  INSTITUTIONAL  ACCREDITED  INVESTORS  AND
NON-U.S.  PERSONS.  The  following  provisions  shall apply with  respect to the registration  of any  proposed  transfer  of a Note  constituting  a  Restricted
Security to any Institutional  Accredited  Investor which is not a QIB or to any
Non-U.S. Person:

            (i)  the  Registrar   shall   register  the  transfer  of  any  Note
      constituting  a  Restricted  Security,  whether or not such Note bears the
      Private Placement Legend, if (x) the requested  transfer is after July 26,
      2006 or (y) (1) in the case of a transfer to an  Institutional  Accredited
      Investor which is not a QIB  (excluding  Non-U.S.  Persons),  the proposed transferee has delivered to the Registrar a certificate  substantially  in the  form of  EXHIBIT  C  hereto  or (2) in the  case of a  transfer  to a

                                      -28-

      Non-U.S.  Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto; and

            (ii)  if the  proposed  transferor  is an  Agent  Member  holding  a beneficial  interest in the Global Note,  upon receipt by the Registrar of
      (x) the  certificate,  if any,  required  by  PARAGRAPH  (i) above and (y)
      instructions  given in accordance  with the Applicable  Procedures and the
      Registrar's procedures,

whereupon (1) the Registrar  shall reflect on its books and records the date and
(if the transfer does not involve a transfer of  outstanding  Physical  Notes) a decrease in the  principal  amount of the Global Note in an amount  equal to the
principal  amount  of  the  beneficial   interest  in  the  Global  Note  to  be
transferred,   and  (2)  the  Company   shall  execute  and  the  Trustee  shall
authenticate  and deliver one or more Physical Notes of like tenor and principal amount.

            (b)  TRANSFERS TO QIBS.  The following  provisions  shall apply with respect to the  registration of any proposed  transfer of a Note  constituting a
Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the  Registrar  shall  register the transfer if such transfer is being made by a proposed  transferor  who has checked the box provided for on the form of Note stating,  or has otherwise advised the Company and the
      Registrar in writing,  that the sale has been made in compliance  with the provisions of Rule 144A to a transferee  who has signed the  certification provided for on the form of Note  stating,  or has  otherwise  advised the
      Company and the Registrar in writing,  that it is purchasing  the Note for its own  account or an account  with  respect to which it  exercises  sole investment discretion and that it and any such account is a QIB within the meaning  of Rule  144A,  and is aware that the sale to it is being made in reliance  on  Rule  144A  and  acknowledges  that  it  has  received  such information  regarding  the Company as it has  requested  pursuant to Rule
      144A or has  determined  not to request  such  information  and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be  transferred  consist of Physical  Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the
      Registrar's  procedures,  the  Registrar  shall  reflect  on its books and records  the date and an increase  in the  principal  amount of the Global
      Note in an amount equal to the principal  amount of the Physical  Notes to be  transferred,  and the  Trustee  shall  cancel  the  Physical  Notes so transferred.

            (c)  PRIVATE  PLACEMENT  LEGEND.  Upon  the  transfer,  exchange  or replacement  of Notes not bearing the Private  Placement  Legend,  the Registrar shall  deliver  Notes that do not bear the Private  Placement  Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar  shall deliver only Notes that bear the Private  Placement  Legend unless (i) the circumstance  contemplated by PARAGRAPH (a)(i)(x) of this SECTION
2.15 exists or (ii) there is  delivered  to the  Registrar an Opinion of Counsel reasonably  satisfactory  to the  Company  and the  Trustee to the  effect  that neither  such legend nor the related  restrictions  on transfer  are required in order to maintain  compliance  with the  provisions of the  Securities  Act. The
Registrar  shall not  register  a  transfer  of any Note  unless  such  transfer complies  with the  restrictions  on  transfer  of such  Note set  forth in this
Indenture.  In connection with any transfer of Notes,  each Holder agrees by its
acceptance   of  the  Notes  to  furnish  the  Registrar  or  the  Company  such certifications,  legal  opinions  or other  information  as  either  of them may reasonably  require to confirm that such  transfer is being made  pursuant to an

                                      -29-

exemption from, or a transaction not subject to, the  registration  requirements of the  Securities  Act;  PROVIDED THAT the  Registrar  shall not be required to determine (but may rely on a determination  made by the Company with respect to)
the sufficiency of any such certifications, legal opinions or other information.

            (d)  GENERAL.  By its  acceptance  of any Note  bearing  the Private
Placement  Legend,  each Holder of such a Note  acknowledges the restrictions on transfer of such Note set forth in this  Indenture and in the Private  Placement
Legend and agrees  that it shall  transfer  such Note only as  provided  in this
Indenture.

            The Registrar shall retain copies of all letters,  notices and other written  communications  received pursuant to SECTION 2.14 or this SECTION 2.15.
The Company shall have the right to inspect and make copies of all such letters, notices or other written  communications  at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

            SECTION 3.01. OPTIONAL REDEMPTION.

            The Company  may, at its  option,  redeem the Notes,  in whole or in part,  at  specified  times  and  under  specified  conditions,  as set forth in
Paragraph 5 of the Notes.  If the  Company  elects to redeem  Notes  pursuant to
Paragraph  5 of the  Notes,  it  shall,  at least  sixty  (60) days  before  the
Redemption  Date,   furnish  to  the  Trustee  and  Paying  Agent  an  Officers'
Certificate  setting forth the Redemption  Date and the principal  amount of the
Notes to be  redeemed  and the clause of this  Indenture  pursuant  to which the redemption shall occur.

            Each Officers'  Certificate  provided for in this SECTION 3.01 shall be  accompanied  by an Opinion of Counsel  stating  that such  redemption  shall comply with the conditions contained herein and in the Notes.

            SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

            If fewer  than  all of the  Notes  are to be  redeemed  pursuant  to
Paragraph 5 of the Notes,  the Trustee shall select the Notes to be redeemed (1)
in  compliance  with  the  requirements  of the  principal  national  securities exchange,  if any,  on which  such Notes are listed or (2) if such Notes are not then listed on a national  securities  exchange,  on a PRO RATA basis or by such method as the Trustee may reasonably determine is fair and appropriate, PROVIDED
THAT no  partial  redemption  will  reduce  the  principal  amount of a Note not redeemed to less than  $1,000.  The Trustee  shall make the  selection  from the
Notes  outstanding  and not previously  called for redemption and shall promptly notify the Company in writing of the Notes selected for  redemption  and, in the case of any Note selected for partial redemption,  the principal amount thereof, to be redeemed.  Notes in denominations of $1,000 may be redeemed only in whole.
The Trustee may select for redemption  portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations  larger than
$1,000.  Provisions of this  Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.03. NOTICE OF REDEMPTION.

            At least thirty (30) days but not more than sixty (60) days before a
Redemption  Date,  the  Company  shall  mail or cause to be  mailed a notice  of redemption by first class mail, postage prepaid,  to each Holder whose Notes are to be redeemed  at its  registered  address,  with a copy to the Trustee and any

                                      -30-

Paying  Agent.  At the  Company's  written  request,  the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Failure to give notice of  redemption,  or any defect  therein to any Holder of any Note selected  for  redemption  shall  not  impair  or  affect  the  validity  of the redemption of any other Note.

            Each notice of  redemption  shall  identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the  Redemption  Price and the  amount of accrued  interest  and
      Liquidated Damages, if any, to be paid;

            (3) the name and  address  of the  Paying  Agent and the  Conversion
      Agent;

            (4) the CUSIP number;

            (5) briefly,  the conversion  rights of the Notes and the Holder may convert  any or all of such  Holder's  Notes  that  have been  called  for redemption at any time prior to the Redemption Date;

            (6) the  subparagraph of the Notes pursuant to which such redemption is being made;

            (7) the  place  where  such  Notes  called  for  redemption  must be surrendered  to the Paying  Agent to  collect  the  Redemption  Price plus accrued interest, if any;

            (8) that,  unless the Company fails to deposit with the Paying Agent funds in  satisfaction  of the applicable  redemption  price,  interest on
      Notes called for  redemption  ceases to accrue on and after the Redemption
      Date in accordance  with SECTION 3.05, and the only remaining right of the
      Holders of such Notes is to receive  payment of the Redemption  Price plus accrued interest,  if any, upon surrender to the Paying Agent of the Notes redeemed;

            (9) if any  Note is  being  redeemed  in part,  the  portion  of the principal  amount  of  such  Note  to be  redeemed  and  that,  after  the
      Redemption  Date,  and upon surrender of such Note, a new Note or Notes in the aggregate  principal  amount equal to the unredeemed  portion  thereof shall be issued; and

            (10) the Conversion Rate;

            (11)  if  fewer  than  all  the  Notes  are  to  be  redeemed,   the
      identification  of  the  particular  Notes  (or  portion  thereof)  to  be redeemed,  as  well as the  aggregate  principal  amount  of  Notes  to be redeemed and the  aggregate  principal  amount of Notes to be  outstanding after such partial redemption.

            If any of the Notes to be redeemed is in the form of a Global  Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

            SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with SECTION 3.03,
Notes or portions thereof called for redemption shall become irrevocably due and payable  on the  Redemption  Date  and  at the  Redemption  Price  plus  accrued

                                      -31-

interest,  if any. Upon surrender to the Trustee or Paying Agent,  such Notes or portions  thereof  called for redemption  shall be paid at the Redemption  Price plus accrued interest and Liquidated Damages thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption
Date,  shall be payable to  Holders  of record at the close of  business  on the relevant Record Dates referred to in the Notes.

            SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

            Not later than 10:00 a.m.  local time in the place of payment on the
Redemption  Date,  the Company  shall  deposit with the Paying Agent U.S.  Legal
Tender sufficient to pay the Redemption Price plus accrued interest,  if any, of all Notes or portions thereof to be redeemed on that date.

            The Paying Agent shall promptly return to the Company any U.S. Legal
Tender so deposited which is not required for that purpose,  except with respect to monies owed as obligations to the Trustee pursuant to ARTICLE SEVEN.

            If the Company complies with the preceding  paragraph,  then, unless the  Company  defaults  in the  payment of such  Redemption  Price plus  accrued interest,  if any, interest on the Notes to be redeemed shall cease to accrue on and  after  the  applicable  Redemption  Date,  whether  or not such  Notes  are presented for payment.

            SECTION 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall  authenticate for the Holder at the expense of the  Company a new Note or Notes  equal in  principal  amount to the  unredeemed portion of the Note surrendered.

            SECTION 3.07. REPURCHASE AT THE OPTION OF THE HOLDER.

            (a) On July 31, 2009 (the  "OPTIONAL  PUT  DATE"),  each Holder will have the right to require that the Company  purchase any of such Holder's  Notes or portions  thereof (in  integral  multiples of $1,000) for which an "Option of
Holder to Elect  Purchase"  form located on the reverse of the Note (a "PURCHASE
NOTICE") has been properly  delivered by the Holder at any time from the opening of business on the date that is twenty  (20)  Business  Days prior to a Optional
Put  Date  until  the  close of  business  on the  Optional  Put  Date,  and not withdrawn,  at a purchase price (the "PURCHASE  PRICE") in cash equal to 100% of the principal  amount  thereof plus accrued and unpaid  interest and  Liquidated
Damages, if any, thereon to the Optional Put Date.

            (b) The Company  shall send a notice (the  "COMPANY  NOTICE") to the
Trustee and the Holders (and to beneficial owners as required by applicable law)
not more than sixty (60)  Business  Days and not less than twenty (20)  Business
Days prior to the Optional Put Date. Each Company Notice shall state:

            (1) the  Purchase  Price and the  amount  of  accrued  interest  and
      Liquidated Damages, if any, to be paid;

            (2) the name and  address  of the  Paying  Agent and the  Conversion
      Agent;

            (3) the CUSIP number;

                                      -32-

            (4) that Notes as to which a  Purchase  Notice has been given may be converted  pursuant  to  ARTICLE  TWELVE  hereof  only  if the  applicable
      Purchase  Notice has been  withdrawn in accordance  with the terms of this
      Indenture;

            (5) that Notes must be  surrendered  to the Paying  Agent to collect payment  of the  Purchase  Price  and  accrued  and  unpaid  interest  and
      Liquidated Damages, if any;

            (6) that the  Purchase  Price for any  Notes as to which a  Purchase
      Notice has been given and not  withdrawn,  together  with any  interest or
      Liquidated  Damages  payable with respect  thereto,  will be paid promptly following the later of the Purchase Date and the time of surrender of such
      Note;

            (7) the procedures  the Holder must follow to exercise  rights under this Section 3.07 and a brief description of those rights;

            (8) briefly, the conversion rights of the Notes;

            (9) the procedures for withdrawing a Purchase Notice; and

            (10) that,  unless the Company  defaults  in making  payment of such
      Purchase  Price and  interest  and  Liquidated  Damages,  if any, on Notes surrendered  for purchase,  interest will cease to accrue on such Notes on and after the Purchase Date.

            At the Company's written request, the Trustee shall give the Company
Notice in the Company's name and at the Company's  expense;  provided,  however, that,  in all cases,  the text of such  Company  Notice shall be prepared by the
Company and the Trustee shall have no liability  whatsoever  with respect to the contents of such notice.

            (a) Not later than 10:00 a.m.  local time in the place of payment on the Business Day following the Optional Put Date, the Company shall deposit with the Paying Agent U.S.  Legal Tender  sufficient  to pay the Purchase  Price plus accrued  interest  and  Liquidated  Damages,  if any,  of all Notes or  portions thereof properly tendered and not withdraw.

            SECTION 3.08. REGULATORY REDEMPTION.

            (a) Notwithstanding  anything to the contrary set forth herein or in the Notes, If any Gaming Authority or Racing Authority requires that a Holder or beneficial  owner of Notes must be licensed,  qualified or found  suitable under any  applicable  Gaming Law or Racing Law and such  Holder or  beneficial  owner fails to apply for a license,  qualification or a finding of suitability  within thirty  (30) days after  being  requested  to do so by the Gaming  Authority  or
Racing  Authority  (or such  lesser  period  that may be required by such Gaming
Authority or Racing  Authority),  or if such Holder or such beneficial  owner is not so licensed,  qualified or found suitable, the Company shall have the right, at its option, (1) to require such Holder or beneficial owner to dispose of such
Holder's or beneficial owner's Notes within 30 days of receipt of notice of such finding by the applicable  Gaming  Authority or Racing Authority or such earlier date as may be ordered by such Gaming  Authority  or Racing  Authority or (2) to redeem the Notes of such Holder or beneficial  owner (possibly  within less than thirty  (30) days  following  the  notice of  redemption,  if so ordered by such
Gaming Authority or Racing  Authority) at a redemption price equal to the lesser of (i) 100% of the  principal  amount  thereof  together with accrued and unpaid interest and Liquidated  Damages, if any, thereon to, the earlier of the date of redemption, the date of the finding of unsuitability by such Gaming Authority or
Racing  Authority,  or such  earlier  date  as may be  required  by such  Gaming
Authority  or Racing  Authority  (which may be less than 30 days  following  the notice  of  redemption,  if so  ordered  by  such  Gaming  Authority  or  Racing

                                      -33-

Authority),  (ii) the  Holder's  cost,  and  (iii)  any  other  amount as may be required by applicable law or by such Gaming Authority or Racing Authority.  The
Company  shall notify the Trustee in writing of any such  redemption  as soon as practicable and the redemption price of each Note to be redeemed.

            (b)  The  Holder  or  beneficial   owner  applying  for  a  license,
qualification  or a finding of  suitability  must pay all costs of the licensure and investigation for such qualification or finding of suitability.  The Company shall not be required to pay or reimburse  any Holder of the Notes or beneficial owner who is required  to apply for such  license,  qualification  or finding of
suitability  for  the  costs  of  the  licensure  and   investigation  for  such
qualification or finding of suitability.  Such expense will be the obligation of such Holder or beneficial owner.

            (c)  Immediately  upon the  imposition  by any Gaming  Authority  or
Racing Authority of a finding that any Holder or beneficial owner dispose of the
Notes, such Holder or beneficial Holder will have no further rights to exercise, directly or indirectly,  through any trustee,  nominee or any other Person,  (i)
any right conferred by the Notes  (including,  without  limitation,  pursuant to
Article  Twelve) or (ii) to  receive  any  interest  or other  distributions  or payments  with  respect to the Note,  except the  redemption  price  referred to above.

                                  ARTICLE FOUR

                                    COVENANTS

            SECTION 4.01. PAYMENT OF NOTES.

            The  Company  shall pay the  principal  of, or  premium,  if any, or interest  on the Notes on the dates and in the manner  provided in the Notes and in this  Indenture.  An  installment  of  principal  of, or premium,  if any, or interest  on the  Notes  shall be  considered  paid on the date it is due if the
Trustee or Paying  Agent (other than the Company or an Affiliate of the Company)
holds on that date U.S.  Legal Tender  designated  for and sufficient to pay the installment in full and is not prohibited  from paying such money to the Holders pursuant to the terms of this Indenture.

            Notwithstanding   anything  to  the   contrary   contained  in  this
Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold  income or other  similar  taxes  imposed by the United  States from principal or interest payments hereunder.

            SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            The  Company  shall  maintain  the office or agency  required  under
SECTION 2.03. The Company shall give prior written notice to the Trustee and the
Holders of the  location,  and any  change in the  location,  of such  office or agency.  If at any time the  Company  shall fail to maintain  any such  required office or agency or shall fail to furnish the Trustee with the address  thereof, such presentations, surrenders, notices and demands may be made or served at the
Corporate  Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            SECTION 4.03. CORPORATE EXISTENCE.

            Except as otherwise  permitted by ARTICLE FIVE, the Company shall do or cause  to be done,  at its own cost and  expense,  all  things  necessary  to preserve  and keep in full  force and  effect its  corporate  existence  and the corporate  existence  of  each  of  its  Subsidiaries  in  accordance  with  the respective  organizational  documents of each such  Subsidiary  and the material rights  (charter  and  statutory)  and  franchises  of the Company and each such
Subsidiary;  PROVIDED,  HOWEVER,  that the  Company  shall  not be  required  to

                                      -34-

preserve,  with respect to itself,  any material  right or franchise  and,  with respect  to any of its  Subsidiaries,  any  such  existence,  material  right or franchise,  if the Board of Directors of the  Company,  shall  determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

            SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

            The  Company  shall  pay  or  discharge  or  cause  to  be  paid  or discharged,  before the same shall become  delinquent,  (i) all material  taxes, assessments  and  governmental  charges  (including  withholding  taxes  and any penalties,  interest and additions to taxes) levied or imposed upon it or any of the Guarantors or its properties or any of the  Guarantors'  properties and (ii)
all material  lawful claims for labor,  materials and supplies  that, if unpaid, might  by law  become  a Lien  upon  its  properties  or any of the  Guarantors'
properties;  PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment,  charge or claim whose amount,  applicability or validity is being or shall be contested in good  faith  by  appropriate  proceedings  properly  instituted  and  diligently conducted for which adequate  reserves,  to the extent required under GAAP, have been taken.

            SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE.

            (a) The Company  shall,  and shall cause each of the  Guarantors to, maintain  its  properties  in good working  order and  condition in all material respects  (subject to ordinary  wear and tear) and make all  necessary  repairs, renewals,  replacements,  additions,  betterments and  improvements  thereto and actively conduct and carry on its business;  PROVIDED,  HOWEVER, that nothing in this  SECTION  4.05 shall  prevent  the  Company or any of the  Guarantors  from discontinuing  the operation and  maintenance  of any of its  properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing  body of the Company or the Guarantor  concerned,  as the case may be, desirable in the conduct of its  businesses  and is not  disadvantageous  in any material respect to the Holders.

            (b) The Company  shall  maintain  insurance  (including  appropriate self-insurance)  against  loss or damage of the kinds  that,  in the good  faith judgment of the Company,  are adequate  and  appropriate  for the conduct of the business of the Company and the Guarantors in a prudent  manner,  with reputable insurers  or  with  the  government  of  the  United  States  or  an  agency  or instrumentality  thereof,  in such amounts,  with such deductibles,  and by such methods as shall be customary,  in the good faith  judgment of the Company,  for companies  similarly  situated in the industry and otherwise in accordance  with the Security Agreement.

            SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

            (a) The Company and each  Guarantor  shall  deliver to the  Trustee, within ninety (90) days after the end of the Company's fiscal year, an Officers'
Certificate  stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the  principal  executive  officer,  principal  financial  officer or  principal accounting  officer) with a view to determining  whether it has kept,  observed, performed  and  fulfilled  its  obligations  under this  Indenture  and  further stating,  as to each such Officer signing such certificate,  that to the best of such Officer's  actual  knowledge the Company during such preceding  fiscal year has  kept,  observed,  performed  and  fulfilled  each and every  condition  and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such  certificate  there is no  Default or Event of
Default that has occurred and is continuing  or, if such signers do know of such
Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with  particularity.  The Officers'  Certificate shall also notify the Trustee  should the Company  elect to change the manner in which it fixes its fiscal year end.

                                      -35-

            (b) (i) If any  Default  or Event of  Default  has  occurred  and is continuing  or (ii) if any Holder  seeks to exercise any remedy  hereunder  with respect to a claimed  Default  under this  Indenture  or the Notes,  the Company shall  deliver to the  Trustee,  at its address set forth in SECTION  13.02,  by registered or certified mail or by facsimile  transmission followed by hard copy by registered or certified mail an Officers' Certificate  specifying such event, notice or other action and the status  thereof  within five (5) Business Days of any such officer becoming aware of such occurrence  (PROVIDED THAT such officers shall provide such  certification  at least annually whether or not they know of any Default or Event of Default).

            SECTION 4.07. COMPLIANCE WITH LAWS.

            The  Company  shall,  and shall cause each of its  Subsidiaries  to, comply with all applicable statutes, rules, regulations, orders and restrictions of  the  United  States,  all  states  and  municipalities  thereof,  and of any governmental department, commission, board, regulatory authority, bureau, agency and  instrumentality  of  the  foregoing,  in  respect  of  the  conduct  of its businesses and the ownership of its properties,  except for such  noncompliances as are not in the aggregate  reasonably likely to have a material adverse effect on the  financial  condition  or results of  operations  of the  Company and its
Subsidiaries,  taken as a whole or the  ability of the  Company  to perform  its obligations hereunder.

            SECTION 4.08. REPORTS TO HOLDERS.

            The  Company  will mail copies of its annual  reports and  quarterly reports mailed to its  stockholders to the Trustee and the Holders of the Notes.
If the Company is not  required to furnish  annual or  quarterly  reports to its stockholders,  the  Company  will,  upon  request,  mail to the Trustee and each
Holder of Notes,  at such  Holder's  address as appearing on the Note  register, audited  annual  financial  statements  prepared  in  accordance  with  GAAP and unaudited condensed quarterly financial  statements.  Such financial  statements shall be accompanied by  management's  discussion and analysis of the results of operations and financial  condition of the Company for the period  reported upon in  substantially  the form  required  under the rules  and  regulations  of the
Commission  currently in effect. The Company will furnish to the Trustee and the
Holders  or  beneficial  holders  of  Notes  or the  Common  Stock  issued  upon conversion of the Notes and prospective  purchasers thereof, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted  securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of the Company.

            Delivery of such reports,  information  and documents to the Trustee is for  informational  purposes only and the Trustee's receipt of such shall not
constitute   constructive  notice  of  any  information   contained  therein  or
determinable  from  information  contained  therein,   including  the  Company's
compliance  with any of its  covenants  hereunder  (as to which the  Trustee  is entitled to conclusively rely exclusively on Officers' Certificates).

            SECTION 4.09. WAIVER OF STAY, EXTENSION OR USURY LAWS.

            The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon,  plead,  or in any manner  whatsoever  claim or take the benefit or  advantage  of, any stay or extension  law or any usury law or other law that would  prohibit or forgive the
Company  and  each of the  Guarantors  from  paying  all or any  portion  of the principal of, premium, if any, or interest on the Notes as contemplated  herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this  Indenture;  and (to the extent that it may lawfully do so) the Company and each of the Guarantors  hereby  expressly waives all  benefit  or  advantage  of any such law,  and  covenants  that it shall not

                                      -36-

hinder,  delay or impede  the  execution  of any  power  herein  granted  to the
Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.10. AUTHORIZATION AND LISTING.

            The Company will at all times reserve and keep  available out of its authorized  and unissued  shares of Common  Stock,  solely for issuance upon the conversion  of the Notes,  that  number of shares of Common  Stock as shall from time to time be issuable upon  conversion of all of the Notes then  outstanding.
The Company  will use its  reasonable  best efforts to have the shares of Common
Stock  issuable upon  conversion of the Notes approved for listing on the Nasdaq
Small Cap Market prior to the date of issuance of the Notes, subject to official notice of issuance of such shares.

            SECTION 4.11. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

            From and after the Issue Date,  the Company  will not,  and will not permit any of its  Subsidiaries  to,  directly  or  indirectly,  create,  incur, assume,  guarantee,  acquire,  become liable,  contingently  or otherwise,  with respect  to, or  otherwise  become  responsible  for  payment of  (collectively,
"INCUR")  any  Indebtedness  (other  than  Permitted  Indebtedness);   PROVIDED,
HOWEVER,  that if no  Default or Event of Default  shall  have  occurred  and be continuing  at the time of or as a  consequence  of the  incurrence  of any such
Indebtedness,  the Company or any Guarantor may incur  Indebtedness  (including, without limitation,  Acquired  Indebtedness) if on the date of the incurrence of such  Indebtedness the  Consolidated  Fixed Charge Coverage Ratio of the Company
will be, after giving effect to the incurrence thereof, greater than 2.0 to 1.0.

            SECTION 4.12. ADDITIONAL SUBSIDIARY GUARANTEES.

            If  the  Company  or any of its  Subsidiaries  acquires  or  creates another  Subsidiary after the Issue Date (other than any Immaterial  Subsidiary)
or any Immaterial Subsidiary shall cease to constitute an Immaterial Subsidiary, then the Company shall cause such newly acquired or created Subsidiary,  or such former Immaterial Subsidiary, to:

                        (1) execute  and  deliver to the Trustee a  supplemental
            indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary  shall  unconditionally  guarantee on a senior unsecured basis all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture;

                        (2) (a) execute and deliver to a Collateral Agent or the
            Trustee such  amendments to the Collateral  Agreements  necessary or advisable in order to grant to such Collateral Agent or the Trustee, as  applicable,  for the benefit of the  Holders,  a first  priority perfected  security  interest  in the  Capital  Stock  of  such  new
            Subsidiary,  subject  to  Permitted  Liens,  which  are owned by the
            Company or such  Subsidiary  and required to be pledged  pursuant to the  Collateral  Agreements,  and (b)  subject  to the  terms of the
            Intercreditor  Agreement,  deliver  to a  Collateral  Agent  or  the
            Trustee any  certificates  representing  such Capital Stock together with undated stock powers or instruments of transfer, as applicable, endorsed in blank;

                        (3) cause such new Subsidiary to take such other actions
            necessary  or  advisable  to grant to such  Collateral  Agent or the
            Trustee,  as  applicable,  for the benefit of the  Holders,  a first priority  perfected  security interest in the Collateral of such new
            Subsidiary  to  the  extent  required  pursuant  to  the  Collateral
            Agreements,  subject to  Permitted  Liens,  including  the filing of
            Uniform  Commercial Code financing  statements in such jurisdictions as may be required by the Security Agreement or by law;

                                      -37-

                        (4) take such  further  action and  execute  and deliver
            such  other  documents  specified  in the  Indenture  to effect  the foregoing; and

                        (5)  deliver to the  Trustee an Opinion of Counsel  that
            such supplemental  indenture and any other documents  required to be delivered have been duly authorized,  executed and delivered by such
            Subsidiary and constitutes a legal,  valid,  binding and enforceable obligations  of such  Subsidiary  and such other Opinions of Counsel regarding the perfection of such Liens in the Collateral as provided for in the Indenture.

Thereafter,  such  Subsidiary  shall  be a  Guarantor  for all  purposes  of the
Indenture.

            SECTION 4.13. LIMITATION ON CHANGE OF CONTROL.

            (a) Upon the  occurrence  of a Change of Control,  the Company shall make an offer to purchase all  outstanding  Notes  pursuant to the  requirements described  in CLAUSE  (b) below (the  "CHANGE  OF CONTROL  OFFER") at a purchase price  in cash  equal to 101% of the  principal  amount  thereof  on the date of purchase  plus  accrued and unpaid  interest  and  Liquidated  Damages,  if any, thereon to the date of purchase.

            (b) Within thirty (30) days following the date upon which the Change of Control  occurred (the "CHANGE OF CONTROL DATE"),  the Company shall send, by registered first class mail, postage prepaid,  an offer to each record Holder as shown on the register of Holders, with a copy to the Trustee,  which offer shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all  instructions  and  materials  necessary  to enable such  Holders to tender Notes pursuant to the Change of Control Offer. Such offer shall state:

                        (1) that  the  Change  of  Control  Offer is being  made
            pursuant to this  SECTION  4.13 and that all Notes  tendered and not withdrawn shall be accepted for payment;

                        (2) the purchase price  (including the amount of accrued
            interest)  and the  purchase  date (which  shall be no earlier  than thirty  (30) days nor later  than sixty (60) days from the date such offer is mailed,  other than as may be required by law) (the "CHANGE
            OF CONTROL PAYMENT DATE");

                        (3) that any Note not tendered  shall continue to accrue
            interest;

                        (4) that,  unless the Company defaults in making payment
            therefor,  any Note  accepted for payment  pursuant to the Change of
            Control  Offer  shall cease to accrue  interest  after the Change of
            Control Payment Date;

                        (5)  that  Holders  electing  to  have a Note  purchased
            pursuant to a Change of Control Offer shall be required to surrender the  Note,  with  the  form  entitled  "Option  of  Holder  to Elect
            Purchase" on the reverse of the Note completed,  to the Paying Agent at the address specified in the offer prior to the close of business on the third  Business  Day prior to the Change of  Control  Payment
            Date;

                        (6) that  Holders  shall be entitled  to withdraw  their
            election  if the  Paying  Agent  receives,  not later  than five (5)
            Business  Days  prior to the  Change  of  Control  Payment  Date,  a facsimile  transmission  or  letter  setting  forth  the name of the
            Holder,  the principal  amount of the Notes the Holder delivered for purchase  and a  statement  that  such  Holder  is  withdrawing  its election to have such Notes purchased;

                                      -38-

                        (7) that Holders whose Notes are purchased  only in part
            shall  be  issued  new  Notes  in a  principal  amount  equal to the unpurchased  portion of the Notes  surrendered;  PROVIDED  THAT each
            Note  purchased  and each new Note  issued  shall be in an  original principal amount of $1,000 or integral multiples thereof; and

                        (8) the  circumstances and relevant facts regarding such
            Change of Control.

            If any of the Notes subject to the Change of Control Offer is in the form of a Global Note,  then the Company  shall modify such notice to the extent necessary  to  comply  with  the  procedures  of the  Depository  applicable  to repurchases.

            On or before the Change of Control  Payment Date,  the Company shall
(i) accept for payment all Notes or portions thereof properly  tendered pursuant to the Change of Control  Offer,  (ii) deposit with the Paying Agent U.S.  Legal
Tender  sufficient to pay the purchase price plus accrued  interest,  if any, of all Notes or  portions  thereof  so  tendered  and (iii)  deliver or cause to be delivered  to the  Trustee  the Notes so  accepted  together  with an  Officers'
Certificate  stating the aggregate principal amount of Notes or portions thereof being  purchased by the Company.  The Paying  Agent shall  promptly  mail to the
Holders of Notes so tendered the  purchase  price for such Notes and the Company shall promptly issue and the Trustee shall  promptly  authenticate  and mail (or cause to be  transferred  by book  entry)  to each  Holder  a new Note  equal in principal amount to any unpurchased  portion of the Notes surrendered;  PROVIDED
THAT each such new Note shall be in a principal  amount of $1,000 or an integral multiple  thereof.  Any Notes not so accepted  shall be  promptly  mailed by the
Company to the Holders  thereof.  For purposes of this SECTION 4.13, the Trustee shall act as the Paying Agent.

            Any amounts  remaining  after the  purchase  of Notes  pursuant to a
Change of Control Offer shall be returned by the Trustee to the Company.

            Notwithstanding  anything to the contrary contained herein,  neither the Board of  Directors  of the Company nor the Trustee may waive the  Company's obligation to offer to purchase the Notes pursuant to this SECTION 4.13.

            The Company shall comply with the  requirements  of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent  such  laws  and  regulations  are  applicable  in  connection  with  the repurchase  of Notes  pursuant to a Change of Control  Offer.  To the extent the provisions of any securities  laws or  regulations  conflict with the provisions under this SECTION 4.13, the Company shall comply with the applicable securities laws and  regulations  and shall not be deemed to have breached its  obligations under this SECTION 4.13 by virtue thereof.

            The Company  shall not be required to make a Change of Control Offer upon a Change of Control if a third party  makes the Change of Control  Offer in the manner,  at the times and otherwise in compliance  with the  requirements of this SECTION 4.13 and  purchases  all Notes  validly  tendered and not withdrawn under such Change of Control Offer.

            SECTION 4.14. CHANGE OF CONTROL MAKE-WHOLE PAYMENT.

            In the event that a Change of Control  shall occur in which at least ninety percent (90%) of the  consideration  received by the Company,  any of the
Company's  Subsidiaries  and/or the holders of the  Company's  Capital  Stock in connection  with  such  Change  of  Control  is in the  form  of  cash  or  cash equivalents  (a "QUALIFYING  CHANGE OF CONTROL"),  any Holder that elects not to tender its Notes in the related Change of Control Offer pursuant to SECTION 4.13

                                      -39-

shall be entitled to receive a payment from the Company,  on the related  Change of Control  Payment  Date,  in an amount  (the  "CHANGE  OF  CONTROL  MAKE-WHOLE
PREMIUM") equal to the Applicable Change of Control Make-Whole Premium Amount.

            In connection with a Qualifying Change of Control Offer, the Company will pay the Change of Control  Make-Whole  Premium in the form of consideration into which the  Common  Stock  were  converted,  exchange  or  acquired  in such
Qualifying Change of Control (provided, that, the Company shall pay cash in lieu of  fractional  interests  in  any  security  or  other  property  delivered  in connection  with such  Qualifying  Change of Control).  If the holders of Common
Stock  receive or have the right to receive more than one form of  consideration in connection with such Qualifying Change of Control,  then, for the purposes of the  foregoing,  the  forms of  consideration  in which the  Change  of  Control
Make-Whole  Premium will be paid will be in proportion  to the relative  values, determined  in accordance  with the next  paragraph,  of the different  forms of consideration  paid to the  holders  of  Common  Stock in  connection  with such
Qualifying Change of Control.

            The value of such  consideration  to be  delivered  in  respect of a
Change of Control Make-Whole Premium will be calculated as follows:

                        (1)  securities  that  are  traded  on a  United  States
            national securities exchange or approved for quotation on the Nasdaq
            National Market or any similar system of automated  dissemination of quotations of securities prices will be valued based on ninety eight percent (98%) of the average Last Reported Bid Price of Common Stock for  the  ten  (10)  Trading  Days up to,  but  not  including,  the repurchase date;

                        (2) other  securities,  assets or  property  (other than
            cash)  will be valued  based on ninety  eight  percent  (98%) of the average  of the fair  market  value of such  securities,  assets  or
            property   (other  than  cash)  as  determined  by  two  independent
            nationally-recognized banks selected by the Trustee (in consultation with the Company); and

                        (3) cash will be valued at one hundred percent (100%).

            SECTION 4.15. LIMITATION ON ASSET SALES.

            From and after the Issue Date until the  occurrence  of the  Trigger
Event,  the Company  will not,  and will not permit any of its  Subsidiaries  to consummate any Transfer of the Raceway Land. From and after the Issue Date until the occurrence of the Trigger  Event,  the Company will not, and will not permit any of its Subsidiaries to, consummate an Applicable Asset Sale unless:

                        (1) the  Company or the  applicable  Subsidiary,  as the
            case may be, receives  consideration  at the time of such Applicable
            Asset  Sale at least  equal to the Fair  Market  Value of the assets sold or otherwise disposed;

                        (2) at least 85% of the  consideration  received  by the
            Company or the Subsidiary,  as the case may be, from such Applicable
            Asset  Sale  is in the  form of  cash  or  Cash  Equivalents  and is received at the time of such  disposition;  PROVIDED that the amount of any liabilities (as shown on the most recent  applicable  balance sheet) of the Company or such  Subsidiary  (other  than  liabilities that are by their terms  subordinated to the Notes) that are assumed by the  transferee of any such assets shall be deemed to be cash for purposes of this  provision so long as the documents  governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

                                      -40-

                        (3) upon consummation of such Applicable Asset Sale, the
            Company shall apply, or cause such Guarantor to apply,  the Net Cash
            Proceeds  relating to such Applicable  Asset Sale within eighty nine
            (89) days of receipt thereof to make an investment in properties and assets that replace the  properties  or assets that were the subject of such Applicable  Asset Sale or in any other properties and assets that will be used,  or  Capital  Stock of a Person  engaged,  in the business of the Company and the  Guarantors as existing on the Issue
            Date  or in  businesses  reasonably  related  thereto  ("REPLACEMENT
            ASSETS").

            Within ninety (90) days after an Applicable Asset Sale (each, a "NET
PROCEEDS OFFER TRIGGER DATE"),  the Net Cash Proceeds from such Applicable Asset
Sale that  shall  have not been  applied on or before  such Net  Proceeds  Offer
Trigger Date as permitted in CLAUSE (3) of the preceding  paragraph (each a "NET
PROCEEDS OFFER  AMOUNT")  shall be applied by the Company or such  Subsidiary to make an offer to  purchase  (the  "NET  PROCEEDS  OFFER")  on a date  (the  "NET
PROCEEDS OFFER PAYMENT DATE") not less than thirty (30) nor more than forty five
(45) days following the  applicable  Net Proceeds  Offer Trigger Date,  from all
Holders,  the maximum  principal  amount of Notes that may be purchased with the
Net  Proceeds  Offer  Amount at a price  equal to 100% of the  principal  amount thereof,  plus accrued and unpaid interest and Liquidated  Damages  thereon,  if any,  to the  date of  purchase;  PROVIDED,  HOWEVER,  that if at any  time  any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection  with any  Applicable  Asset Sale is converted into or sold or  otherwise  disposed of for cash (other than  interest  received with  respect  to any such  non-cash  consideration),  then such  conversion  or disposition  shall be deemed to constitute an Applicable Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash
Proceeds thereof shall be applied in accordance with this covenant.

            The  Company  may defer any Net  Proceeds  Offer  until  there is an aggregate  unutilized  Net  Proceeds  Offer Amount equal to or in excess of $2.5 million  resulting  from one or more  Applicable  Asset  Sales in which case the accumulation  of such amount shall  constitute a Net Proceeds Offer Trigger Date
(at which time, the entire  unutilized  Net Proceeds Offer Amount,  and not just the amount in excess of $2.5 million,  shall be applied as required  pursuant to the immediately preceding  paragraph).  Upon the completion of each Net Proceeds
Offer, the Net Proceeds Offer Amount will be reset at zero.

            In the event of the transfer of  substantially  all (but not all) of the property and assets of the Company and its  Subsidiaries as an entirety to a
Person in a transaction  permitted under SECTION 5.01 which transaction does not constitute  a Change of Control,  the  successor  entity shall be deemed to have sold the  properties  and  assets of the  Company  and its  Subsidiaries  not so transferred for purposes of this covenant,  and shall comply with the provisions of this  covenant  with  respect to such  deemed  sale as if it  constituted  an
Applicable Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its  Subsidiaries  deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

            Each notice of a Net  Proceeds  Offer shall be mailed  first  class, postage  prepaid,  to the  record  Holders as shown on the  register  of Holders within twenty (20) days  following the Net Proceeds  Offer Trigger Date,  with a copy to the  Trustee,  and shall  comply  with the  procedures  set forth in the
Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender  their  Notes in whole or in part in  integral  multiples  of  $1,000  in exchange  for cash.  To the extent  Holders  properly  tender Notes in an amount exceeding  the Net Proceeds  Offer  Amount,  Notes of tendering  Holders will be purchased on a PRO RATA basis (based on amounts tendered).  A Net Proceeds Offer shall  remain  open for a period of twenty  (20)  Business  Days or such  longer period as may be required by law.

            The Company  will comply with the  requirements  of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the

                                      -41-

extent  such  laws  and  regulations  are  applicable  in  connection  with  the repurchase  of Notes  pursuant to a Net Proceeds  Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this SECTION 4.15, the Company shall comply with the applicable  securities laws and regulations  and shall not be deemed to have breached its obligations  under the provisions of this SECTION 4.15 by virtue of such compliance.

            SECTION 4.16. IMPAIRMENT OF SECURITY INTEREST.

            Prior to the occurrence of the Trigger Event:

                        (1) neither the Company nor any of the  Guarantors  will
            take or omit to take any action  which  would  materially  adversely affect or  impair  the Liens in favor of the  Collateral  Agent,  on behalf of itself,  the Trustee and the Holders,  with respect to the
            Collateral;

                        (2) neither the Company nor any of the Guarantors  shall
            grant to any  Person,  or permit  any  Person to retain or  maintain
            (other than the Collateral  Agent),  any interest  whatsoever in the
            Collateral other than Permitted Liens;

                        (3) neither the Company nor any of the  Guarantors  will
            enter into,  or permit to exist,  any  agreement  that  requires the proceeds  received  from any sale of  Collateral  to be  applied  to
            repay,   redeem,   defease  or  otherwise   acquire  or  retire  any
            Indebtedness  of  any  Person,   other  than  as  permitted  by  the
            Indenture, the Notes and the Collateral Agreements;

                        (4) the Company  shall,  and shall cause each  Guarantor
            to, at their sole cost and  expense,  execute  and  deliver all such agreements and  instruments  as the Collateral  Agent or the Trustee shall  reasonably  request to more fully or accurately  describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements; and

                        (5) the Company  shall,  and shall cause each  Guarantor
            to, at their sole cost and expense,  file any such notice filings or other  agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements.

            SECTION 4.17. LIMITATION ON LIENS.

            From and after the Issue Date until the  occurrence  of the  Trigger
Event,  the  Company  will  not,  and  will  not  cause  or  permit  any  of its
Subsidiaries  to,  directly or indirectly,  create,  incur,  assume or permit or suffer to exist any Liens  (other than  Permitted  Liens) of any kind against or upon any of the Collateral whether owned on the Issue Date or acquired after the
Issue Date, or any proceeds  therefrom,  or assign or otherwise convey any right to receive income or profits therefrom.

            SECTION 4.18. REAL ESTATE MORTGAGES AND RECORDINGS.

            The  Company  will,  and will  cause the  Guarantors  to,  use their respective  best  efforts to, on or prior to April 22, 2005,  provided  that the
Trigger Event shall have not yet occurred,  (i) obtain the Required  Consents to grant  Liens in favor of the  Trustee  or one or more  Collateral  Agents by the filing  of a  Mortgage  on (a) the fee  interest  in the  232  acres  of land in
Monticello,  New York owned by the Company or a Guarantor on the Issue Date (the
"INITIAL PREMISES"),  which Mortgage shall be substantially in the form attached hereto  as  EXHIBIT  F and (b) each  other  fee  interest  in any real  property
(together  with  the  Initial  Premises,   individually  and  collectively,  the
"PREMISES")  that is either owned by the Company or any of the  Guarantors as of
April 22, 2005 or acquired  by the Company or any of the  Guarantors  after such date,  (ii)  deliver  to a  Collateral  Agent  or  the  Trustee,  as  mortgagee, fully-executed  counterparts  of Mortgages,  duly executed by the Company or the applicable Guarantor,  together with evidence of the completion (or satisfactory

                                      -42-

arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or desirable,  to create a valid, perfected Lien, subject to
Permitted Liens,  against the Premises  purported to be covered  thereby;  (iii)
will deliver to a Collateral  Agent or the Trustee  mortgagee's  title insurance policies in favor of such  Collateral  Agent or the Trustee,  as applicable,  as mortgagee for the ratable benefit of the Collateral  Agent,  the Trustee and the
Holders in customary form and issued by a nationally  recognized title insurance company  in an amount  equal to 125% of the Fair  Market  Value of the  Premises purported  to be covered by the related  Mortgage,  insuring  that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens,  defects and encumbrances other than  Permitted  Liens,  and such  policies  shall also  include,  to the extent available,  a revolving credit  endorsement and such other  endorsements as such
Collateral Agent or the Trustee,  as applicable,  shall  reasonably  request and shall be accompanied by evidence of the payment in full of all premiums thereon;
and (iv)  deliver to a  Collateral  Agent or the  Trustee,  with  respect to the
Premises,  the most recent survey of the  Premises,  together with either (a) an updated survey  certification  in favor of such Collateral Agent or the Trustee, as applicable,  from the  applicable  surveyor  stating that,  based on a visual inspection of the property and the knowledge of the surveyor,  there has been no change in the facts  depicted in the survey or (b) an affidavit from the Company and the  Guarantors  stating that there has been no change,  other than, in each case, changes that do not materially  adversely affect the use by the Company or
Guarantor,  as applicable,  of the Premises for the Company or such  Guarantor's business as so conducted, or intended to be conducted, at the Premises.

            The Company will use its best efforts to deliver all items  required to be delivered  pursuant to CLAUSES (i), (ii),  (iii),  (iv) and (v) above, (x)
with respect to the Initial Premises, on or prior to April 22, 2005 and (y) with respect to any other  Premises,  on or prior to the later of April 22,  2005 and thirty (30) days after the date of acquisition thereof.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

            SECTION 5.01. MERGER,  CONSOLIDATION AND SALE OF ASSETS. The Company
will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign,  transfer,  lease,  convey or otherwise dispose of all or substantially all of the Company's assets whether as an entirety or substantially as an entirety to any Person unless:

            (1) either:

            (a) the Company shall be the surviving or continuing corporation; or

            (b)  the  Person  (if  other  than  the  Company)   formed  by  such
consolidation  or into which the Company is merged or the Person which  acquires by sale,  assignment,  transfer,  lease,  conveyance  or other  disposition  the properties and assets of the Company (the "SURVIVING ENTITY"):

                        (x)  shall  be  a  corporation   organized  and  validly
            existing under the laws of the United States or any State thereof or the District of Columbia; and

                        (y)  shall   expressly   assume,   (i)  by  supplemental
            indenture  (in  form and  substance  satisfactory  to the  Trustee), executed  and  delivered  to  the  Trustee,  all  of  the  Company's obligations  under the Notes,  the  Indenture  and the  Registration
            Rights  Agreement,  including,  but  not  limited  to,  the  due and punctual  payment of the principal  of, and interest and  Liquidated

                                      -43-

            Damages,  if any, on all of the Notes and the  performance  of every covenant  of  the  Company  under  the  Notes,  the  Indenture,  the
            Collateral Agreements and the Registration Rights Agreement and (ii)
            prior  to  the  occurrence  of  the  Trigger  Event,  by  amendment, supplement or other  instrument (in form and substance  satisfactory to the Trustee or any Collateral  Agent),  executed and delivered to the Trustee,  all  obligations  of the Company under the  Collateral
            Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such  jurisdictions  and take such other actions as may be required by applicable  law to perfect or continue the perfection of the Lien created under the  Collateral  Agreements on the Collateral owned by or transferred to the surviving entity;

            (2)  immediately  after giving  effect to such  transaction  and the assumption  contemplated by CLAUSE (1)(b)(y) above  (including  giving effect to any  Indebtedness  and  Acquired  Indebtedness  incurred  or  anticipated  to be incurred  and  any  Lien  granted  in  connection  with  or in  respect  of such transaction),  no  Default  or  Event  of  Default  shall  have  occurred  or be continuing;

            (3)  immediately  after giving effect to such  transaction  on a pro forma basis and the assumption contemplated by CLAUSE (1)(b)(y) above (including giving  effect  to  any  Indebtedness  and  Acquired  Indebtedness  incurred  or anticipated to be incurred in connection with such transaction),  the Company or such Surviving  Entity,  as the case may be, (a) shall have a  Consolidated  Net
Worth at least equal to the  Consolidated  Net Worth of the Company  immediately prior to such  transaction  and (b)  shall  be able to  incur at least  $1.00 of additional  Indebtedness (other than Permitted  Indebtedness) in compliance with in compliance with SECTION 4.11;

            (4) the Company or the Surviving  Entity,  as the case may be, shall have  delivered  to the  Trustee  an  Officers'  Certificate  and an  Opinion of
Counsel,  each  stating  that  such  consolidation,  merger,  sale,  assignment, transfer,  lease,  conveyance  or  other  disposition  and,  if  a  supplemental indenture is required in connection  with such  transaction,  such  supplemental indenture  comply with the  applicable  provisions of the Indenture and that all conditions  precedent in the Indenture  relating to such  transaction  have been satisfied; and

            (5) the Company or the Surviving  Entity,  as the case may be, shall have  delivered  to the  Trustee an  Opinion  of Counsel to the effect  that the holders will not recognize income, gain, or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same  amounts,  in the same  manner  and at the same time as would have been the case if such transaction had not occurred.

            For purposes of the foregoing,  the transfer (by lease,  assignment, sale or otherwise,  in a single transaction or series of transactions) of all or substantially  all of the  properties  or assets of one or more of the Company's
Subsidiaries  of the  Company  the  Capital  Stock of which  constitutes  all or substantially  all of the properties and assets of the Company,  shall be deemed to be the transfer of all or  substantially  all of the properties and assets of the Company.

            SECTION   5.02.   SUCCESSOR   CORPORATION   SUBSTITUTED.   Upon  any
consolidation, combination or merger or any transfer of all or substantially all of the assets of the  Company in  accordance  with the  foregoing,  in which the
Company is not the continuing  corporation,  the successor Person formed by such consolidation  or into which the Company is merged or to which such  conveyance, lease or transfer  is made shall  succeed to, and be  substituted  for,  and may exercise  every right and power of, the  Company  under this  Indenture  and the
Notes with the same effect as if such  surviving  entity had been named as such.
Upon such substitution,  the Company and any Guarantors that remain Subsidiaries of the Company shall be released from this Indenture and the Notes.

                                      -44-

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

            SECTION 6.01. EVENTS OF DEFAULT.

            Each of the following is an "EVENT OF DEFAULT":

            (1) the Company or any Guarantor  fails to pay the premium,  if any, interest and Liquidated  Damages, if any, on any Notes or any other amount
      (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of thirty (30) days;

            (2) the Company or any  Guarantor  fails to pay the principal on any
      Notes,  when such  principal  becomes due and payable,  at maturity,  upon redemption  or  otherwise  (including  the  failure  to make a payment  to purchase  Notes  tendered on the Optional Put Date or pursuant to a Change of Control Offer or a Net Proceeds Offer);

            (3) a default  occurs in the  observance or performance of any other covenant or agreement  contained in this Indenture (other than the payment of the  principal  of, or  premium,  if any,  or  interest  or  Liquidated
      Damages,  if any, on any Note) or any Collateral  Agreement  which default continues  for a period of thirty  (30) days  after the  Company  receives written notice  specifying the default (and demanding that such default be remedied)  from  the  Trustee  or  the  Holders  of at  least  25%  of the outstanding principal amount of the Notes (except in the case of a default with respect to SECTION  5.01,  which will  constitute an Event of Default
      with  such  notice   requirement   but  without   such   passage  of  time
      requirement);

            (4) the  Company  or any of its  Subsidiaries  fails to pay at final stated  maturity  (giving effect to any  applicable  grace periods and any extensions  thereof)  the  principal  amount  of any  Indebtedness  of the
      Company  or any of its  Subsidiaries,  or the  acceleration  of the  final stated  maturity  of any  such  Indebtedness  (which  acceleration  is not rescinded,  annulled or otherwise  cured within  twenty (20) days from the
      date  of  acceleration)   if  the  aggregate   principal  amount  of  such
      Indebtedness,  together  with  the  principal  amount  of any  other  such
      Indebtedness  in default for failure to pay principal at final maturity or which has been  accelerated (in each case with respect to which the 20-day period described above has elapsed),  aggregates $5 million or more at any time;

            (5) one or more  judgments  in an  aggregate  amount in excess of $5 million  (which are not  covered by a reputable  and  solvent  third party insurer as to which such insurer has not disclaimed  coverage)  shall have been  rendered  against  the Company or any of its  Subsidiaries  and such judgments  remain  undischarged,  unpaid or unstayed for a period of sixty
      (60)  days  after   such   judgment   or   judgments   become   final  and
      non-appealable;

            (6) the  Company  or any  Significant  Subsidiary  (A)  commences  a voluntary  case or proceeding  under any  Bankruptcy  Code with respect to itself,  (B)  consents  to the  entry of a  judgment,  decree or order for relief  against  it  in  an  involuntary  case  or  proceeding  under  any
      Bankruptcy  Code, (C) consents to the  appointment of a Custodian of it or for  substantially  all of its property,  (D) consents to or acquiesces in the  institution of a bankruptcy or an insolvency  proceeding  against it,
      (E) makes a general  assignment for the benefit of its  creditors;  or (F)
      takes any corporate action to authorize or effect any of the foregoing;

                                      -45-

            (7) a court of competent  jurisdiction enters a judgment,  decree or order for relief in respect of the Company or any  Significant  Subsidiary in an  involuntary  case or proceeding  under any Bankruptcy  Code,  which shall (A) approve as  properly  filed a petition  seeking  reorganization, arrangement,  adjustment or  composition  in respect of the Company or any
      Significant  Subsidiary,  (B)  appoint a  Custodian  of the Company or any
      Significant  Subsidiary  or for  substantially  all of its property or (C)
      order the  winding-up or  liquidation  of its affairs;  and such judgment, decree or order shall remain  unstayed and in effect for a period of sixty
      (60) consecutive days;

            (8) prior to the  occurrence of the Trigger  Event,  any  Collateral
      Agreement  at any time for any reason  shall cease to be in full force and effect,  or shall cease to grant the Collateral  Agent the Liens,  rights, powers and  privileges  purported to be created  thereby,  superior to and prior to the  rights  of all  third  Persons  other  than the  holders  of
      Permitted  Liens  and  subject  to no  other  Liens  except  as  expressly permitted by the applicable Collateral Agreement, or any of the Collateral
      Agreements is declared null and void;

            (9) the Company or any of the  Guarantors,  directly or  indirectly, contest in any  manner  the  effectiveness,  validity,  binding  nature or enforceability of any Collateral Agreement;

            (10) any Guarantee of a Guarantor  that is a Significant  Subsidiary ceases to be in full force and effect or any Guarantee of a Guarantor that is  a  Significant  Subsidiary  is  declared  to  be  null  and  void  and unenforceable  or any  Guarantee  of a  Guarantor  that  is a  Significant
      Subsidiary is found to be invalid or any  Guarantor  that is a Significant
      Subsidiary  denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms hereof); or

            (11) the failure by the Company to deliver  Common  Shares,  cash or other  property  upon  conversion  of the  Notes  as  required  under  the
      Indenture and such failure continues for a period of 10 days.

            SECTION 6.02. ACCELERATION.

            (a) If an Event of Default (other than an Event of Default specified in SECTIONS 6.01(6) or (7) above with respect to the Company) shall occur and be continuing  and has not been waived,  the Trustee or the Holders of at least 25%
in  principal  amount of  outstanding  Notes may  declare the  principal  of and premium,  if any,  accrued interest and Liquidated  Damages,  if any, on all the
Notes, to be due and payable by notice in writing to the Company and the Trustee specifying  the  respective  Event  of  Default  and  that  it is a  "notice  of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable.

            (b) If an Event of  Default  specified  in  SECTIONS  6.01(6) or (7)
above with  respect to the  Company  occurs and is  continuing,  then all unpaid principal  of,  and  premium,  if any,  and  accrued  and  unpaid  interest  and
Liquidated Damages, if any, on all of the outstanding Notes, shall automatically become and be immediately  due and payable  without any declaration or other act on the part of the Trustee or any Holder.

            (c) At any time after a declaration of acceleration  with respect to the Notes as described  in SECTION  6.02(a) or (b), the Holders of a majority in principal  amount of the Notes may rescind and cancel such  declaration  and its consequences:  (1) if the  rescission  would not  conflict  with any judgment or decree;  (2) if all existing  Events of Default have been cured or waived except nonpayment of principal,  premium,  if any, interest or Liquidated  Damages,  if

                                      -46-

any, that has become due solely because of the  acceleration;  (3) to the extent the payment of such  interest is lawful,  interest  on overdue  installments  of interest and overdue principal and premium,  if any, and Liquidated  Damages, if any,  which has become due otherwise than by such  declaration of  acceleration, has  been  paid;  (4) if  the  Company  has  paid  the  Trustee  its  reasonable compensation  and  reimbursed  the Trustee for its expenses,  disbursements  and advances;  and (5) in the event of the cure or waiver of an Event of  Default of the type  described  in SECTION  6.01(8),  the  Trustee  shall have  received an
Officers'  Certificate  and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent  Default or impair any right consequent thereto.

            SECTION 6.03. OTHER REMEDIES.

            If an Event of Default  occurs and is  continuing,  the  Trustee may pursue any  available  remedy by  proceeding  at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes,  this  Indenture,  any Collateral
Agreement or any Guarantee.

            The Trustee or the Collateral  Agent may maintain a proceeding  even if it does not  possess  any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the  Trustee,  the  Collateral  Agent or any
Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or  acquiescence in the
Event of Default.  No remedy is exclusive  of any other  remedy.  All  available remedies are cumulative to the extent permitted by law.

            SECTION 6.04. WAIVER OF PAST DEFAULTS.

            Subject to SECTIONS  2.09,  6.07 and 9.02, The Holders of a majority in  principal  amount of the Notes may waive any  existing  Default  or Event of
Default,  and its  consequences,  except  (other  than as  provided  in  SECTION
6.02(c))  a default in the  payment  of the  principal  of or  premium,  if any, interest or Liquidated Damages, if any, on any Notes or in respect of a covenant or provision  which under this Indenture  cannot be modified or amended  without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, it is cured and ceases.

            SECTION 6.05. CONTROL BY MAJORITY.

            Subject to SECTION  2.09,  the  Holders of a majority  in  principal amount  of the  outstanding  Notes may  direct  the  time,  method  and place of conducting any proceeding for any remedy  available to the Trustee or exercising any trust or power conferred on the Trustee, including,  without limitation, any remedies  provided  for in SECTION  6.03.  Subject to SECTION  7.01 and 7.02(D),
however,  the Trustee may refuse to follow any request,  order or direction that the Trustee reasonably  believes conflicts with any law or this Indenture,  that the  Trustee  determines  may be unduly  prejudicial  to the  rights of  another
Holder, or that may involve the Trustee in personal liability; PROVIDED THAT the
Trustee may take any other  action  deemed  proper by the  Trustee  which is not inconsistent with such request, order or direction.

            SECTION 6.06. LIMITATION ON SUITS.

            A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee  written  notice of a continuing
      Event of Default;

                                      -47-

            (2) subject to SECTION  2.09,  Holders of at least 25% in  principal amount of the  outstanding  Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

            (3)  such  Holders  offer  to  the  Trustee  security  or  indemnity reasonably  satisfactory  to the Trustee  against any loss,  liability  or expense  to  be  incurred  in  compliance  with  such  request,  order  or direction;

            (4) the Trustee  does not comply with the request  within sixty (60)
      days after receipt of the request and the offer of indemnity; and

            (5) during  such sixty (60) day period the  Holders of a majority in principal  amount  of the  outstanding  Notes do not give  the  Trustee  a direction which, in the opinion of the Trustee,  is inconsistent  with the request.

            The foregoing  limitations shall not apply to a suit instituted by a
Holder for the enforcement of the payment of principal of,  premium,  if any, or interest  on such  Note on or after the  respective  due dates set forth in such
Note (including upon acceleration  thereof) or the institution of any proceeding with  respect to this  Indenture  or any  remedy  hereunder,  including  without limitation  acceleration,  by the Holders of a majority in  principal  amount of outstanding Notes;  PROVIDED THAT upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

            A Holder  may not use this  Indenture  to  prejudice  the  rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture,  the right of any Holder to receive payment of principal of, premium,  if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective  dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. COLLECTION SUIT BY TRUSTEE OR COLLATERAL AGENT.

            If an Event of Default in payment of principal of, premium,  if any, or interest or Liquidated  Damages,  if any, specified in SECTION 6.01(1) or (2)
occurs and is  continuing,  the  Trustee  and the  Collateral  Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee,  as trustee of an express trust or (y) in the case of the  Collateral  Agent,  as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued  interest and Liquidated  Damages,  if any,  remaining  unpaid, together with interest on overdue  principal  and, to the extent that payment of such  interest is lawful,  interest on overdue  installments  of interest at the rate set forth in SECTION 4.01 and such further amount as shall be sufficient to
cover  the  costs  and  expenses  of   collection,   including  the   reasonable
compensation,   expenses,   disbursements  and  advances  of  the  Trustee,  the
Collateral Agent and their  respective  agents and counsel and any other amounts due the Trustee under the Collateral Agreements and SECTION 7.07.

                                      -48-

            SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The  Trustee is  authorized  to file such  proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable  compensation,  expenses, taxes,  disbursements  and advances of the Trustee,  its agents and counsel) and the Holders allowed in any judicial  proceedings  relating to the Company or any other obligor upon the Notes, any of their respective  creditors or any of their respective  property and shall be entitled and  empowered to collect and receive any monies or other  property  payable or  deliverable on any such claims and to distribute  the same,  and any  Custodian in any such  judicial  proceedings  is hereby  authorized  by each Holder to make such  payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the  Holders,  to pay to the Trustee any amount due to it for the  reasonable compensation,  expenses,  taxes,  disbursements and advances of the Trustee, its
agents  and  counsel,   and  any  other   amounts  due  the  Trustee  under  the
Intercreditor  Agreement,  the  Collateral  Agreements  and  SECTION  7.07.  The
Company's  payment  obligations  under  this  SECTION  6.9 shall be  secured  in accordance with the provisions of SECTION 7.07.  Nothing herein  contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization,  arrangement,  adjustment or composition  affecting  the Notes or the  rights of any  Holder  thereof,  or to authorize  the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10. PRIORITIES.

            If the  Trustee  or the  Collateral  Agent  collects  any  money  or property  pursuant to this  ARTICLE  SIX, it shall,  subject to the terms of the
Intercreditor Agreement, pay out the money in the following order:

            First: to the Trustee,  the Collateral  Agent,  the Paying Agent and
the  Registrar  for amounts due under  SECTION  7.07  (including  payment of all compensation  expense,  all  liabilities  incurred and all advances  made by the
Trustee and the costs and expenses of collection);

            Second:  if the  Holders  are forced to proceed  against the Company directly without the Trustee, to Holders for their collection costs;

            Third:  to  Holders  for  amounts  due and  unpaid  on the Notes for principal,  premium,  if any, interest and Liquidated  Damages, if any, ratably, without  preference  or priority of any kind,  according  to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;
and

            Fourth:  to the Company or any other obligor on the Notes,  as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this SECTION 6.10.

            SECTION 6.11. UNDERTAKING FOR COSTS.

            All  parties  to  this  Indenture  agree,  and  each  Holder  by its acceptance of its Note shall be deemed to have agreed,  that in any suit for the enforcement  of any right or remedy under this  Indenture or in any suit against the  Trustee for any action  taken or omitted by it as  Trustee,  a court in its discretion  may  require  the  filing  by any party  litigant  in the suit of an undertaking  to pay the costs of the suit,  and the court in its  discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant  in the suit,  having  due  regard to the  merits and good faith of the

                                      -49-

claims or defenses made by the party litigant.  This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07, or a suit by a Holder or Holders of more than 10% in principal  amount of the  outstanding
Notes.

            SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES.

            If the  Trustee or any  Holder has  instituted  any  proceedings  to enforce any right or remedy under this  Indenture and such  proceeding  has been discontinued or abandoned for any reason,  or has been  determined  adversely to the  Trustee or to such  Holder,  then and in every  such  case,  subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored  severally and respectively to their former positions  hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

                                 ARTICLE SEVEN

                                     TRUSTEE

            SECTION 7.01. DUTIES OF TRUSTEE.

            The duties and  responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

            (a) If an Event of  Default  has  occurred  and is  continuing,  the
Trustee shall exercise such rights and powers vested in it by this Indenture and use the same  degree  of care and  skill in its  exercise  thereof  as a prudent person  would  exercise  or use under the  circumstances  in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the  duties of the  Trustee  shall be  determined  solely by the express  provisions  of this  Indenture  and the Trustee need perform only those  duties  as are  specifically  set forth in this  Indenture  and the
      Collateral  Agreements and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

            (2) in the  absence  of bad  faith  on its  part,  the  Trustee  may conclusively  rely, as to the truth of the statements and the  correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and  conforming to the  requirements  of this Indenture and the  Collateral  Agreements;  PROVIDED,  HOWEVER,  in  case  of  any  such certificates or opinions  furnished to the Trustee which by the provisions hereof are  furnished  to the  Trustee,  the  Trustee  shall  examine  the certificates and opinions to determine  whether or not they conform to the requirements of this Indenture and the Collateral Agreements.

            (c) Notwithstanding  anything to the contrary herein contained,  the
Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this  paragraph  does not limit the effect of  PARAGRAPH  (b) of this SECTION 7.01;

            (2) the Trustee  shall not be liable for any error of judgment  made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                                      -50-

            (3) the Trustee  shall not be liable  with  respect to any action it takes or  omits  to take in good  faith  in  accordance  with a  direction received by it pursuant to SECTION 6.06.

            (d) No  provision  of this  Indenture  shall  require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no  obligation  to exercise  of any of its rights or powers  under this
Indenture,  the  Intercreditor  Agreement or the  Collateral  Agreements  at the
request of any Holders  unless  such Holder has offered to the Trustee  security and indemnity  satisfactory to the Trustee against such risk or liability is not reasonably assured to it.

            (e) Whether or not therein expressly so provided, every provision of this  Indenture  that in any way relates to the Trustee is subject to PARAGRAPHS
(a), (b), (c) and (d) of this SECTION 7.01.

            (f) The  Trustee  shall not be liable for  interest  on any money or assets  received  by it except as the  Trustee  may  agree in  writing  with the
Company.  Money and assets held in trust by the Trustee  need not be  segregated from other funds or assets held by the Trustee except to the extent  required by law.

            (g) The  Trustee  shall not be liable for the failure to perform its duties and  obligations  hereunder to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.

            SECTION 7.02. RIGHTS OF TRUSTEE.

            Subject to SECTION 7.01:

            (a) The Trustee may  conclusively  rely and shall be fully protected in acting or refraining from acting upon any resolution,  certificate, statement instrument,  opinion,  report, request direction,  consent, order, bond, note or other paper or document  believed by it to be genuine and to have been signed or presented by the proper  Person.  The Trustee need not  investigate  any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting,  it may consult with counsel and may require an Officers'  Certificate or an Opinion of Counsel, or both,  which shall conform to SECTIONS 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in  reliance on such  Officers'  Certificate  or Opinion of Counsel.  The written  advice of the
Trustee's  counsel  or any  Opinion  of  Counsel  shall  be  full  and  complete authorization  and  protection  from  liability in respect of any action  taken, suffered  or  omitted by the  Trustee  hereunder  in good faith and in  reliance thereon.

            (c) The Trustee  shall not be bound to make any  investigation  into
the  facts  or  matters  stated  in  any  resolution,   certificate,  statement,
instrument,   opinion,  notice,  request,   direction,   consent,  order,  bond,
debenture,  or other paper or document, but the Trustee, in its discretion,  may make such further inquiry or investigation  into such facts or matters as it may see fit and, if the Trustee  shall  determine  to make such  further  inquiry or investigation,  it shall be entitled,  upon reasonable notice to the Company, to examine the books,  records and premises of the Company,  personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's  accountants and attorneys.  Except as expressly  stated
herein to the contrary, in no event shall the Trustee have any responsibility to ascertain  whether  there  has  been  compliance  with any of the  covenants  or provisions of ARTICLES FOUR or FIVE.

            (d) The Trustee  shall be under no obligation to exercise any of the rights  or  powers  vested  in it by this  Indenture  at the  request,  order or direction of any of the Holders  pursuant to the  provisions  of this  Indenture

                                      -51-

unless such  Holders  shall have  offered to the Trustee  security or  indemnity
reasonably   satisfactory  to  the  Trustee  against  the  costs,  expenses  and liabilities  which may be incurred by it in compliance with such request,  order or direction.

            (e) The Trustee  shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (f) Unless otherwise  specifically  provided in this Indenture,  any demand,  request,  direction or notice from the Company  shall be  sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be  sufficient if evidenced by a copy of such  resolution  certified by an
Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

            (g) The Trustee may execute any of the trusts or powers hereunder or perform  any  duties  hereunder  either  directly  or by or  through  agents  or attorneys and shall not be responsible for any willful  misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (h) The Trustee shall not be liable for any action  taken,  suffered or omitted to be taken by it in good faith and  reasonably  believed by it to be authorized or within the discretion,  rights or powers conferred upon it by this
Indenture.

            (i) The  Trustee  shall not be deemed to have  notice or be  charged with  knowledge of any Default or Event of Default unless the Trustee shall have received from the Company,  any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in SECTION 13.02 hereof, and such notice references the Notes and this Indenture.

            (j) The rights,  privileges,  protections,  immunities  and benefits
given  to  the  Trustee,   including,   without  limitation,  its  right  to  be
indemnified,  are extended to, and shall be enforceable  by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (k) The Trustee may request  that the Company  deliver an  Officers'
Certificate  setting  forth the names of  individuals  and/or titles of officers authorized at such time to take specified  actions  pursuant to this  Indenture, which Officers'  Certificate may be signed by any persons  authorized to sign an
Officers'  Certificate,  including any person  specified as so authorized in any such certificate previously delivered and not superseded.

            (l) The  permissive  right of the  Trustee to take any action  under this Indenture or any Collateral  Agreements shall not be construed as a duty to so act.

            SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its  individual or any other  capacity may become the owner  or  pledgee  of Notes  and may  otherwise  deal  with  the  Company,  any
Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not  Trustee.  Any Agent may do the same with like rights.
However,  the Trustee must comply with SECTIONS 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

                                      -52-

            SECTION 7.04. TRUSTEE'S DISCLAIMER.

            The Trustee makes no representation as to the validity,  adequacy or sufficiency of this Indenture,  the Notes,  the  Intercreditor  Agreement or the
Collateral Agreements,  and it shall not be accountable for the Company's use of the proceeds from the Notes,  and it shall not be responsible  for any statement of the Company in this Indenture,  the Notes, the Intercreditor  Agreement,  the
Collateral  Agreements or any other documents in connection with the issuance of the Notes other than the Trustee's certificate of authentication, which shall be
taken  as  the   statements  of  the  Company,   and  the  Trustee   assumes  no
responsibility for their correctness.

            Beyond the exercise of  reasonable  care in the custody  thereof and the  fulfillment  of its  obligations  under this  Indenture and the  Collateral
Documents, the Trustee shall have no duty as to any Collateral in its possession or control or in the  possession or control of any agent or bailee or any income thereon  or as to  preservation  of rights  against  prior  parties or any other rights  pertaining  thereto.  The  Trustee  shall be  deemed  to have  exercised reasonable  care in the  custody  of the  Collateral  in its  possession  if the
Collateral is accorded  treatment  substantially  equal to that which it accords its own property.

            The  Trustee  makes  no  representations  as to  and  shall  not  be responsible for the existence,  genuineness,  value, sufficiency or condition of any of the Collateral or as to the security  afforded or intended to be afforded thereby, hereby or by any Collateral Document, or for the validity,  perfection, priority  or  enforceability  of the Liens or security  interests  in any of the
Collateral  created  or  intended  to  be  created  by  any  of  the  Collateral
Agreements,  whether  impaired by operation of law or by reason of any action or omission  to act on its part  hereunder,  except to the  extent  such  action or omission  constitutes gross negligence or willful  misconduct on the part of the
Trustee,  for the validity or  sufficiency  of the  Collateral,  any  Collateral
Agreements  or any  agreement or  assignment  contained in any thereof,  for the validity of the title of the Company or any  Guarantor  to the  Collateral,  for
insuring the  Collateral or for the payment of taxes,  charges,  assessments  or
Liens upon the Collateral or otherwise as to the  maintenance of the Collateral.
The Trustee shall have no duty to ascertain or inquire as to the  performance or observance  of any of the  terms  of  this  Indenture  or any  other  Collateral
Agreement  by the Company or any other  Person that is a party  thereto or bound thereby.

            SECTION 7.05. NOTICE OF DEFAULT.

            If a Default or an Event of Default  occurs and is continuing and if a Trust  Officer has actual  knowledge or has received  written  notice from the
Company or any Holder, the Trustee shall mail to each Holder, with a copy to the
Company,  notice of the  Default or Event of  Default  within  thirty  (30) days thereof.  Except in the case of a Default  or an Event of  Default in payment of principal  of,  premium,  if  any,  or  interest  on,  any  Note,  including  an accelerated  payment  and the  failure to make  payment on the Change of Control
Payment Date pursuant to a Change of Control Offer and,  except in the case of a failure to comply with ARTICLE FIVE,  the Trustee may withhold the notice if and so long as its  Board of  Directors,  the  executive  committee  of its Board of
Directors or a committee of its  directors  and/or Trust  Officers in good faith determines that withholding the notice is in the interest of the Holders.

            SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

            Within sixty (60) days after each August 1, beginning with August 1,
2004, the Trustee shall,  to the extent that any of the events  described in TIA
Section 313(a) occurred  within the previous  twelve months,  but not otherwise, mail to each Holder a brief report dated as of such date that  complies with TIA
Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

                                      -53-

            A copy of each report at the time of its mailing to Holders shall be mailed to the  Company  and filed by the Company  with the  Commission  and each stock exchange or market, if any, on which the Notes are listed or quoted.

            The Company  shall  promptly  notify the Trustee if the Notes become listed or quoted on any stock  exchange or market and the Trustee  shall  comply with TIA Section 313(d).

            SECTION 7.07. COMPENSATION AND INDEMNITY.

            The Company  shall pay to the Trustee,  the  Collateral  Agent,  the
Paying Agent and the Registrar (each an  "INDEMNIFIED  PARTY") from time to time compensation for their respective services as Trustee,  Collateral Agent, Paying
Agent or Registrar, as the parties shall agree in writing from time to time. The
Trustee's  compensation  shall not be  limited by any law on  compensation  of a trustee of an express trust. The Company shall reimburse each Indemnified  Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection  with the  performance of its duties under,  as the case may be, this
Indenture,  the  Collateral  Agreements  or the  Intercreditor  Agreement.  Such
expenses  shall  include  the  reasonable  fees  and  expenses  of  each of such
Indemnified Party's agents and counsel.

            The Company and the Guarantors  hereby  indemnify  each  Indemnified
Party and its agents,  employees,  stockholders  and directors and officers for, and  holds  each of them  harmless  against,  any and  all  loss,  cost,  claim, liability or expense  (including  taxes) incurred by any of them except for such actions to the extent caused by any gross  negligence  or willful  misconduct on the part of such  Indemnified  Party,  arising out of or in connection with this
Indenture,  the Collateral  Agreements or the  Intercreditor  Agreement,  or the
administration  of this trust,  including the  reasonable  costs and expenses of enforcing this Indenture  against the Company  (including this SECTION 7.07) and defending  themselves  against any claim or  liability  in  connection  with the exercise or  performance of any of their rights,  powers or duties  hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Company  promptly of any claim asserted  against an Indemnified
Party for which such Indemnified  Party has advised the Trustee that it may seek
indemnity  hereunder  or  under  the  Collateral   Agreements  or  Intercreditor
Agreement. Failure by the Trustee to so notify the Company shall not relieve the
Company  of  its  obligations   hereunder.   At  the  Indemnified  Party's  sole
discretion,  the Company shall defend the claim and the Indemnified  Party shall cooperate and may participate in the defense;  PROVIDED THAT any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively,  the
Indemnified  Party may at its option have  separate  counsel of its own choosing and the Company  shall pay the  reasonable  fees and  expenses of such  counsel;
PROVIDED THAT the Company shall not be required to pay such fees and expenses if it assumes the Indemnified  Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement  made  without  its  written  consent,  which  consent  shall  not be unreasonably withheld.

            To secure the Company's  payment  obligations  in this SECTION 7.07, each  Indemnified  Party shall have a lien prior to the Notes on all  Collateral held or collected by the Trustee,  in its capacity as Trustee,  except assets or money held in trust to pay  principal of or interest on  particular  Notes which have been called for redemption.

            When an Indemnified  Party incurs expenses or renders services after an  Event  of  Default  specified  in  SECTION  6.01(6)  occurs,  such  expenses
(including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute  expenses of  administration  under any Bankruptcy Code.

                                      -54-

            The obligations of the Company under this SECTION 7.07 shall survive the satisfaction and discharge of this Indenture,  termination of the Collateral
Agreements or the  Intercreditor  Agreement or the resignation or removal of the
Trustee.

            The  Trustee  shall  comply  with  the  provisions  of  TIA  Section
312(b)(2) to the extent applicable.

            SECTION 7.08. REPLACEMENT OF TRUSTEE.

            The Trustee may resign by so notifying  the Company.  The Holders of at least  seventy five (75%) percent of the  aggregate  principal  amount of the outstanding  Notes may remove the  Trustee by so  notifying  the Company and the
Trustee in writing and may appoint a successor Trustee.  The Company, by a Board
Resolution, may remove the Trustee if:

            (1) the Trustee fails to comply with SECTION 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public  officer  takes charge of the Trustee or its property; or

            (4) the Trustee  becomes  incapable  of acting  with  respect to the
      Notes.

            If the Trustee  resigns or is removed or if a vacancy  exists in the office of Trustee  for any  reason,  the  Company  shall  notify  each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the  successor  Trustee  takes  office,  the Holders of a majority in aggregate  principal  amount of the  outstanding  Notes may  appoint a successor
Trustee to replace the successor Trustee appointed by the Company.

            A  successor  Trustee  shall  deliver  a written  acceptance  of its appointment  to the  retiring  Trustee  and to the  Company  and  thereupon  the resignation or removal of the retiring  Trustee shall become  effective and such successor  Trustee,  without any further act, deed or  conveyance,  shall become vested with all rights,  powers,  trusts, duties and obligations of the retiring
Trustee and shall duly assign,  transfer and deliver to such  successor  Trustee all property and money held by such Trustee so ceasing to act hereunder  subject nevertheless to its lien, if any,  provided for in SECTION 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company  and upon  payment of the  charges of the  Trustee  then  unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights,  powers  and trusts of the  retiring  Trustee,  and shall  duly  assign, transfer  and deliver to such  successor  Trustee all property and money held by such retiring Trustee  hereunder.  Upon request of any such successor Trustee or the  Holders of a majority  in  aggregate  principal  amount of the  outstanding
Notes,  the Company  shall  execute any and all  instruments  for more fully and certainly  vesting in and confirming to such successor  Trustee all such rights, powers and trusts.  Immediately  after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in SECTION 7.07,  the  resignation  or removal of the retiring  Trustee shall become  effective,  and the  successor  Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

            If a successor  Trustee does not take office within thirty (30) days after the retiring  Trustee resigns or is removed,  the retiring Trustee (at the
Company's  expense),  the  Company or the  Holders of at least 10% in  principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                                      -55-

            If the Trustee  fails to comply with  SECTION  7.10,  any Holder who satisfies  the  requirements  of TIA Section  310(b) may  petition  any court of competent  jurisdiction  for the removal of the Trustee and the appointment of a successor Trustee.

            The Company shall give notice of any  resignation and any removal of the  Trustee  and each  appointment  of a  successor  Trustee to all  Holders in writing.  Each notice shall  include the name of the  successor  Trustee and the address of its Corporate Trust Office.

            Notwithstanding  any  resignation  or  replacement  of  the  Trustee pursuant to this SECTION  7.08,  the  Company's  obligations  under SECTION 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the  Trustee  consolidates  with,  merges or  converts  into,  or transfers all or  substantially  all of its corporate trust business to, another
Person,  the resulting,  surviving or transferee  Person without any further act shall, if such resulting,  surviving or transferee Person is otherwise  eligible hereunder, be the successor Trustee;  PROVIDED,  HOWEVER, that such Person shall be otherwise qualified and eligible under this ARTICLE SEVEN.

            In case any Notes have been authenticated, but not delivered, by the
Trustee then in office, any successor by merger,  conversion or consolidation to such authenticating  Trustee may adopt such authentication and deliver the Notes so  authenticated  with the same effect as if such successor  Trustee had itself authenticated such Notes.

            SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

            (a) This  Indenture  shall always have a Trustee who  satisfies  the requirements  of TIA Sections  310(a)(1),  (2), (3) and (5). The Trustee (or, in
the case of a corporation included in a bank holding company system, the related bank  holding  company)  shall have a combined  capital  and surplus of at least
$50,000,000  as  set  forth  in its  most  recent  published  annual  report  of condition.  In  addition,  if the  Trustee is a  corporation  included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2).  The Trustee shall comply with TIA Section 310(b); PROVIDED,  HOWEVER, that there shall be excluded from the operation of TIA Section  310(b)(1)  any indenture or indentures  under which other  securities,  or certificates of interest or  participation in other securities,  of the  Company  are  outstanding  if  the  requirements  for  such exclusion  set forth in TIA Section  310(b)(1)  are met. The  provisions  of TIA
Section 310 shall apply to the Company, as obligor of the Notes.

            (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either  eliminate such interest or resign, to the extent and in the manner  provided by, and subject to the  provisions of, the TIA and this Indenture.

            SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee  shall  comply with TIA Section  311(a),  excluding  any creditor  relationship  listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section  311(a) to the extent  indicated
therein.

                                      -56-

            SECTION 7.12. TRUSTEE AS COLLATERAL AGENT.

            References to the Trustee in SECTIONS 7.01(F), 7.02, 7.03, 7.04, and
7.07 shall include the Trustee in its role as Collateral Agent and Paying Agent.

            SECTION 7.13. SEPARATE COLLATERAL AGENT.

            (a) As of the Issue Date, the Company and the Trustee hereby appoint
The Bank of New York as the  Collateral  Agent  and The Bank of New York  hereby accepts such  appointment  and agrees to act and serve in such capacity.  At any time, for the purpose of meeting the legal  requirements of any  jurisdiction in which any of the  Collateral  may at the time be  located,  the  Company and the
Trustee shall have the power to appoint one or more separate  collateral  agents of any such  property,  and to vest,  in such Person or Persons in the  capacity aforesaid,  any property,  title,  right or power deemed necessary or desirable, subject to the other provisions of this SECTION 7.13.

            (b) Should any  written  instrument  from the Company be required by any separate  collateral  agent so appointed  for more fully  confirming to such
Person such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

            (c) Every separate  collateral  agent shall, to the extent permitted by law, but to such extent only, be appointed  subject to the  following  terms, namely:

            (i) The Notes shall be authenticated and delivered,  and all rights, powers,  duties and  obligations  hereunder  in respect of the  custody of securities,  cash and other  personal  property held by, or required to be deposited  or pledged  with,  the Trustee  hereunder,  shall be  exercised solely, by the Trustee.

            (ii) The rights,  powers, duties and obligations hereby conferred or imposed upon the  Collateral  Agent and such  separate  collateral  agent, jointly as shall be provided in the  instrument  appointing  such separate collateral  agent,  except  to  the  extent  that  under  any  law  of any jurisdiction  in  which  any  particular  act  is  to  be  performed,  the
      Collateral  Agent shall be incompetent or unqualified to perform such act, in which  event  such  rights,  powers,  duties and  obligations  shall be exercised and performed by such separate collateral agent.

            (iii) The Trustee at any time, by an instrument in writing  executed by  it,  with  the  concurrence  of  the  Company  evidenced  by  a  Board
      Resolution,   may  accept  the  resignation  of  or  remove  any  separate collateral  agent trustee  appointed under this SECTION 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power  to  accept  the  resignation  of,  or  remove,  any  such  separate collateral agent without the concurrence of the Company.  Upon the written request of the  Trustee,  the  Company  shall join with the Trustee in the execution,  delivery and  performance  of all  instruments  and agreements necessary or proper to effectuate such resignation or removal. A successor to any separate  collateral  agent so resigned or removed may be appointed in the manner provided in this SECTION 7.13.

            (iv) No separate  collateral  agent  hereunder  shall be  personally liable by reason of any act or omission  of the Trustee or the  Collateral
      Agent.

            (v) Any act of Holders  delivered to the  Collateral  Agent shall be deemed to have been delivered to each such separate collateral agent.

                                      -57-

            SECTION 7.14. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

            In any case where  several  matters are required to be certified by, or covered by an opinion of, any specified  Person, it is not necessary that all such  matters  be  certified  by, or covered by the  opinion  of,  only one such
Person,  or that they be so certified or covered by only one  document,  but one such Person may certify or give an opinion  with respect to some matters and one or more other  Persons as to other  matters  and any such  Person may certify or give an opinion as to such matters in one or several documents.

            Any  certificate  or opinion of an  Officer  of the  Company  may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation  by,  counsel,  unless such Officer knows,  or in the exercise of reasonable care should know, that the certificate or opinion or  representations with respect to the matters upon which his  certificate  or opinion is based are erroneous.  Any such  certificate  or opinion of  counsel or  representation  by counsel  may  be  based,  insofar  as it  relates  to  factual  matters,  upon a certificate or opinion of, or representations  by, an officer or officers of the
Company stating that the information  with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is  required  to make,  give or execute two or more applications,  requests, consents,  certificates,  statements, opinions or other instruments  under this Indenture,  they may, but need not, be consolidated  and form one instrument.

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

            SECTION 8.01. SATISFACTION AND DISCHARGE. When (a) the Company shall deliver to the  Trustee for  cancellation  all Notes  theretofore  authenticated
(other than any Notes that have been destroyed, lost or stolen and in lieu of or in  substitution  for  which  other  Notes  shall  have been  authenticated  and delivered) and not  theretofore  canceled,  or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation  shall have become due and payable and the Company  shall deposit with the Trustee,  in trust,  cash or, if expressly  permitted by the terms of the Notes or this  Indenture,  Common Stock sufficient  to pay all amounts due and owing on Notes (other than any Notes that shall  have  been  mutilated,  destroyed,  lost or  stolen  and in lieu of or in substitution for which other Notes shall have been  authenticated and delivered)
not  theretofore   canceled  or  delivered  to  the  Trustee  for  cancellation, accompanied by a  verification  report,  as to the  sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if in either case the Company shall also pay or cause to be paid all other sums  payable  hereunder  by the  Company,  then this
Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer,  substitution and exchange and conversion of Notes,
(ii)  rights  hereunder  of Holders  to receive  payments  of  principal  of and interest on the Notes and the other rights,  duties and  obligations of Holders, as beneficiaries  hereof with respect to the amounts,  if any, so deposited with the Trustee and (iii) the rights, powers, duties,  obligations and immunities of the  Trustee  hereunder),  and the  Trustee,  on written  demand of the  Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by
SECTION 13.04 and at the cost and expense of the Company,  shall execute  proper instruments  acknowledging  satisfaction of and discharging this Indenture;  the
Company,  however,  hereby  agrees to  reimburse  the  Trustee  for any costs or expenses  thereafter  reasonably  and  properly  incurred  by the Trustee and to compensate  the Trustee for any  services  thereafter  reasonably  and  properly rendered by the Trustee in connection with this Indenture or the Notes.

                                      -58-

            SECTION  8.02.   PAYING  AGENT  TO  REPAY  MONIES  HELD.   Upon  the
satisfaction and discharge of this Indenture, all monies then held by any Paying
Agent of the Notes (other than the Trustee)  shall,  upon written request of the
Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

            SECTION   8.03.   RETURN  OF  UNCLAIMED   MONIES.   Subject  to  the
requirements of applicable law, any monies deposited with or paid to the Trustee for  payment  of the  principal  of or  interest  on Notes and not  applied  but remaining  unclaimed  by the  holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable,  shall be repaid to the Company by the Trustee on demand and all  liability  of the Trustee  shall  thereupon  cease with respect to such monies;  and the holder of any of the Notes  shall  thereafter  look only to the
Company  for any payment  that such holder may be entitled to collect  unless an applicable abandoned property law designates another Person.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

            From time to time, the Company, the Guarantors,  the Trustee and, if such  amendment,  modification,  waiver or supplement  relates to any Collateral
Agreement,  the Collateral Agent, without the consent of the Holders, may amend, modify or supplement  provisions of this Indenture,  the Notes,  the Guarantees, the Registration Rights Agreement and the Collateral Agreements:

            (1)  to  cure  any  ambiguity,  defect  or  inconsistency  contained therein;

            (2) to provide for  uncertificated  Notes in addition to or in place of  certificated  Notes  (PROVIDED,  that, such  uncertificated  Notes are issued  in  registered  form for the  purposes  of  Section  163(f) of the
      Internal  Revenue  Code of 1986,  as  amended,  in a manner  such that the uncertificated Notes are described in Section 163(f)(2)(b) of the Internal
      Revenue Code of 1986, as amended);

            (3) to provide for the  assumption of the Company's or a Guarantor's obligations to Holders in the case of a merger or consolidation  involving the Company or such Guarantor or sale of all or  substantially  all of the assets of the Company or such Guarantor in accordance with SECTION 5.01;

            (4) to make any change that would provide any  additional  rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture,  the Notes,  the Guarantees,  the
      Registration Rights Agreement or the Collateral Agreements;

            (5) to allow any  Subsidiary  of the Company or any other  Person to guarantee the Notes;

            (6) to release a Guarantor  as permitted  by the  Indenture  and the relevant Guarantee;

            (7) if  necessary,  in  connection  with any  addition or release of
      Collateral  permitted or required under the terms of this Indenture or the
      Collateral Agreements;

            (8) to surrender any right or power conferred upon the Company;

                                      -59-

            (9) to conform the text of this Indenture, the Notes, the Guarantees or the  Collateral  Agreements  to any  provision  of the  section  of the
      Offering Circular entitled  "Description of Notes" to the extent that such provision in this  Description  of the Notes was intended to be a verbatim recitation of a provision of this Indenture,  the Notes, the Guarantees or the Security Agreement;

            (10) to increase the Conversion Rate  (provided,  that, the increase will not adversely effect the Holders); or

            (11) to  comply  with  requirements  of the  Commission  in order to effect or maintain the qualification of this Indenture under the TIA,

so long as such amendment,  modification or supplement does not adversely affect the rights of any of the Holders in any material respect.

            SECTION 9.02. WITH CONSENT OF HOLDERS.

            Subject  to SECTION  6.07,  the  Company  and the  Guarantors,  when authorized by a Board  Resolution,  and the Trustee or the Collateral  Agent, as
applicable,  together,  with the written  consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (subject to SECTION  2.09),  may amend or  supplement  this  Indenture,  the  Notes,  any
Collateral  Agreement or the  Guarantees  without  notice to any other  Holders.
Subject to SECTION 6.07 and SECTION 2.09, the Holder or Holders of a majority in aggregate  principal amount of the outstanding Notes may waive compliance by the
Company with any provision of this  Indenture,  any Collateral  Agreement or the
Notes without notice to any other Holder.  However, no amendment,  supplement or waiver,  including a waiver pursuant to SECTION 6.04,  shall without the consent of each Holder of each Note affected thereby:

            (1) reduce the principal  amount of Notes whose Holders must consent to an amendment,  supplement or waiver of any provision of this  Indenture or the Notes;

            (2) reduce the rate of or change or have the effect of changing  the time for payment of interest,  including defaulted interest, or Liquidated
      Damages, if any, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

            (4) make any Notes  payable in money  other than that  stated in the
      Notes;

            (5) make any change in provisions of this  Indenture  protecting the right of each Holder to receive payment of principal of, premium,  if any, interest and Liquidated  Damages, if any, on such Note on or after the due date  thereof or to bring  suit to enforce  such  payment,  or  permitting holders of a majority in  principal  amount of Notes to waive  Defaults or
      Events of Default;

            (6) amend,  change or modify in any material  respect the obligation of the Company to make and  consummate a Change of Control Offer after the occurrence of a Change of Control or to  repurchase  Notes on the Optional
      Put Date or modify  any of the  provisions  or  definitions  with  respect thereto;

                                      -60-

            (7)  release any  Guarantor  from any of its  obligations  under its
      Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

            (8) impair or adversely  affect the conversion  rights of any Holder of Notes;

            (9) modify the  redemption  provisions  of the Indenture in a manner adverse to the Holders of the Notes; or

            (10) release all or substantially  all of the Collateral,  except as pursuant to the terms of the Indenture and the Collateral Agreements.

            It shall not be necessary  for the consent of the Holders under this
SECTION  9.02  to  approve  the  particular  form  of  any  proposed  amendment, supplement or waiver,  but it shall be  sufficient if such consent  approves the substance thereof.

            After an  amendment,  supplement  or waiver  under this SECTION 9.02 becomes  effective,  the Company  shall mail to the Holders  affected  thereby a notice briefly  describing the amendment,  supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein,  shall not, however,  in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.03. COMPLIANCE WITH TIA.

            Every amendment,  waiver or supplement of this Indenture, the Notes, the Collateral Agreements,  the Intercreditor  Agreement or the Guarantees shall comply with the TIA as then in effect.

            SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an  amendment,  waiver  or  supplement  becomes  effective,  a consent  to it by a Holder  is a  continuing  consent  by the  Holder  and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any
Note. Subject to the following  paragraph,  any such Holder or subsequent Holder may  revoke  the  consent  as to such  Holder's  Note or portion of such Note by written notice to the Trustee and the Company  received before the date on which the  Trustee  and  if  such  amendment,  waiver  or  supplement  relates  to any
Collateral  Agreement,  the Collateral Agent,  receives an Officers' Certificate certifying  that the  Holders of the  requisite  principal  amount of Notes have
consented  (and  not  theretofore   revoked  such  consent)  to  the  amendment,
supplement or waiver.

            The Company may,  but shall not be  obligated  to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30)
days  prior to the first  solicitation  of such  consent or (ii) the date of the most recent list  furnished to the Trustee  under SECTION 2.05. If a record date is fixed, then  notwithstanding  the last sentence of the immediately  preceding paragraph,  those  Persons  who were  Holders at such record date (or their duly designated  proxies),  and only those  Persons,  shall be entitled to revoke any consent  previously  given,  whether or not such Persons  continue to be Holders after such record  date.  No such consent  shall be valid or effective  for more than ninety (90) days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every  Holder  unless it makes a change  described  in any of  CLAUSES  (1)
through (10) of SECTION 9.02, in which case, the amendment, supplement or waiver shall  bind  only  each  Holder  of a Note  who has  consented  to it and  every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting  Holder's Note; PROVIDED THAT any such waiver shall not impair or

                                      -61-

affect the right of any Holder to receive payment of principal of,  premium,  if any, and interest on a Note, on or after the respective  due dates  expressed in such Note, or to bring suit for the  enforcement of any such payment on or after such respective dates without the consent of such Holder.

            SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

            If an amendment,  supplement or waiver  changes the terms of a Note, the  Trustee  may  require  the  Holder of the Note to  deliver  the Note to the
Trustee.  The  Trustee at the  written  direction  of the  Company  may place an appropriate  notation on the Note about the  changed  terms and return it to the
Holder and the Trustee may place an appropriate  notation on any Note thereafter authenticated.  Alternatively,  if the Company or the Trustee so determines, the
Company in exchange for the Note shall issue and the Trustee shall  authenticate a new Note that  reflects  the  changed  terms.  Failure to make an  appropriate notation,  or issue a new Note, shall not affect the validity and effect of such amendment,  supplement or waiver. Any such notation or exchange shall be made at the sole  cost and  expense  of the  Company.  Failure  to make the  appropriate notation  or issue a new Note shall not effect the  validity  and effect of such amendment, supplement or waiver.

            SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee or the Collateral  Agent,  as applicable,  shall execute any amendment,  supplement or waiver  authorized  pursuant to this ARTICLE NINE;
PROVIDED THAT the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated  to,  execute any such  amendment,  supplement  or waiver which affects the rights, duties or immunities of the Trustee or the Collateral Agent,
as  applicable,   under  this  Indenture,   any  Collateral   Agreement  or  the
Intercreditor  Agreement.  The Trustee shall be entitled to receive an indemnity reasonably  satisfactory  to it and  receive,  and shall be fully  protected  in relying  upon, an Opinion of Counsel and an Officers'  Certificate  each stating that the execution of any amendment, supplement or waiver authorized pursuant to this ARTICLE NINE is authorized or permitted by this Indenture.  Such Opinion of
Counsel  shall not be an  expense  of the  Trustee  and shall be paid for by the
Company.

            SECTION  9.07.   CONFORMITY   WITH  TRUST   INDENTURE   ACT.   Every
supplemental  indenture  executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE TEN

                                    GUARANTEE

            SECTION 10.01. GUARANTEE.

            Each  Guarantor  hereby  fully,   irrevocably  and  unconditionally,
jointly and severally,  guarantees  (such  guarantee to be referred to herein as the  "GUARANTEE"),  to each of the Holders and to the Trustee and the Collateral
Agent and their  respective  successors  and assigns that (i) the  principal of, premium,  if any and interest and Liquidated Damages, if any, on the Notes shall be  promptly  paid in full when due,  subject to any  applicable  grace  period, whether upon  redemption  pursuant to the terms of the Notes, by acceleration or otherwise,  and interest on the overdue  principal,  if any, and interest on any interest,  if any, to the extent lawful,  of the Notes and all other obligations of the Company to the Holders,  the Trustee and the Collateral  Agent hereunder, thereunder or under any Collateral  Agreement  shall be promptly paid in full or

                                      -62-

performed,  all  in  accordance  with  the  terms  hereof,  thereof  and  of the
Collateral  Agreements;  and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations,  the same shall be promptly paid in full when due or performed in accordance  with the terms of the extension or renewal,  subject to any applicable grace period, whether at stated
maturity, by acceleration or otherwise, subject, however, in the case of CLAUSES
(i) and (ii) above, to the limitations set forth in SECTION 10.03. The Guarantee of each  Guarantor  shall rank  senior in right of  payment to all  subordinated
Indebtedness  of such  Guarantor  and equal in right of  payment  with all other senior  obligations  of such  Guarantor,  including  borrowings or guarantees of borrowings  under the Credit  Agreement.  Each Guarantor  hereby agrees that its obligations  hereunder  shall be  unconditional,  irrespective  of the validity, regularity  or  enforceability  of the Notes,  this  Indenture,  any  Collateral
Agreement,  the absence of any action to enforce the same, any waiver or consent by any of the Holders  with  respect to any  provisions  hereof or thereof,  any release  of any other  Guarantor,  the  recovery  of any  judgment  against  the
Company,  any action to enforce the same or any other  circumstance  which might otherwise  constitute a legal or equitable  discharge or defense of a Guarantor.
Each Guarantor hereby waives diligence,  presentment,  demand of payment, filing of claims with a court in the event of  insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete  performance of the obligations  contained in the Notes, this
Indenture and in this  Guarantee.  The obligations of each Guarantor are limited to the maximum  amount which,  after giving effect to all other  contingent  and fixed  liabilities of such Guarantor and after giving effect to any  collections from or payments  made by or on behalf of any other  Guarantor in respect of the obligations  of such other  Guarantor  under its  Guarantee  or  pursuant to its contribution  obligations under this Indenture,  shall result in the obligations of such Guarantor under the Guarantee not  constituting a fraudulent  conveyance or  fraudulent  transfer  under  federal  or  state  law.  The net  worth of any
Guarantor for such purpose shall include any claim of such Guarantor against the
Company  for  reimbursement  and any  claim  against  any  other  Guarantor  for contribution.  Each  Guarantor  may  consolidate  with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with
SECTIONS 5.01 and 4.15. If any Holder or the Trustee is required by any court or otherwise to return to the Company,  any Guarantor,  or any custodian,  trustee, liquidator  or other similar  official  acting in relation to the Company or any
Guarantor,  any amount paid by the Company or any Guarantor to the Trustee,  the
Collateral  Agent or such  Holder,  this  Guarantee,  to the extent  theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each  Guarantor,  on the one hand, and the Holders,  the
Collateral  Agent and the  Trustee,  on the other hand,  (x) the maturity of the obligations  guaranteed hereby may be accelerated as provided in ARTICLE SIX for the purposes of this  Guarantee  notwithstanding  any stay,  injunction or other
prohibition   preventing  such   acceleration  in  respect  of  the  obligations
guaranteed  hereby, and (y) in the event of any acceleration of such obligations as provided in ARTICLE SIX,  such  obligations  (whether or not due and payable)
shall forthwith become due and payable by each Guarantor for the purpose of this
Guarantee.

            SECTION 10.02. RELEASE OF A GUARANTOR.

            A  Guarantor   will  be  released  from  its   Guarantee   (and  may
subsequently dissolve) without any action required on the part of the Trustee or any Holder:

            (1) if all of the Capital  Stock issued by such  Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of  (including  by way of merger or  consolidation)  to a Person  other than the
Company or any of its Subsidiaries and the Company  otherwise  complies,  to the extent  applicable,  with the  conditions  set forth under SECTION 4.15 that are required to be  satisfied  thereunder  either  prior to or  concurrent  with the consummation of the applicable transaction, or

            (2) upon  satisfaction and discharge of this Indenture or payment in full of the  principal  of,  premium,  if any,  accrued and unpaid  interest and
Liquidated  Damages,  if any, on the Notes and all other  Obligations  under the
Notes,  this  Indenture,  the Collateral  Agreements and the Guarantees that are then due and payable.

                                      -63-

            At the  Company's  expense,  the Trustee shall  promptly  deliver an appropriate  instrument evidencing such release upon receipt of a request by the
Company accompanied by an Officers' Certificate  certifying as to the compliance with this SECTION  10.02.  Any Guarantor not so released  remains liable for the full amount of its Guarantee as provided in this ARTICLE TEN.

            SECTION 10.03. LIMITATION OF GUARANTOR'S LIABILITY.

            Each Guarantor and, by its  acceptance  hereof,  each of the Holders hereby  confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or  conveyance  for  purposes of any  Bankruptcy  Code,  the Uniform  Fraudulent
Conveyance  Act, the Uniform  Fraudulent  Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby  irrevocably  agree  that the  obligations  of such  Guarantor  under the
Guarantee  shall be limited to the maximum amount as shall,  after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any  collections  from or  payments  made by or on behalf of any other
Guarantor  in  respect of the  obligations  of such  other  Guarantor  under its
Guarantee  or  pursuant  to SECTION  10.05,  result in the  obligations  of such
Guarantor  under the  Guarantee not  constituting  such  fraudulent  transfer or conveyance.

            SECTION 10.04. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

            Each Guarantor  (other than any Guarantor  whose  Guarantee is to be released in accordance  with the terms of the  Guarantee  and this  Indenture in connection with any  transaction  complying with SECTION 4.15) will not, and the
Company will not cause or permit any  Guarantor  to,  consolidate  with or merge with or into any Person other than the Company or any other Guarantor unless:

            (1) the entity  formed by or  surviving  any such  consolidation  or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition  shall have been made is a corporation  organized and existing under the laws of the  United  States or any State  thereof or the  District  of
Columbia;

            (2) such entity assumes (i) by  supplemental  indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the
Trustee,  all of the  obligations  of the Guarantor  under the Guarantee and the performance of every covenant of the Guarantee,  the Indenture, the Registration
Rights Agreement and, to the extent applicable, the Intercreditor Agreement, and
(ii) prior to the occurrence of the Trigger Event,  by amendment,  supplement or other  instrument  (in form and  substance  satisfactory  to the  Trustee or any
Collateral Agent), executed and delivered to the Trustee, all obligations of the
Guarantor  under the Collateral  Agreements,  and in connection  therewith shall cause such instruments to be filed and recorded in such  jurisdictions  and take such other actions as may be required by  applicable  law to perfect or continue the  perfection  of the Lien  created  under the  Collateral  Agreements  on the
Collateral owned by or transferred to the surviving entity;

            (3) immediately after giving effect to such transaction,  no Default or Event of Default shall have occurred and be continuing; and

            (4)  immediately  after giving effect to such  transaction  on a pro forma basis and the assumption contemplate in clause (2) above (including giving effect to any Indebtedness and Acquired  Indebtedness incurred or anticipated to be incurred in connection with such transaction),  the Company could satisfy the provisions of SECTION  5.01(3)(a) and, in the event that such transaction  shall occur from and after the Issue Date but prior to the  occurrence  of the Trigger
Event, SECTION 5.01(3)(b).

                                      -64-

            SECTION 10.05. CONTRIBUTION.

            In order to provide for just and  equitable  contribution  among the
Guarantors,  the  Guarantors  agree,  inter se, that each Guarantor that makes a payment  or  distribution  under a  Guarantee  shall be  entitled  to a PRO RATA contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the
Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

            SECTION 10.06. WAIVER OF SUBROGATION.

            Each Guarantor  agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations  guaranteed hereby until payment in full of all obligations guaranteed hereby.

            SECTION 10.07. WAIVER OF STAY, EXTENSION OR USURY LAWS.

            Each  Guarantor  covenants  to the extent  permitted  by law that it shall not at any time insist upon,  plead, or in any manner  whatsoever claim or take the benefit or advantage  of, any stay or extension law or any usury law or other law that would  prohibit or forgive such  Guarantor  from  performing  its
Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in  force,  or  which  may  affect  the  covenants  or the  performance  of this
Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law,  and  covenants  that it shall not hinder,  delay or impede  the  execution  of any  power  herein  granted  to the
Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                               SECURITY INTERESTS

            SECTION 11.01. SECURITY INTEREST.

            (a) To secure  the due and  punctual  payment of the  principal  of, premium,  if any, and interest and Liquidated  Damages, if any, on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable,  whether on an Interest  Payment Date, by  acceleration,  purchase, repurchase,  redemption or otherwise,  and interest on the overdue principal of, premium,  if any, and interest (to the extent  permitted by law), if any, on the
Notes  and the  performance  of all other  Obligations  of the  Company  and the
Guarantors  to the  Holders,  the  Collateral  Agent or the  Trustee  under this
Indenture, the Collateral Agreements,  the Guarantees and the Notes, the Company
and the  Guarantors  hereby  covenant to cause the  Collateral  Agreements to be executed and delivered concurrently with this Indenture.

            (b) The  Trustee  and  each  Holder,  by its  acceptance  of a Note, consents and agrees to the terms of each Collateral  Agreement,  as the same may be in  effect  or may be  amended  from time to time in  accordance  with  their respective  terms, and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance  therewith.  The Company shall, and shall cause each of its  Subsidiaries  to, do or cause to be done all such actions and things as may be  necessary  or  proper,  or as  may be  required  by  the  provisions  of the
Collateral  Agreements.   The  Company  shall,  and  shall  cause  each  of  its
Subsidiaries to, take any and all actions required or as may be requested by the
Collateral Agent to cause the Collateral  Agreements to create and maintain,  as security  for the  Obligations  contained  in this  Indenture,  the  Notes,  the
Collateral  Agreements  and the  Guarantees  valid  and  enforceable,  perfected

                                      -65-

security  interests  in and on all the  Collateral,  in favor of the  Collateral
Agent,  superior  to and prior to the rights of all third  Persons  (subject  to
Permitted Prior Liens),  and subject to no other Liens, in each case,  except as expressly  provided herein,  therein,  or in the Intercreditor  Agreement.  This
ARTICLE  ELEVEN of this  Indenture  is  subject to the  terms,  limitations  and conditions set forth in the Intercreditor Agreement.

            SECTION 11.02. RECORDING AND OPINIONS.

            (a) The Company shall, and shall cause each of the Guarantors to, at its sole cost and  expense,  take or cause to be taken all  action  required  to perfect, maintain, preserve and protect the security interests in the Collateral granted by the  Collateral  Agreements,  including  (i) the filing of  financing statements,  continuation statements, collateral assignments and any instruments of further  assurance,  in such  manner and in such places as may be required by law to preserve  and protect  fully the rights of the  Holders,  the  Collateral
Agent, and the Trustee under this Indenture and the Collateral Agreements to all property comprising the Collateral, (ii) the recordation and filing of Mortgages and fixture filings,  and (iii) the delivery of the certificates  evidencing the securities pledged under the Collateral  Agreements,  duly endorsed in blank, it being  understood  that  concurrently  with the execution of this  Indenture the
Company and its Subsidiaries have delivered  financing  statements for filing by the Initial  Purchasers  or their  agents.  The Company  shall from time to time promptly pay all financing and  continuation  statement  recording and/or filing fees,  charges and recording and similar taxes relating to this  Indenture,  the
Collateral  Agreements  and any  amendments  hereto  or  thereto  and any  other instruments of further assurance required pursuant hereto or thereto.

            (b) Annually,  and until the occurrence of the Trigger Event, within thirty (30) days after August 1 of each year and  beginning  with the year 2005, the Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee),  an Opinion of Counsel,  dated as of such date, either (i) stating that,  in the opinion of such counsel,  action  necessary to perfect or continue the perfection of the security  interests  created by the Collateral  Agreements and  reciting  the  details of such  action or  referring  to prior  Opinions of
Counsel in which such details are given or (ii) stating  that, in the opinion of such  counsel,  no such  action is then  necessary  to perfect or  continue  the perfection of such security interests.

            SECTION 11.03. RELEASE OF COLLATERAL.

            (a) Subject to the  Intercreditor  Agreement,  the Collateral  Agent
shall not at any time release  Collateral from the security interests created by the  Collateral  Agreements  unless  such  release  is in  accordance  with  the provisions of this  Indenture,  the  Intercreditor  Agreement and the applicable
Collateral Agreements.

            (b)  Subject  to the  Intercreditor  Agreement,  at any time  when a
Default or an Event of Default  shall have  occurred and be  continuing  and the
maturity  of  the  Notes  has  been  accelerated   (whether  by  declaration  or
otherwise),  no  release  of  Collateral  pursuant  to the  provisions  of  this
Indenture  and the  Collateral  Agreements  shall be  effective  as against  the
Holders.

            (c) The release of any  Collateral  from the terms of the Collateral
Agreements  shall not be deemed to impair the security  under this  Indenture in contravention  of the  provisions  hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements or pursuant to the Intercreditor  Agreement. To the extent applicable,  the Company shall cause
TIA  Section  314(d)  relating  to the  release of  property  from the  security interests created by this Indenture and the Collateral Agreements to be complied with. Any  certificate or opinion  required by TIA Section 314(d) may be made by an Officer of the  Company,  except in cases where TIA Section  314(d)  requires that such certificate or opinion be made by an independent Person,  which Person shall be an  independent  engineer,  appraiser or other  expert  selected by the
Company and approved by the Trustee.  A Person is  "independent"  if such Person

                                      -66-

(a) is in fact independent,  (b) does not have any direct financial  interest or any material indirect  financial  interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner  or  director  or  person  performing  similar  functions  to any of the foregoing  for the  Company.  The  Trustee  and the  Collateral  Agent  shall be entitled  to receive  and rely upon a  certificate  provided  by any such Person confirming that such Person is independent within the foregoing definition.

            (d) Notwithstanding any provision to the contrary herein, Collateral comprised  of accounts  receivable,  inventory or (prior to the  occurrence  and during the  continuance  of an Event of Default) the  proceeds of the  foregoing shall be subject to release upon sales of such  inventory and  collection of the proceeds of such  accounts  receivable  in the ordinary  course of business.  If requested in writing by the Company,  the Trustee shall  instruct the Collateral
Agent to execute and deliver such  documents,  instruments  or statements and to take such other  action as the Company  may request to evidence or confirm  that the  Collateral  falling under this SECTION  11.03(D) has been released from the
Liens of each of the Collateral  Agreements.  The Collateral Agent shall execute and deliver such  documents,  instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

            SECTION 11.04. SPECIFIED RELEASES OF COLLATERAL.

            (a) Upon the occurrence of the Collateral  Release Event, all of the
Collateral shall be released from the Liens securing the Notes and the rights of the Holders to the benefits and proceeds of the Collateral  Agent's Liens on the
Collateral will terminate and be discharged.

            (b) The Lien on the Capital Stock of Monticello  Casino  Management,
LLC securing the Notes and the  Guarantees  will be released,  and the rights of the Holders to the benefits and proceeds of the Collateral Agent's Liens on such
Capital  Stock will  terminate and be  discharged,  on the date that the Company delivers  to the  Trustee an  Officers'  Certificate  stating  that (a)  without submitting background and other information concerning the Trustee or any Holder to the National Indian Gaming  Commission,  such release is required in order to obtain the written approval of the Gaming Facility Management Agreement from the
Chairman of the National Indian Gaming  Commission,  and (b) the Chairman of the
National  Indian  Gaming  Commission  is expected to give such  approval  within thirty (30) days of the delivery of such Officers' Certificate;  PROVIDED, THAT, if such approval is not so given within thirty (30) days of the delivery of such
Officers'  Certificate,  the  Company  shall  promptly  cause  such  Lien  to be reinstated.

            (c) Upon the  occurrence of each of the events  specified in CLAUSES
(1) and (2) of the definition of "Trigger Event" and on the date of the transfer of the Trust Land into trust for the Cayuga  Nation of New York as  contemplated by  clause  (3) of the  definition  of  "Trigger  Event",  that  portion  of the
Collateral constituting the Trust Land shall be released from the Liens securing the Notes and the rights of the  Holders to the  benefits  and  proceeds  of the
Collateral Agent's Liens on the Trust Land will terminate and be discharged.

            (d)  Provided  that the Company and the  Guarantors  comply with the provisions of SECTION 4.15, any Collateral  subject to an Applicable  Asset Sale consummated  in  accordance  with SECTION 4.15 shall be released  from the Liens securing the Notes and the rights of the Holders to the benefits and proceeds of the Collateral  Agent's Liens on the Trust Land will terminate and be discharged upon consummation of such Applicable Asset Sale

                                      -67-

            SECTION  11.05.   RELEASE  UPON   SATISFACTION  OF  ALL  OUTSTANDING
OBLIGATIONS.

            The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium,  if any, on, accrued and unpaid interest and Liquidated Damages, if any, on the Notes and all
other Obligations  hereunder,  the Guarantees and the Collateral Agreements that are due and  payable at or prior to the time such  principal,  premium,  if any, accrued and unpaid  interest and Liquidated  Damages,  if any, are paid,  (ii) a satisfaction and discharge of this Indenture as described under SECTION 8.01.

            SECTION 11.06. FORM AND SUFFICIENCY OF RELEASE.

            In the event that the Company or any Guarantor has sold,  exchanged, or otherwise  disposed of or proposes to sell,  exchange or otherwise dispose of any portion of the Collateral that may be sold,  exchanged or otherwise disposed of by the Company or such Guarantor,  and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer,  release or quit-claim  of any  interest  in such  property  under  this  Indenture  and the
Collateral  Agreements,  the  Collateral  Agent and the Trustee,  as applicable, shall  execute,  acknowledge  and deliver to the Company or such  Guarantor  (in proper form) such an instrument  promptly after  satisfaction  of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released  herefrom  shall be entitled  to rely upon any release  executed by the
Collateral  Agent  hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein  described from the Lien of this Indenture or of the Collateral Agreements.

            SECTION 11.07. PURCHASER PROTECTED.

            No purchaser or grantee of any property or rights  purporting  to be released  herefrom  shall be bound to ascertain  the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein  prescribed for the exercise of such authority;  nor shall any purchaser or grantee of any property or rights  permitted by this  Indenture to be sold or otherwise  disposed of by the Company be under any  obligation  to ascertain  or inquire  into the  authority  of the  Company to make such sale or other disposition.

            SECTION  11.08.   AUTHORIZATION  OF  ACTIONS  TO  BE  TAKEN  BY  THE
COLLATERAL AGENT UNDER THE COLLATERAL AGREEMENTS.

            Subject to the  provisions of the applicable  Collateral  Agreements and the  Intercreditor  Agreement,  (a) the  Collateral  Agent shall execute and deliver the  Collateral  Agreements and the  Intercreditor  Agreement and act in
accordance  with the terms thereof,  (b) the  Collateral  Agent may, in its sole discretion  and  without the  consent of the  Trustee or the  Holders,  take all actions it deems  necessary  or  appropriate  in order to (i) enforce any of the terms of the  Collateral  Agreements  and (ii)  collect  and receive any and all amounts  payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Collateral Agreements and the
Intercreditor  Agreement  and (c) the  Collateral  Agent  shall  have  power  to institute and to maintain such suits and proceedings as it may deem expedient to prevent any  impairment of the  Collateral by any act that may be unlawful or in violation  of the  Collateral  Agreements  or  this  Indenture,  and  suits  and proceedings  as the  Collateral  Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral
(including  the power to institute and maintain suits or proceedings to restrain the  enforcement of or compliance  with any  legislative  or other  governmental enactment,  rule or order that may be  unconstitutional  or otherwise invalid if the  enforcement of, or compliance  with,  such  enactment,  rule or order would impair the security  interest  thereunder or be  prejudicial to the interests of

                                      -68-

the  Holders,  the  Trustee  or  the  Collateral  Agent).   Notwithstanding  the
foregoing,  the Collateral Agent may, at the expense of the Company, request the direction  of the Holders  with  respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the  outstanding  Notes,  shall take such  actions;  PROVIDED THAT all actions so taken shall, at all times, be in conformity with the  requirements of the Intercreditor Agreement.

            SECTION 11.09.  AUTHORIZATION  OF RECEIPT OF FUNDS BY THE COLLATERAL
AGENT UNDER THE COLLATERAL AGREEMENTS.

            The  Collateral  Agent is  authorized  to receive  any funds for the benefit of itself, the Trustee and the Holders  distributed under the Collateral
Agreements and the  Intercreditor  Agreement to the extent  permitted  under the
Intercreditor   Agreement,   for   turnover  to  the  Trustee  to  make  further
distributions  of such funds to itself,  the Collateral Agent and the Holders in accordance with the provisions of SECTION 6.11 and the other  provisions of this
Indenture.

                                 ARTICLE TWELVE

                                   CONVERSION

            SECTION 12.01. RIGHT TO CONVERT. Subject to and upon compliance with the  provisions  of this  Indenture,  prior to July 31, 2014,  the Holder of any
Notes shall have the right,  at such holder's  option,  to convert the principal amount  of such  Note,  or any  portion  of such  principal  amount  which is an integral multiple of $1,000, into fully paid and non-assessable shares of Common
Stock (as such  shares  shall then be  constituted)  at the  Conversion  Rate in effect at such time,  by surrender of the Note so to be converted in whole or in part in the manner provided in SECTION 12.02.

            SECTION 12.02. EXERCISE OF CONVERSION PRIVILEGE;  ISSUANCE OF COMMON
STOCK ON CONVERSION.

            (a) In order to exercise the  conversion  privilege  with respect to any Note in certificated  form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the
Corporate  Trust  Office,  such Note with the  original or facsimile of the form entitled "FORM OF CONVERSION NOTICE" on the reverse thereof,  duly completed and manually signed, together with such Note duly endorsed for transfer. Such notice shall also state the name or names  (with  address  or  addresses)  in which the certificate or  certificates  for shares of Common Stock which shall be issuable on such  conversion  shall be issued,  and shall be  accompanied  by transfer or similar taxes, if required pursuant to SECTION 12.07.

            In order to exercise the  conversion  privilege  with respect to any interest in a Global Note, the beneficial  holder must complete,  or cause to be completed,  the  appropriate  instruction  form for  conversion  pursuant to the
Depositary's  book-entry conversion program,  deliver, or cause to be delivered, by  book-entry  delivery an interest in such Global  Note,  furnish  appropriate endorsements and transfer documents if required by the Company or the Trustee or the Conversion Agent, and pay any transfer or similar taxes if required pursuant to SECTION 12.07.

            A Holder  may  convert  any of its Notes  called for  redemption  by satisfying  the applicable  requirements  of the preceding two paragraphs at any time prior to the close of business on the Business Day prior to the  Redemption
Date.  A Holder that has elected to have any of its Notes  purchased in a Change of Control Offer or a Net Proceeds  Offer or on the Optional Put Date,  may only convert such Notes if such election is withdrawn by written notice of withdrawal delivered by the Holder to the Company or the Paying Agent prior to the close of

                                      -69-

business  on  the  Business  Day  immediately   preceding  the  date  fixed  for
repurchase.

            (b)  As  promptly  as   practicable   after   satisfaction   of  the
requirements  for  conversion  set forth above,  subject to compliance  with any restrictions  on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such  transfer  were a transfer of the
Note (or portion  thereof)  so  converted),  the  Company  shall issue and shall deliver to such  Holder at the office or agency  maintained  by the  Company for that purpose or, at the option of such Holder,  the Corporate  Trust  Office,  a certificate  or  certificates  for the  number of full  shares  of Common  Stock issuable upon the  conversion  of such Note or portion  thereof as determined by the Company in accordance with the provisions of this ARTICLE TWELVE and a check or cash in respect of any amounts payable pursuant to SECTION 12.03. In case any
Note of a  denomination  greater  than $1,000 shall be  surrendered  for partial conversion,  subject to SECTION 2.02,  the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to such holder,  a new Note or Notes in  authorized  denominations  in an aggregate  principal amount equal to the unconverted  portion of the surrendered
Note.

            (c) Each conversion  shall be deemed to have been effected as to any such Note (or portion  thereof) on the date on which the  requirements set forth above in this  SECTION  12.02 have been  satisfied  as to such Note (or  portion thereof) (such date, the  "CONVERSION  DATE"),  and the Person in whose name any certificate  or  certificates  for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby;  PROVIDED that any such surrender on any date when the stock  transfer  books of the Company shall be closed shall  constitute the Person in whose name the  certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such requirements shall have been satisfied.

            (d) Upon the conversion of an interest in a Global Note, the Trustee
(or other  Conversion  Agent appointed by the Company),  or the Custodian at the direction of the Trustee (or other  Conversion  Agent appointed by the Company), shall make a notation on such Global Note as to the  reduction in the  principal amount represented  thereby.  The Company shall notify the Trustee in writing of any  conversions of Notes effected  through any Conversion  Agent other than the
Trustee.

            (e) Notes or portions thereof  surrendered for conversion during the period  commencing  on the close of  business  on any  Record  Date  immediately preceding any Interest  Payment Date to the opening of business on such Interest
Payment Date shall be  accompanied  by payment to the Company or its order of an amount  equal to the  interest  payable  on such  Interest  Payment  Date on the principal  amount  of the  Notes  or  portions  thereof  being  surrendered  for conversion.

            SECTION 12.03. CASH PAYMENTS AT CONVERSION.

            (a) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip  certificates  representing  fractional shares shall be issued upon  conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder,  the number of full shares that shall be issuable  upon  conversion  shall be  computed on the basis of the  aggregate principal  amount of the Notes (or  specified  portions  thereof  to the  extent permitted  hereby) so  surrendered.  If any  fractional  share of stock would be issuable  upon the  conversion  of any Note or Notes,  the Company shall make an adjustment  and  payment  therefor  in cash to the  holder  thereof  at the Last
Reported  Bid Price of the  Common  Stock on the last  Trading  Day  immediately preceding  the day on which the Notes (or the  specified  portions  thereof) are deemed to have been converted.

                                      -70-

            (b) ACCRUED INTEREST AND LIQUIDATED DAMAGES.  Upon the conversion of a Note (or portion  thereof),  that portion of the accrued and unpaid  interest, and Liquidated  Damages,  if any, with respect to the converted Note (or portion thereof)  to  (but  excluding)  the  Conversion  Date  shall  not  be  canceled, extinguished or forfeited, but rather shall be paid by the Company to the Holder thereof in immediately available funds on the date that the Company delivers the shares of Common Stock into which such Note (or portion thereof) is so converted pursuant to SECTION 12.02.

            (c) CONVERSION  MAKE-WHOLE  AMOUNT. In the event that the Conversion
Date in respect of any  conversion of a Holder's Notes shall occur prior to July
31, 2007,  the Company  shall also pay to such Holder,  in addition to all other amounts so payable, in immediately  available funds on the date that the Company delivers the shares of Common Stock into which such Note (or portion thereof) is so  converted  pursuant  to SECTION  12.02,  an amount  equal to the  Applicable
Conversion  Premium  as of  the  Conversion  Date  (the  "CONVERSION  MAKE-WHOLE
AMOUNT"). The Company may, at its option, elect to pay the Conversion Make-Whole
Amount in cash or in shares of Common Stock, or in any combination  thereof,  as follows:

            (1) in the event  that the  Company  shall  elect to pay the  entire
      Conversion Make-Whole Amount applicable to any Holder in cash, the Company shall,  at the time of the delivery to such Holder of the shares of Common
      Stock into which such Holder's Notes are being converted,  deliver to such
      Holder an amount in cash equal to the Conversion Make-Whole Amount;

            (2) in the event  that the  Company  shall  elect to pay the  entire
      Conversion  Make-Whole Amount applicable to any Holder in shares of Common
      Stock,  the Company  shall,  at the time of the delivery to such Holder of the  shares of Common  Stock  into  which  such  Holder's  Notes are being converted,  deliver to such Holder additional shares of Common Stock in an amount  equal to a quotient  (x) the  numerator  of which  shall equal the
      Conversion Make-Whole Amount, and (y) the denominator of which shall equal the product of (i) ninety five  percent  (95%),  TIMES (ii) the average of the Last Reported Bid Prices of Common Stock for the ten (10)  consecutive
      Trading Days prior to the delivery of such  Holder's  notice of conversion
      (provided,  that,  the  Company  shall  not  be  obligated  to  issue  any fractional Common Stock in payment of the Conversion Make-Whole Amount and instead  will pay a cash  amount in respect of the  fraction  share not so issued based upon the calculations set forth in SECTION 12.03(a)); and

            (3) in the event that the Company shall elect to pay the  Conversion
      Make-Whole  Amount  applicable to any Holder in a combination  of cash and shares of Common Stock,  the Company shall, at the time of the delivery to such Holder of the shares of Common Stock into which such  Holder's  Notes are being converted, deliver to such Holder (x) cash in an amount equal to the  portion of the  Conversion  Make-Whole  Amount  that the  Company has elected  to pay in cash and (y)  additional  shares of Common  Stock in an amount  equal to a quotient  (i) the  numerator  of which  shall equal the difference of (A) the Conversion  Make-Whole Amount, minus (B) the portion of  the  Conversion  Make-Whole  Amount  paid  in  cash  pursuant  to  the immediately  preceding clause (x), and (ii) the denominator of which shall equal the product of (A) ninety five percent (95%),  TIMES (B) the average of the  Last  Reported  Bid  Prices  of  Common  Stock  for the  ten  (10)
      consecutive  Trading Days prior to the delivery of such Holder's notice of conversion.

            SECTION 12.04.  CONVERSION RATE. Each $1,000 principal amount of the
Notes shall be convertible  into the number of shares of Common Stock  specified in the form of Note (herein called the "CONVERSION RATE") set forth in EXHIBIT A hereto  (initially  72.727  shares),  subject to  adjustment as provided in this
ARTICLE  TWELVE.  References  to Conversion  Rate,  effective  Conversion  Rate, applicable  Conversion Rate, current Conversion Rate and Conversion Rate then in effect mean the Conversion Rate in effect on the relevant date.

                                      -71-

            SECTION 12.05.  ADJUSTMENT OF CONVERSION  RATE. The Conversion  Rate
shall be adjusted from time to time by the Company as follows:

            (a) If the Company  issues  shares of Common  Stock as a dividend or distribution  on  shares  of  Common  Stock,  or  if  the  Company  effects  any subdivision,  combination,  split or  reverse  split of the  Common  Stock,  the
Conversion Rate will be adjusted based on the following formula:

                              CR1 = CR0 * OS1 / OS0

            where:

            CR0 =  the Conversion Rate in effect immediately prior to such event

            CR1 =  the Conversion Rate in effect immediately after such event

            OS0 =  the number of shares of Common Stock outstanding  immediately prior to such event

            OS1 =  the number of shares of Common Stock outstanding  immediately after such event

            An  adjustment  made  pursuant  to  this  CLAUSE  (a)  shall  become effective on the date immediately after (x) the date fixed for the determination of stockholders  entitled to receive such dividend or other  distribution or (y)
the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this CLAUSE (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that  would  then be in effect if such  dividend  or  distribution  had not been declared.

            (b) If the Company issues to all or substantially all of the holders of shares of Common Stock any rights, options,  warrants or other securities (in any case other than in connection with a stockholder rights plan) entitling them to subscribe for or purchase  shares of Common Stock (or securities  convertible into  shares  of Common  Stock)  at a  purchase  price  less  than (or  having a conversion  price per share less than) the Last Reported Bid Price of the Common
Stock on the Business Day immediately preceding the record date for stockholders entitled to receive  such rights,  options,  warrants or other  securities,  the
Conversion Rate will be adjusted based on the following formula:

                        CR1 = CR0 * (OS0 + X) / (OS0 + Y)

            where:

            CR0 =  the conversion rate in effect immediately prior to such event

            CR1 =  the conversion rate in effect immediately after such event

            OS0 =  the number of shares of Common Stock outstanding  immediately prior to such event

            X   =  the total number of shares of Common Stock issuable  pursuant to  such  rights,  warrants,  options,  other  securities  or convertible securities

            Y   =  the number of shares of Common  Stock equal to the  aggregate exercise  price or  conversion  price  payable to exercise or convert such rights,  warrants,  options, other securities or

                                      -72-

                   convertible  securities  divided  by the  average of the Last
                   Reported  Bid  Prices  of  Common  Stock  for  the  ten  (10)
                   consecutive   Trading   Days  prior  to  the   Business   Day
                   immediately   preceding  the  date  of  announcement  of  the
                   issuance of such rights, warrants,  options, other securities or convertible securities

            An  adjustment  made  pursuant  to this  CLAUSE  (B)  shall  be made successively  whenever  such rights,  warrants,  options,  other  securities  or convertible  securities  are  issued,  and  shall  become  effective  on the day following  the date of  announcement  of such  issuance.  If,  at the end of the period  during  which  such  rights,  warrants,  options,  other  securities  or convertible securities are exercisable or convertible, not all rights, warrants, options,  other  securities or  convertible  securities  have been  exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common  Stock  actually  issued  (or the  number  of  shares of Common  Stock actually issued upon conversion of convertible securities actually issued).

            For purposes of this SECTION 12.05(b),  in determining  whether such rights,  warrants,  options,  other securities or convertible securities entitle the holder to  subscribe  for or  purchase or  exercise a  conversion  right for shares of Common Stock at less than the average  Last  Reported Bid Price of the
Common Stock,  and in  determining  the aggregate  exercise or conversion  price payable for such shares of Common  Stock,  there shall be taken into account any consideration received by the Company for such rights, warrants,  options, other securities  or  convertible  securities  and any amount  payable on  exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (c) If the Company  dividends or distributes to all or substantially all of the  holders of shares of Common  Stock  evidences  of the  indebtedness, shares of  capital  stock of the  Company  or any of its  Subsidiaries,  cash or assets, including securities but excluding:

            (i) dividends,  distributions and rights,  warrants,  options, other securities  or  convertible  securities  referred  to in CLAUSE (a) or (b)
      above;

            (ii) dividends and  distributions  paid exclusively in cash referred to in CLAUSE (d) below; and

            (iii) distributions in connection with a spin-off described below in this CLAUSE (c);

then the conversion rate will be adjusted based on the following formula:

                          CR1 = CR0 * (MP / (MP - FV))

    where:

            CR0 =  the Conversion Rate in effect immediately prior to such event

            CR1 =  the Conversion Rate in effect immediately after such event

            MP  =  the  average  of the Last  Reported  Bid  Prices of shares of
                   Common Stock for the ten (10) consecutive  Trading Days prior to the Business Day immediately preceding the record date for such distribution

            FV  =  the Fair Market Value of the  evidences of the  indebtedness, shares  of  capital  stock  of  the  Company  or  any  of its
                   Subsidiaries,   cash   or   assets,   including   securities,

                                      -73-

                   distributed with respect to each outstanding  share of Common
                   Stock on the record date for such distribution

            An  adjustment  made pursuant to the above  paragraph  shall be made successively  whenever any such  distribution is made and shall become effective on the day immediately after the date fixed of the determination of stockholders entitled to receive such distribution.

            Notwithstanding  the  foregoing,   with  respect  to  an  adjustment
pursuant  to  this  CLAUSE  (c)  in  connection   with  any  dividend  or  other
distribution  by the Company to the holders of shares of Common  Stock of shares of capital  stock of any class or  series,  or similar  equity  interest,  of or relating  to a  Subsidiary  or  other  business  unit of the  Company  (i.e.,  a so-called  "SPIN-OFF"),  the Conversion Rate in effect  immediately prior to the close of  business on the record date fixed for  determination  of  stockholders entitled to receive the  distribution  will be adjusted  based on the  following formula:

                         CR1 = CR0 * ((MPs + MPc) / MPc)

            where:

            CR0 =  the Conversion Rate in effect immediately prior to such event

            CR1 =  the Conversion Rate in effect immediately after such event

            MPs =  the  average of the Last  Reported  Bid Prices of the capital stock or similar equity  interest  distributed to the holders of shares of Common Stock  applicable  to one share of Common
                   Stock for the first ten (10)  consecutive  Trading Days after the effective date of the spin-off transaction

            MPc =  the  average  of the Last  Reported  Bid  Prices of shares of
                   Common Stock for the first ten (10) consecutive  Trading Days after the effective date of the spin-off transaction

            The adjustment to the Conversion Rate under the preceding  paragraph will  occur on the tenth  (10th)  Trading  Day after the  effective  date of the spin-off.

            If any such dividend or distribution described in this CLAUSE (C) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the  Conversion  Rate  that  would  then  be  in  effect  if  such  dividend  or distribution had not been declared.

            To the extent  that the  Company  has a  stockholder  rights plan in effect at the time of  conversion  of Notes  into  shares of Common  Stock,  the
Holder will  receive,  in addition to the Common Stock into which such Notes are then  convertible,  the rights  under the  rights  plan  unless the rights  have separated  from the Common  Stock before the time of such  conversion,  in which case the Conversion  Rate will be adjusted as if the Company had  distributed to all holders of Common  Stock  evidences of the  indebtedness,  shares of capital stock of the Company or any of its  Subsidiaries,  cash, assets or securities as described in this CLAUSE (c) above,  subject to readjustment in the event of the expiration, termination or redemption of such rights.

            (d) If the Company makes any cash dividend or distribution to all or substantially  all of the holders of Common Stock,  the Conversion  Rate will be adjusted based on the following formula:

                            CR1 = CR0 * (MP / (MP-C))

                                      -74-

            where:

            CR0 =  the Conversion Rate in effect immediately prior to such event

            CR1 =  the Conversion Rate in effect immediately after such event

            MP  =  the  average  of the Last  Reported  Bid  Prices of shares of
                   Common Stock for the ten (10) consecutive  Trading Days prior to the Business Day immediately preceding the record date for such distribution

            C   =  the amount of cash  dividended or otherwise  distributed  per share of Common Stock

            An  adjustment  made  pursuant  to  this  CLAUSE  (d)  shall  become effective on the date immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.  If any dividend or  distribution  described  in this CLAUSE (d) is  declared  but not so paid or made,  the Conversion  Rate shall again be adjusted to the Conversion  Rate that would then be in effect if such dividend or distribution had not been declared.

            (e) If the Company or any of its  Subsidiaries  purchases  shares of
Common  Stock  pursuant to a tender  offer or exchange  offer which  involves an aggregate consideration per share of Common Stock that exceeds the Last Reported
Bid Price of shares of Common Stock on the Trading Day next  succeeding the last date on which  tenders or exchanges  may be made pursuant to the tender offer or exchange offer (the  "EXPIRATION  TIME"),  the Conversion  Rate will be adjusted based on the following formula:

                   CR1 = CR0 * (FV + (MP * OS1)) / (MP * OS0)

            where:

            CR0 =  the Conversion Rate in effect immediately prior to such event

            CR1 =  the Conversion Rate in effect immediately after such event

            FV  =  the Fair  Market  Value of all cash and  other  consideration paid or  payable  for all  shares  of Common  Stock  that the
                   Company or its  Subsidiary  purchases in such tender offer or exchange offer

            MP  =  the  average  of the Last  Reported  Bid  Prices of shares of
                   Common  Stock  for  the ten  (10)  consecutive  Trading  Days commencing in the Trading Day next  succeeding  the date such tender offer or exchange offer expires

            OS0 =  the number of shares of Common Stock outstanding  immediately prior to such event

            OS1 =  the number of shares of Common Stock outstanding  immediately after such event

            Any  adjustment  made  pursuant  to this  CLAUSE  (e)  shall  become effective on the date immediately  following the Expiration Time. If the Company is obligated to purchase  shares of Common Stock  pursuant to any such tender or exchange offer, but the Company is permanently  prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion

                                      -75-

Rate shall again be adjusted to be the  Conversion  Rate that would be in effect if such tender or exchange offer had not been made.

            (f) The  reclassification of Common Stock into securities other than
Common Stock  (other than any  reclassification  upon an event to which  SECTION
12.06 applies) shall be deemed to involve (i) a distribution  of such securities other than Common Stock to all holders of Common Stock (and the  effective  date of  such  reclassification  shall  be  deemed  to be  "the  date  fixed  for the determination of stockholders  entitled to receive such distribution" within the meaning of SECTION 12.05(c)), and (ii) a subdivision,  split or combination,  as the case may be, of the number of shares of Common Stock outstanding immediately prior to such  reclassification  into the  number  of  shares  of  Common  Stock
outstanding   immediately   thereafter   (and   the   effective   date  of  such
reclassification  shall  be  deemed  to be "the  day upon  which  such  split or combination becomes effective" within the meaning of SECTION 12.05(a)).

            (g)  Notwithstanding  the foregoing  provisions of SECTION 12.05, no adjustment  shall be made  thereunder,  nor shall an  adjustment  be made to the ability of a Holder of a Note to convert, for any distribution described therein if the Holder will otherwise  participate in the distribution without conversion of such Holder's Notes.

            (h) The Company may make such increases in the  Conversion  Rate, in addition to those required by CLAUSES (a) through (f) of this SECTION 12.05,  as the Board of  Directors  deems  advisable to avoid or diminish any income tax to holders of shares of capital  stock of the  Company  (or rights to acquire  such capital stock) resulting from any dividend or distribution of such capital stock
(or rights to acquire such capital  stock) or from any event treated as such for income tax purposes.

            To the extent  permitted by applicable law, the Company from time to time may  increase the  Conversion  Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable  during the period  and the Board of  Directors  shall have made a  determination  that such increase  would be in the best  interests  of the Company,  which  determination shall be conclusive.  Whenever the Conversion Rate is increased  pursuant to the preceding  sentence,  the Company shall mail to holders of record of the Notes a notice  of the  increase  at  least  fifteen  (15)  days  prior  to the date the increased  Conversion  Rate  takes  effect,  and such  notice  shall  state  the increased Conversion Rate and the period during which it will be in effect.

            (i)  Notwithstanding  anything  to the  contrary  set  forth in this
SECTION 12.05, no adjustment in the Conversion Rate will be required unless such adjustment would require a change of at least one percent (1%) in the Conversion
Rate then in effect at such time. Any  adjustment to the  Conversion  Rate that, but for the provisions of the immediately preceding sentence, would otherwise be required  to be made shall be  carried  forward  and taken  into  account in any subsequent adjustment. All adjustments to the Conversion Rate under this ARTICLE
TWELVE  shall be made by the  Company  and shall be  calculated  to the  nearest one-ten thousandth (1/10,000) of a share.

            (j) Whenever the Conversion Rate is adjusted as herein provided, the
Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers'  Certificate  setting forth the  Conversion  Rate after such  adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Trust Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any  adjustment of the Conversion  Rate and may assume that the last  Conversion
Rate of which it has knowledge is still in effect.  Promptly  after  delivery of such  certificate,  the Company shall prepare a notice of such adjustment of the
Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment  becomes effective and shall mail such notice of such adjustment

                                      -76-

of the Conversion Rate to the holder of each Note at its last address  appearing on the Note register,  within twenty (20) days after execution thereof.  Failure to deliver  such  notice  shall not affect the  legality or validity of any such adjustment.

            (k) In any  case  in  which  this  SECTION  12.05  provides  that an adjustment  shall become  effective  immediately  after (1) a record date for an event,  (2) the date fixed for the  determination  of  stockholders  entitled to receive a dividend  or  distribution  pursuant to SECTION  12.05(a),  (3) a date fixed  for  the  determination  of  stockholders  entitled  to  receive  rights, warrants,  options or other  securities  pursuant to SECTION 12.05(b) or (4) the
Expiration  Time for any tender or exchange offer pursuant to SECTION  12.05(e),
(each a  "DETERMINATION  DATE"),  the  Company  may  elect  to defer  until  the occurrence  of the  applicable  Adjustment  Event (as  hereinafter  defined) (x)
issuing  to the holder of any Note (or  portion  thereof)  converted  after such
Determination  Date and before the  occurrence  of such  Adjustment  Event,  the additional  shares  of  Common  Stock or other  securities  issuable  upon  such conversion by reason of the adjustment  required by such  Adjustment  Event over and above the Common Stock issuable upon such conversion before giving effect to such  adjustment and (y) paying to such holder any amount in cash in lieu of any fraction  pursuant to SECTION  12.03(a).  For purposes of this SECTION 12.05(k), the term "ADJUSTMENT EVENT" shall mean:

            (i) in any case referred to in CLAUSE (1) hereof,  the occurrence of such event;

            (ii) in any case referred to in CLAUSE (2) hereof, the date any such dividend or distribution is paid or made;

            (iii) in any case  referred  to in CLAUSE  (3)  hereof,  the date of expiration of such rights,  warrants,  options or other securities (or the conversion  period of any  convertible  securities  issued  upon  exercise thereof); and

            (iv) in any case  referred to in CLAUSE (4) hereof,  the date a sale or exchange of Common Stock  pursuant to such tender or exchange  offer is consummated and becomes irrevocable

            (l) For  purposes  of this  SECTION  12.05,  the number of shares of
Common  Stock at any time  outstanding  shall  not  include  shares  held in the treasury of the Company but shall  include  shares  issuable in respect of scrip certificates  issued in lieu of fractions of shares of Common Stock. The Company will not pay any  dividend or make any  distribution  on shares of Common  Stock held in the treasury of the Company.

            (m) If the Trigger Event shall not have occurred on or prior to July
31, 2005,  then the  Conversion  Rate shall,  effective as of August 1, 2005, be adjusted to equal the Reset  Conversion  Rate,  which new Conversion  Rate shall remain subject to further  adjustment  from and after August 1, 2005 as provided in this ARTICLE TWELVE.

            SECTION 12.06. EFFECT OF RECLASSIFICATION,  CONSOLIDATION, MERGER OR
SALE. If any of the following events occur,  namely (i) any  reclassification or change of the  outstanding  shares of Common Stock (other than a subdivision  or combination to which SECTION 12.05(a) applies),  (ii) any consolidation,  merger or  combination  of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive  stock,  other  securities or other property or assets  (including  cash) with  respect to or in  exchange  for such
Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties  and assets of the  Company to any other  Person as a result of which holders of Common Stock shall be entitled to receive stock,  other securities or other  property or assets  (including  cash) with  respect to or in exchange for such Common Stock,  then the Company or the successor or purchasing  Person,  as the case may be, shall execute with the Trustee a supplemental  indenture (which

                                      -77-

shall  comply  with  the  TIA as in  force  at the  date  of  execution  of such supplemental  indenture)  providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets
(including cash) receivable upon such reclassification,  change,  consolidation, merger,  combination,  sale or  conveyance  by a holder of a number of shares of
Common  Stock  issuable  upon  conversion  of such  Notes  (assuming,  for  such purposes,  a sufficient  number of treasury  shares and  authorized and unissued shares of Common  Stock are  available  to convert all such  Notes)  immediately prior to such reclassification, change, consolidation, merger, combination, sale or  conveyance  assuming such holder of Common Stock did not exercise his rights of  election,  if any, as to the kind or amount of stock,  other  securities  or other property or assets (including cash) receivable upon such reclassification, change,  consolidation,  merger, combination, sale or conveyance (provided that, if the kind or amount of stock,  other  securities  or other  property or assets
(including cash) receivable upon such reclassification,  change,  consolidation, merger, combination, sale or conveyance is not the same for each share of Common
Stock in respect of which such rights of election  shall not have been exercised
(a "NON-ELECTING  SHARE"),  then for the purposes of this SECTION 12.06 the kind and amount of stock,  other  securities or other  property or assets  (including cash)  receivable upon such  reclassification,  change,  consolidation,  merger, combination,  sale or conveyance for each non-electing  share shall be deemed to be  the  kind  and  amount  so  receivable  per  share  by a  plurality  of  the non-electing shares). Such supplemental  indenture shall provide for adjustments which shall be as nearly  equivalent as may be  practicable  to the  adjustments provided for in this ARTICLE TWELVE.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address  appearing on the
Note  register,  within  twenty (20) days after  execution  thereof.  Failure to deliver  such  notice  shall  not  affect  the  legality  or  validity  of  such supplemental indenture.

            The above  provisions of this SECTION 12.06 shall similarly apply to successive reclassifications,  changes,  consolidations,  mergers, combinations, sales and conveyances.

            If this SECTION  12.06 applies to any event or  occurrence,  SECTION
12.05 shall not apply.

            SECTION  12.07.   TAXES  ON  SHARES  ISSUED.   The  issue  of  stock
certificates  on  conversions  of Note  shall  be  made  without  charge  to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect  of any  transfer  involved  in the issue and  delivery  of such  certificates  in any name  other  than that of the holder of any Note converted,  and the Company shall not be required to issue or deliver  any such  stock  certificate  unless  and until the  Person or  Persons requesting  the issue  thereof shall have paid to the Company the amount of such tax or shall have  established to the  satisfaction of the Company that such tax has been paid.

            SECTION  12.08.  RESERVATION  OF  SHARES,  SHARES TO BE FULLY  PAID;
COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS;  LISTING OF COMMON STOCK. The Company
shall provide,  free from preemptive  rights, out of its authorized but unissued shares or shares held in treasury,  sufficient shares of Common Stock to provide for the  conversion  of the Notes from time to time as such Notes are  presented for conversion.

            Before taking any action which would cause an adjustment  increasing the  Conversion  Rate to an amount that would cause the  Conversion  Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes,  the Company will take all corporate  action which may, in the opinion of its  counsel,  be necessary in order that the Company may validly  and  legally  issue  such  shares  of  Common  Stock  at such  adjusted
Conversion Rate.

                                      -78-

            The Company  covenants  that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and  nonassessable by the Company and free from all taxes,  Liens and charges  with  respect to the issue thereof.

            Subject  to the  terms of the  Registration  Rights  Agreement,  the
Company  covenants  that,  if any shares of Common  Stock to be provided for the purpose of conversion of Notes hereunder  require  registration with or approval of any governmental  authority under any federal or state law before such shares may be validly  issued upon  conversion,  the Company  will in good faith and as expeditiously  as  possible,  to the  extent  then  permitted  by the  rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

            The Company further  covenants that, if at any time the Common Stock shall be listed on the Nasdaq  National Market or Nasdaq Small Cap Market or any
national  securities  exchange or other automated  quotation system, the Company will, if permitted by the rules of such market,  exchange or automated quotation system,  list and keep listed, so long as the Common Stock shall be so listed on such market,  exchange or automated  quotation system, all Common Stock issuable upon conversion of the Notes.

            SECTION 12.09.  RESPONSIBILITY OF TRUSTEE. The Trustee and any other
Conversion  Agent shall not at any time be under any duty or  responsibility  to any holder of Notes to determine the Conversion  Rate or whether any facts exist which may require any adjustment of the Conversion  Rate, or with respect to the nature  or extent or  calculation  of any such  adjustment  when  made,  or with respect  to the  method  employed,  or herein or in any  supplemental  indenture provided  to be  employed,  in  making  the  same.  The  Trustee  and any  other
Conversion  Agent shall not be accountable with respect to the validity or value
(or the kind or amount) of any shares of Common Stock,  or of any  securities or property,  which may at any time be issued or delivered  upon the  conversion of
any  Notes;   and  the   Trustee  and  any  other   Conversion   Agent  make  no
representations  with respect  thereto.  Neither the Trustee nor any  Conversion
Agent shall be responsible for any failure of the Company to issue,  transfer or deliver any shares of Common Stock or stock  certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties,  responsibilities  or covenants of the Company contained  in this  ARTICLE  TWELVE.  Without  limiting  the  generality  of the foregoing,  neither  the  Trustee  nor any  Conversion  Agent shall be under any responsibility  to determine the correctness of any provisions  contained in any supplemental indenture entered into pursuant to SECTION 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash)
receivable  by  Holders  upon the  conversion  of their  Notes  after  any event referred to in such SECTION  12.06 or to any  adjustment to be made with respect thereto,  but,  subject  to the  provisions  of  SECTION  7.02,  may  accept  as conclusive  evidence of the  correctness  of any such  provisions,  and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated  to  file  with  the  Trustee  prior  to the  execution  of  any  such supplemental indenture) with respect thereto.

            SECTION 12.10.  NOTICE TO HOLDERS PRIOR TO CERTAIN  ACTIONS.  In the
event that:

            (a) the Company shall declare a dividend (or any other distribution)
on its Common Stock that would  require an  adjustment  in the  Conversion  Rate pursuant to SECTION 12.05; or

            (b) the Company  shall  authorize the granting to the holders of all or substantially all of the shares of Common Stock of rights, warrants,  options or other  securities  to  subscribe  for or  purchase  any share of any class of capital  stock of the Company or any other  rights,  warrants,  options or other securities of the Company; or

                                      -79-

            (c) of any  reclassification  or  reorganization of the Common Stock
(other than a subdivision or combination of the  outstanding  Common Stock, or a change in par value,  or from par value to no par value, or from no par value to par value),  or of any  consolidation  or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) of the  voluntary or  involuntary  dissolution,  liquidation  or winding up of the Company;

the  Company  shall  cause to be filed with the Trustee and to be mailed to each holder of Notes at its address  appearing on the Note  register,  as promptly as possible  but in any event at least ten (10) days prior to the  applicable  date hereinafter  specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend,  distribution or grant,  or, if a record is not to be taken,  the date as of which the holders of Common  Stock of record to be entitled to such dividend,  distribution or grant are to be determined, or
(y) the  date on  which  such  reclassification,  consolidation,  merger,  sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur,  and the date as of which it is expected  that holders of Common Stock of record shall be entitled to exchange  their Common  Stock for  securities  or other property deliverable upon such  reclassification,  consolidation,  merger, sale,  transfer,  dissolution,  liquidation  or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution,  grant, reclassification,  consolidation,  merger, sale, transfer, dissolution, liquidation or winding up.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

            SECTION 13.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits,  qualifies,  or conflicts with another provision which is required to be included in this Indenture by the
TIA, the required  provision  shall  control.  Any provision of the TIA which is required to be included in a qualified  Indenture,  but not  expressly  included herein, shall be deemed to be included by this reference.

            SECTION 13.02. NOTICES.

            Any notices or other communications  required or permitted hereunder shall be in writing,  and shall be sufficiently  given if made by hand delivery, by telecopier or registered or certified mail,  postage prepaid,  return receipt requested, addressed as follows:

            if to the Company:

            Empire Resorts, Inc.
            c/o Monticello Raceway, Route 17B
            Monticello, NY  12701
            Attention:  Chief Executive Officer

            if to the Trustee:

            The Bank of New York
            Corporate Trust Administration
            101 Barclay Street, 8th Floor West
            New York, NY  10286

                                      -80-

            if to the Collateral Agent:

            The Bank of New York
            Corporate Trust Administration
            101 Barclay Street, 8th Floor West
            New York, NY  10286

            Each of the Company and the Trustee by written  notice to each other may designate  additional or different addresses for notices to such Person. Any notice or  communication  to the Company or the Trustee  shall be deemed to have been given or made as of the date so delivered  if  personally  delivered;  when receipt is  acknowledged,  if faxed; and five (5) calendar days after mailing if sent by registered or certified  mail,  postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

            Any notice or  communication  mailed to a Holder  shall be mailed to such  Holder by first  class  mail or other  equivalent  means at such  Holder's address as it appears on the  registration  books of the  Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

            Failure to mail a notice or  communication to a Holder or any defect in it shall not affect its  sufficiency  with  respect  to other  Holders.  If a notice or  communication  is mailed in the  manner  provided  above,  it is duly given, whether or not the addressee receives it.

            SECTION 13.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

            Holders may  communicate  pursuant to TIA Section  312(b) with other
Holders  with  respect to their  rights  under this  Indenture,  any  Collateral
Agreement,  any Guarantee or the Notes. The Company, the Trustee, the Collateral
Agent,  the  Registrar  and any other  Person shall have the  protection  of TIA
Section 312(c).

            SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or  application  by the Company or any Guarantor to the Trustee to take any action under this Indenture or any Collateral Agreement, the Company shall furnish to the Trustee upon request:

            (1) an  Officers'  Certificate,  in form  and  substance  reasonably satisfactory to the Trustee,  stating that, in the opinion of the signers, all conditions  precedent to be performed by the Company or the applicable
      Guarantor (as the case may be), if any,  provided for in this Indenture or any  Collateral  Agreement  relating  to the  proposed  action  have  been complied with; and

            (2) an Opinion  of  Counsel  stating  that,  in the  opinion of such counsel,  all such conditions  precedent to be performed by the Company or the  applicable  Guarantor  (as the case may be), if any,  provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with.

                                      -81-

            SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each  certificate  or  opinion  with  respect to  compliance  with a condition  or  covenant  provided  for  in  this  Indenture  or  any  Collateral
Agreement,  other than the Officers' Certificate required by SECTION 4.06, shall include:

            (1) a statement  that the Person making such  certificate or opinion has read such covenant or condition;

            (2) a brief  statement as to the nature and scope of the examination or investigation  upon which the statements or opinions  contained in such certificate or opinion are based;

            (3) a statement  that,  in the opinion of such  Person,  he has made such examination or investigation as is reasonably necessary to enable him to express an  informed  opinion  as to  whether or not such  covenant  or condition has been complied with; and

            (4) a  statement  as to whether or not,  in the opinion of each such
      Person, such condition or covenant has been complied with.

            SECTION 13.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

            The  Trustee  may  make  reasonable  rules  in  accordance  with the
Trustee's  customary  practices  for action by or at a meeting of  Holders.  The
Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 13.07. LEGAL HOLIDAYS.

            A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday,  a Sunday or a day on which banking institutions in New York, New
York or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place,  payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 13.08. GOVERNING LAW.

            (a) THIS INDENTURE,  THE NOTES AND THE GUARANTEES  SHALL BE GOVERNED
BY AND  CONSTRUED  IN  ACCORDANCE  WITH THE LAWS OF THE  STATE OF NEW  YORK,  AS
APPLIED TO CONTRACTS  MADE AND PERFORMED  WITHIN THE STATE OF NEW YORK,  WITHOUT
REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES  HERETO AGREES TO
SUBMIT TO THE  JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

            (b)  EACH  OF  THE  PARTIES  HERETO  IRREVOCABLY   CONSENTS  TO  THE
NON-EXCLUSIVE JURISDICTION OF SUPREME COURT OF NEW YORK, NEW YORK COUNTY AND THE
UNITED STATES  DISTRICT  COURT FOR THE SOUTHERN  DISTRICT OF NEW YORK,  NEW YORK
COUNTY AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS
INDENTURE.

                                      -82-

            SECTION 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture,  loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 13.10. NO RECOURSE AGAINST OTHERS.

            An Affiliate,  past, present or future director,  officer, employee, incorporator or stockholder of the Company or any Guarantor,  as such, shall not have any liability for any  obligations of the Company or the  Guarantors  under the Notes,  the  Guarantees,  or this  Indenture  or for any claim  based on, in respect of or by reason of such obligations or their creation.  Each Holder,  by accepting  a Note,  waives and  releases  all such  liability.  Such  waiver and release are part of the  consideration for the issuance of the Notes. The waiver may not be effective to waive liability under the federal securities laws.

            SECTION 13.11. SUCCESSORS.

            All agreements of the Company and the Guarantors in this  Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of the
Trustee and the Collateral  Agent in this Indenture shall bind their  respective successors.

            SECTION 13.12. DUPLICATE ORIGINALS.

            All  parties may sign any number of copies of this  Indenture.  Each signed copy shall be an original,  but all of them together shall  represent the same agreement.

            SECTION 13.13. SEVERABILITY.

            In case any one or more of the  provisions  in this  Indenture,  the
Notes or in the Guarantees shall be held invalid,  illegal or unenforceable,  in any respect for any reason,  the validity,  legality and  enforceability  of any such provision in every other respect and of the remaining  provisions shall not in any way be affected or impaired  thereby,  it being  intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            SECTION 13.14. WAIVER OF JURY TRIAL.

            EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR
PROCEEDING  ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE,  THE NOTES, THE
GUARANTEES,  THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS  CONTEMPLATED BY THIS
INDENTURE.

                                      -83-

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                            EMPIRE RESORTS, INC.

                                            By: /s/ Scott A. Kaniewski
                                                --------------------------------
                                                Name:   Scott A. Kaniewski
                                                Title:  Chief Financial Officer

                                            ALPHA MONTICELLO, INC.

                                            By: /s/ Scott A. Kaniewski
                                                --------------------------------
                                                Name:   Scott A. Kaniewski
                                                Title:  President

                                            ALPHA CASINO MANAGEMENT INC.

                                            By: /s/ Scott A. Kaniewski
                                                --------------------------------
                                                Name:   Scott A. Kaniewski
                                                Title:  President

                                            MOHAWK MANAGEMENT, LLC

                                            By: /s/ Scott A. Kaniewski
                                                --------------------------------
                                                Name:   Scott A. Kaniewski
                                                Title:  Manager

                                            MONTICELLO CASINO MANAGEMENT, LLC

                                            By: /s/ Scott A. Kaniewski
                                                --------------------------------
                                                Name:   Scott A. Kaniewski
                                                Title:  Manager

                                            MONTICELLO RACEWAY DEVELOPMENT
                                            COMPANY, LLC

                                            By: /s/ Scott A. Kaniewski
                                                --------------------------------
                                                Name:   Scott A. Kaniewski
                                                Title:  Manager

                                            MONTICELLO RACEWAY MANAGEMENT, INC.

                                            By: /s/ Thomas W. Aro
                                                --------------------------------
                                                Name:   Thomas W. Aro
                                                Title:  President

                                            THE BANK OF NEW YORK, as Trustee

                                            By: /s/ Kisha A. Holder
                                                --------------------------------
                                                Name:   Kisha A. Holder
                                                Title:  Assistant Vice President

                                            THE BANK OF NEW YORK, as Collateral
                                            Agent

                                            By: /s/ Kisha A. Holder
                                                --------------------------------
                                                Name:   Kisha A. Holder
                                                Title:  Assistant Vice President

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                              EMPIRE RESORTS, INC.

                     5 1/2% CONVERTIBLE SENIOR NOTE DUE 2014

CUSIP No. ____________                                               $__________
No.___________

            Empire Resorts,  Inc., a Delaware  corporation (the "COMPANY," which term  includes any  successor  entity),  for value  received  promises to pay to
_____________  or  registered  assigns the  principal  sum of  _________________
DOLLARS  (or such  principal  amount as may be set forth in the  records  of the
Trustee  hereinafter  referred to in accordance  with the Indenture) on July 31,
2014, and to pay interest thereon as hereinafter set forth.

            Interest Rate:  5 1/2%

            Interest Payment Dates:  January 31 and July 31

            Record Dates:  January 15 and July 15

            Reference is made to the further  provisions of this Note  contained herein, which will for all purposes have the same effect as if set forth at this place.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS  WHEREOF,  the  Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                                EMPIRE RESORTS, INC.

Dated:  ______                                  By:
                                                    ----------------------------
                                                Name:
                                                Title:

                                      A-2

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the 5 1/2% Convertible Senior Notes due 2014 referred to in the within-mentioned IndenturE.

                                                THE BANK OF NEW YORK, as Trustee

Dated:  ______                                  By:
                                                    ----------------------------
                                                    Name:
                                                    Title: Authorized Signatory

                                      A-3

                              (REVERSE OF SECURITY)

                     5 1/2% CONVERTIBLE SENIOR NOTE DUE 2014

            1.  INTEREST.  Empire  Resorts,  Inc., a Delaware  corporation  (the
"COMPANY"), promises to pay interest on the principal amount of this Note at the initial rate of 5 1/2% per annum. In the event that the Trigger Event shall have not occurred on or prior to July 31, 2005,  this Note will accrue  interest from and after July 31, 2005 at an annual rate of 8%; provided,  that, if at any time from and after July 31, 2005, the Trigger Event shall occur,  the annual rate at which  interest  shall accrue on this Note shall  return to 5 1/2%.  Interest on this Note will accrue from the most recent date on which  interest has been paid or, if no interest has been paid,  from and including the date of issuance.  The
Company will pay interest  semi-annually  in arrears on each January 31 and July
31 (each, an "INTEREST PAYMENT DATE"),  commencing on January 31, 2005. Interest will be  computed  on the basis of a 360-day  year  comprised  of twelve  30-day months.  The Company will pay  interest on overdue  principal at 1% per annum in excess  of the above  rate and will pay  interest  on  overdue  installments  of interest at such higher rate to the extent lawful.

            2. METHOD OF PAYMENT.  The Company  shall pay  interest on the Notes
(except  defaulted  interest) to the Persons who are  registered  Holders at the close of  business  on each  January  15 and July 15  (each,  a  "RECORD  DATE")
immediately preceding the applicable Interest Payment Date even if the Notes are cancelled on  registration  of transfer or  registration  of exchange after such
Record Date, and on or before such Interest Payment Date. Holders must surrender
Notes to a Paying Agent to collect  principal  payments.  The Company  shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S.  LEGAL  TENDER").
However,  the Company may pay  principal  and interest by check  payable in such
U.S.  Legal  Tender.  The Company may deliver any such  interest  payment to the
Paying Agent or to a Holder at the Holder's registered address.

            3. PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York (the
"TRUSTEE")  will act as Paying Agent and  Registrar.  The Company may change any
Paying Agent, Registrar or co-Registrar without notice to the Holders.

            4.  INDENTURE.  The Notes and the  Guarantees  were issued  under an
Indenture,  dated as of July 26, 2004 (the "INDENTURE"),  among the Company, the
Guarantors named therein and the Trustee.  Capitalized  terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include  those stated in the  Indenture  and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss.  77aaa-77bbbb)
(the "TIA"),  as in effect on the date of the  Indenture  until such time as the
Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary  herein,  the Notes are subject to all such terms, and Holders of Notes are referred to the  Indenture  and the TIA for a statement  of such terms.  The
Notes are senior secured obligations of the Company. Each Holder, by accepting a
Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                                      A-4

            5. OPTIONAL REDEMPTION.

            (a) OPTIONAL REDEMPTION ON OR AFTER APRIL 15, 2007 BUT PRIOR TO JULY
31, 2009. At any time on or after July 31, 2007 but prior to July 31, 2009,  the
Company may, at its option,  redeem some or all of the Notes, upon not less than thirty  (30) nor more than  sixty (60) days'  notice,  for cash at a  redemption price  equal  to  100% of the  principal  amount  thereof  plus  the  Applicable
Redemption  Premium  as of,  and  accrued  and unpaid  interest  and  Liquidated
Damages,  if any,  thereon  to,  the  date of  redemption,  but only if the last reported  bid  price of the  Company's  Common  Stock has  exceeded  150% of the conversion price then in effect for at least twenty (20) trading days during the thirty (30)  consecutive  trading day period  ending on the trading day prior to the date on which the Company mails the notice of redemption.

            (b) OPTIONAL REDEMPTION ON OR AFTER JULY 31, 2009. At any time on or after July 31, 2009,  the Company may, at its option,  redeem some or all of the
Notes, upon not less than thirty (30) nor more than sixty (60) days' notice, for cash at a redemption  price equal to 100% of the principal  amount  thereof plus accrued and unpaid interest and Liquidated  Damages, if any, thereon to the date of redemption.

            (c) Unless the Company  defaults  in the  payment of the  redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

            6. REGULATORY REDEMPTION.

            (a) If any Gaming  Authority  or Racing  Authority  requires  that a
Holder  or  beneficial  owner  of Notes  must be  licensed,  qualified  or found suitable  under  any  applicable  Gaming  Law or Racing  Law and such  Holder or beneficial  owner  fails to apply for a license,  qualification  or a finding of suitability  within  30  days  after  being  requested  to do so by  the  Gaming
Authority  or Racing  Authority  (or such lesser  period that may be required by such Gaming Authority or Racing Authority), or if such Holder or such beneficial owner is not so licensed,  qualified or found  suitable,  the Company shall have the right,  at its option,  (1) to require  such Holder or  beneficial  owner to dispose of such Holder's or  beneficial  owner's Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or Racing Authority or such  earlier  date as may be  ordered  by such  Gaming  Authority  or Racing
Authority  or (2) to  redeem  the  Notes  of such  Holder  or  beneficial  owner
(possibly  within less than 30 days  following the notice of  redemption,  if so ordered by such Gaming  Authority or Racing  Authority)  at a  redemption  price equal to the lesser of (i) 100% of the principal  amount  thereof  together with accrued and unpaid  interest and  Liquidated  Damages,  if any,  thereon to, the earlier of the date of redemption,  the date of the finding of  unsuitability by such  Gaming  Authority  or Racing  Authority,  or such  earlier  date as may be required by such Gaming Authority or Racing Authority (which may be less than 30 days following the notice of redemption,  if so ordered by such Gaming Authority or Racing Authority),  (ii) the Holder's cost, and (iii) any other amount as may be required by applicable law or by such Gaming  Authority or Racing  Authority.
The Company  shall notify the Trustee in writing of any such  redemption as soon as practicable and the redemption price of each Note to be redeemed.

                                      A-5

            (b)  The  Holder  or  beneficial   owner  applying  for  a  license,
qualification  or a finding of  suitability  must pay all costs of the licensure and  investigation for such  qualification or finding of suitability.  Under the
Indenture,  the Company is not  required to pay or  reimburse  any Holder of the
Notes  or  beneficial   owner  who  is  required  to  apply  for  such  license,
qualification  or  finding of  suitability  for the costs of the  licensure  and investigation  for such  qualification  or finding of suitability.  Such expense will, therefore, be the obligation of such Holder or beneficial owner.

            (c)  Immediately  upon the  imposition  by any Gaming  Authority  or
Racing  Authority of a finding that any Holder or  beneficial  owner  dispose of this Note,  such Holder or beneficial  owner will have no further  rights (i) to exercise,  directly or  indirectly,  through any  trustee,  nominee or any other
Person,  any right conferred by the Notes (including,  without  limitation,  the conversion  rights  described  herein) or (ii) to receive any  interest or other distributions or payments with respect to the Notes, except the redemption price referred to above.

            7.  NOTICE OF  REDEMPTION.  Notice of  redemption  will be mailed by first-class  mail  at  least  30 days  but not  more  than  60 days  before  the
Redemption  Date to  each  Holder  of  Notes  to be  redeemed  at such  Holder's registered  address. If the Company elects to redeem less than all of the Notes, selection of the Notes for redemption  will be made by the Trustee either (i) in compliance with the requirements of the principal national securities  exchange, if any, on which the Notes are listed,  or (ii) if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably  determine is fair and appropriate.  No Notes of a principal  amount  of $1,000 or less  shall be  redeemed  in part and Notes of a principal  amount in excess of $1,000 may be  redeemed in part in  multiples  of
$1,000 only. If Notes are to be redeemed in part only,  the notice of redemption shall state the portion of the principal  amount  thereof to be redeemed.  A new
Note in a principal  amount  equal to the  unredeemed  portion  thereof  will be issued in the name of the Holder thereof upon  cancellation of the original Note
(or appropriate adjustments to the amount and beneficial interests in any global
Note will be made).

            8. REPURCHASE AT THE OPTION OF HOLDER.  The Indenture  provides that on July 31,  2009,  each Holder will have the right to require  that the Company purchase  any of such  Holder's  Notes or portions  thereof,  subject to certain conditions and in accordance with the procedures set forth in the Indenture.

            9.  OFFERS  TO  PURCHASE.  The  Indenture  provides  that  upon  the occurrence  of a Change of  Control  or an Asset  Sale and  subject  to  further limitations  contained  therein,  the  Company  will  make an offer to  purchase certain  amounts of the Notes in accordance with the procedures set forth in the
Indenture.

            10.  CONVERSION.  Subject to the occurrence of certain events and in compliance with the provisions of the Indenture,  prior to maturity,  redemption or repurchase,  the Holder hereof has the right, at its option,  to convert each
$1,000  principal amount of the Notes into 72.727 shares of the Company's Common
Stock (at a Conversion Price of approximately  $13.75 per share), as such shares shall be constituted  at the date of conversion  and subject to adjustment  from time to time as provided in the Indenture,  upon surrender of this Note with the form entitled "FORM OF CONVERSION  NOTICE" on the reverse hereof duly completed,

                                      A-6

to the  Company  at the  office  or agency of the  Company  maintained  for that purpose in accordance  with the terms of the Indenture or, at the option of such holder,  the  Corporate  Trust  Office,  and,  unless  the  shares  issuable  on conversion are to be issued in the same name as this Note,  duly endorsed by, or accompanied by instruments of transfer in form  satisfactory to the Company duly executed  by, the Holder or by its duly  authorized  attorney.  The Company will notify the Holder hereof of any event  triggering the right to convert the Notes as specified above in accordance with the Indenture.

            11.  GUARANTEE.  The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally  guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the  Indenture.  Reference is hereby made to the Indenture for a statement of the respective rights,  limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

            12.  REGISTRATION  RIGHTS.   Pursuant  to  the  Registration  Rights
Agreement  between the Company and the Initial  Purchaser,  the Company  will be obligated to file a Shelf Registration Statement for an offering to be made on a delayed or  continuous  basis  registering  the resale of the Notes from time to time by Holders.

            13. DENOMINATIONS;  TRANSFER;  EXCHANGE. The Notes are in registered form,  without  coupons,  in  denominations  of $1,000  and  integral  multiples thereof.  A Holder  shall  register  the  transfer  of or  exchange  of Notes in accordance with the Indenture.  The Registrar may require a Holder,  among other things, to furnish  appropriate  endorsements and transfer  documents and to pay any taxes, fees or similar  governmental charges payable in connection therewith as permitted by the  Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            14. PERSONS DEEMED OWNERS.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

            15.  UNCLAIMED  MONEY.  If money for the  payment  of  principal  or interest  remains  unclaimed  for two years  after  payment  to the  Holders  is required,  the Trustee or the Paying  Agent,  as the case may be, shall pay such amounts without  interest  thereon back to the Company upon written request from the Company to the Trustee or the Paying Agent,  as the case may be,  subject to the terms of the  Indenture.  After that,  all liability of the Trustee and such
Paying Agent with respect to such money shall cease.

            16. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any
time deposits with the Trustee U.S. Legal Tender or U.S. Government  Obligations
sufficient  to pay the  principal of and interest on the Notes to  redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants,  but excluding its obligation to pay the principal of and interest and Liquidated Damages, if any, on the Notes.)

            17.  AMENDMENT,   SUPPLEMENT,   WAIVER,   ETC.  Subject  to  certain
exceptions, the Indenture, the Notes, any Collateral Agreement or the Guarantees
may be amended,  supplemented  or waived with the written consent of the Holders

                                      A-7

of at  least  a  majority  in  aggregate  principal  amount  of the  Notes  then outstanding.  Without  consent of any  Holder,  the  parties  thereto may amend, supplement  or waive  provisions of the  Indenture,  the Notes,  any  Collateral
Agreement or the Guarantees to, among other things,  cure any ambiguity,  defect or  inconsistency,  maintain the  qualification of the Indenture under the Trust
Indenture  Act of 1939,  as  amended,  and make any other  change  that does not adversely affect in any material respect the rights of any Holder of a Note.

            18. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, consummate an asset sale, merge or consolidate with any other  Person,  sell,  assign,  transfer,  lease,  convey or  otherwise dispose of all or substantially all of their assets, adopt a plan of liquidation or impair their assets.  Such  limitations  are subject to a number of important qualifications  and  exceptions.  Pursuant to the  Indenture,  the Company  must annually report to the Trustee on compliance with such limitations.

            19. SUCCESSORS.  When a successor Person assumes, in accordance with the Indenture,  all the obligations of its  predecessor  Person under the Notes, the Guarantees and the Indenture,  the predecessor  Person will be released from those obligations.

            20.  DEFAULTS AND  REMEDIES.  Events of Default are set forth in the
Indenture. If an Event of Default occurs (other than Events of Default resulting from bankruptcy or insolvency as described  below) and is continuing and has not been waived,  the Trustee or the Holders of at least 25% in aggregate  principal amount of Notes then outstanding may declare all the Notes to be due and payable in the  manner,  at the  time and with the  effect  provided  in the  Indenture.
Certain  events of  bankruptcy  or  insolvency  are Events of Default  and shall result in the Notes being  immediately  due and payable upon the  occurrence  of such  Events of Default  without  any  further act of the Trustee or any Holder.
Holders  of Notes  may not  enforce  the  Indenture  except as  provided  in the
Indenture.  The Trustee is not  obligated to enforce the  Indenture or the Notes unless it has received  indemnity  satisfactory  to it. The  Indenture  permits, subject to  certain  limitations  therein  provided,  Holders  of a majority  in aggregate  principal  amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from
Holders of Notes notice of any continuing  Default or Event of Default (except a default in payment of principal or interest) if it determines  that  withholding notice is in their interest.

            21. TRUSTEE  DEALINGS WITH COMPANY.  Subject to the terms of the TIA and the  Indenture,  the Trustee under the  Indenture,  in its individual or any other capacity,  may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective  Affiliates as if it were not the Trustee.

            22.  NO  RECOURSE  AGAINST  OTHERS.  No  past,   present  or  future
stockholder,  director,  officer,  employee  or  incorporator,  as such,  of the
Company or the  Guarantors  shall have any liability  for any  obligation of the
Company  under the Notes,  the  Guarantees,  the  Collateral  Agreements  or the
Indenture  or for any  claim  based  on,  in  respect  of or by  reason  of such obligations or their creation.  Each Holder of a Note by accepting a Note waives and  releases  all  such  liability.  The  waiver  and  release  are part of the consideration for the issuance of the Notes.

                                      A-8

            23.  AUTHENTICATION.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this
Note.

            24. GOVERNING LAW.

            (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH
THE LAWS OF THE STATE OF NEW YORK,  AS APPLIED TO CONTRACTS  MADE AND  PERFORMED
WITHIN THE STATE OF NEW YORK,  WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
EACH OF THE  TRUSTEE,  THE COMPANY,  THE  GUARANTORS  AND THE HOLDERS  AGREES TO
SUBMIT TO THE  JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

            (b) EACH OF THE TRUSTEE, THE COMPANY, THE GUARANTORS AND THE HOLDERS
IRREVOCABLY  CONSENTS TO THE NON-EXCLUSIVE  JURISDICTION OF THE SUPREME COURT OF
NEW YORK, NEW YORK COUNTY AND THE UNITED STATES  DISTRICT COURT FOR THE SOUTHERN
DISTRICT OF NEW YORK,  NEW YORK COUNTY AND WAIVES TRIAL BY JURY IN ANY ACTION OR
PROCEEDING WITH RESPECT TO THIS NOTE.

            25. ABBREVIATIONS AND DEFINED TERMS. Customary  abbreviations may be used in the  name of a Holder  of a Note or an  assignee,  such  as:  TEN COM (=
tenants  in  common),  TEN ENT (= tenants  by the  entireties),  JT TEN (= joint tenants  with  right of  survivorship  and not as tenants  in  common),  CUST (=
Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            26. SECURITY.  The Company's and Guarantors'  obligations  under the
Notes  are  secured  by liens on the  Collateral  pursuant  to the  terms of the
Collateral  Agreements.  The actions of the Trustee and the Holders of the Notes secured by such liens and the  application  of proceeds from the  enforcement of any remedies with respect to such  Collateral are limited  pursuant to the terms of the Collateral Agreements.

            27. CUSIP NUMBERS.  Pursuant to a recommendation  promulgated by the
Committee on Uniform Security Identification  Procedures, the Company has caused
CUSIP numbers to be printed on the Notes as a convenience  to the Holders of the
Notes. No  representation  is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

            The  Company  will  furnish  to any  Holder of a Note  upon  written request and without charge a copy of the Indenture. Requests may be made to:

                        Empire Resorts, Inc.
                        c/o Monticello Raceway
                        Route 17B
                        Monticello, NY 12701

                                      A-9

                                 ASSIGNMENT FORM
                                 ---------------

            If you the Holder want to assign  this Note,  fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and
                  social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent  to  transfer  this  Note on the  books  of the  Company.  The  agent  may substitute another to act for him.

Dated: _______________________________   Signed:________________________________
                                                (Sign   exactly   as  your  name
                                                appears  on the  other  side  of
                                                this Note)

Signature Guarantee: _________________________________

            In connection  with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the  declaration  by the SEC of the effectiveness  of a registration  statement under the Securities Act of 1933, as
amended  (the   "SECURITIES   ACT"),   covering  resales  of  this  Note  (which
effectiveness  shall not have been  suspended or  terminated  at the date of the transfer)  and (ii) July 26,  2006,  the  undersigned  confirms  that it has not utilized any general  solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [CHECK ONE]

(1) ______  to the Company or a subsidiary thereof; or

(2) ______  pursuant to and in  compliance  with Rule 144A under the  Securities
            Act; or

(3) ______  to an  institutional  "accredited  investor"  (as  defined  in  Rule
            501(a)(1),  (2),  (3) or (7)  under  the  Securities  Act)  that has
            furnished  to  the  Trustee  a  signed  letter  containing   certain
            representations  and  agreements  (the form of which  letter  can be obtained from the Trustee); or

(4) ______  outside the United States to a person other than a "U.S.  person" in compliance  with Rule 904 of Regulation S under the Securities  Act;
            or

(5) ______  pursuant to the  exemption  from  registration  provided by Rule 144 under the Securities Act; or

(6) ______  pursuant to an effective registration statement under the Securities
            Act.

Unless one of the boxes is checked,  the Trustee  will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof;  PROVIDED that if box (3), (4) or (5) is checked, the
Company or the Trustee may require,  prior to  registering  any such transfer of
the  Notes,  in  its  sole  discretion,  such  legal  opinions,   certifications
(including  an  investment  letter  in the  case of box (3) or  (4))  and  other information  as the Trustee or the Company has  reasonably  requested to confirm that  such  transfer  is being  made  pursuant  to an  exemption  from,  or in a transaction not subject to, the registration requirements of the Securities Act.

            If none of the foregoing boxes is checked,  the Trustee or Registrar shall not be  obligated  to register  this Note in the name of any person  other than the Holder hereof  unless and until the  conditions to any such transfer of registration  set forth herein and in Section 2.15 of the  Indenture  shall have been satisfied.

Dated: _______________________________   Signed:________________________________
                                                (Sign   exactly   as  your  name
                                                appears  on the  other  side  of
                                                this Note)

Signature Guarantee: __________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The  undersigned  represents and warrants that it is purchasing this
Note for its own account or an account with  respect to which it exercises  sole investment  discretion  and  that  it  and  any  such  account  is a  "qualified institutional  buyer" within the meaning of Rule 144A under the  Securities  Act and is aware  that the sale to it is being  made in  reliance  on Rule  144A and acknowledges that it has received such information  regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such  information  and that it is aware that the  transferor is relying upon the undersigned's  foregoing  representations  in order to claim the exemption  from registration provided by Rule 144A.

Dated:  ___________________      _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                                      A-2

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have  this  Note  purchased  by the  Company pursuant to Section 4.13 or 4.15 of the Indenture, check the appropriate box:

              Section 4.13  [    ]

              Section 4.15  [    ]

            If you want to elect to have only part of this Note purchased by the
Company pursuant to Section 4.13 or 4.15 of the Indenture,  state the amount you elect to have purchased:

$____________________________________

Dated:___________________________        _______________________________________
                                         NOTICE: The     signature    on    this
                                                 assignment must correspond with
                                                 the name as it appears upon the
                                                 face  of  the  within  Note  in
                                                 every    particular     without
                                                 alteration  or  enlargement  or
                                                 any  change  whatsoever  and be
                                                 guaranteed  by  the  endorser's
                                                 bank or broker.

                                         Signature Guarantee:___________________

                                      A-3

                            FORM OF CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check this box: [ ]

To convert  only part of this Note,  state the original  principal  amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$_________________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________

________________________________________________________________________________

(Insert other person's soc. sec. or tax ID no.)

________________________________________________________________________________

(Print or type other person's name, address and zip code)

________________________________________________________________________________

Date: _____________________ Your Signature: ______________________________________

(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS NOTE)

                                      A-4

                                                                     EXHIBIT B-1
                                                                     -----------

                         FORM OF LEGEND FOR GLOBAL NOTE

            Any Global Note  authenticated and delivered  hereunder shall bear a legend (which would be in addition to any other legends  required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL  NOTE  WITHIN  THE  MEANING OF THE  INDENTURE  HEREINAFTER
REFERRED  TO AND IS  REGISTERED  IN THE NAME OF A  DEPOSITORY  OR A NOMINEE OF A
DEPOSITORY OR A SUCCESSOR  DEPOSITORY.  THIS NOTE IS NOT  EXCHANGEABLE FOR NOTES
REGISTERED  IN THE NAME OF A PERSON  OTHER THAN THE  DEPOSITORY  OR ITS  NOMINEE
EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE,  AND NO TRANSFER
OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO
A NOMINEE OF THE  DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY
OR ANOTHER NOMINEE OF THE  DEPOSITORY)  MAY BE REGISTERED  EXCEPT IN THE LIMITED
CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY
TRUST COMPANY, A NEW YORK CORPORATION  ("DTC"),  TO THE COMPANY OR ITS AGENT FOR
REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED
IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE  OF DTC (AND ANY  PAYMENT  IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC),  ANY TRANSFER,
PLEDGE  OR OTHER  USE  HEREOF  FOR  VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL  INASMUCH AS THE REGISTERED  OWNER HEREOF,  CEDE & CO., HAS AN INTEREST
HEREIN.

                                     B-1-1

                                                                     EXHIBIT B-2
                                                                     -----------

                        FORM OF PRIVATE PLACEMENT LEGEND

THIS NOTE HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "SECURITIES  ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY
INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,  TRANSFERRED,
PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION
UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS
A "QUALIFIED  INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT),  (B) IT IS A NON-U.S.  PURCHASER AND IS ACQUIRING THIS NOTE IN AN OFFSHORE
TRANSACTION  WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C)
IT IS AN INSTITUTIONAL  "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(a)(1),  (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO
OFFER,  SELL OR  OTHERWISE  TRANSFER  SUCH NOTE,  PRIOR TO THE DATE (THE "RESALE
RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL
ISSUE  DATE  HEREOF  AND THE LAST  DATE ON WHICH  THE  COMPANY  (AS  HEREINAFTER
DEFINED)  OR ANY  AFFILIATE  OF THE  COMPANY  WAS THE OWNER OF THIS NOTE (OR ANY
PREDECESSOR OF SUCH NOTE),  ONLY (A) TO THE COMPANY OR ANY  SUBSIDIARY  THEREOF,
(B) PURSUANT TO A REGISTRATION  STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER
THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT
TO RULE 144A UNDER THE SECURITIES  ACT, TO A PERSON IT REASONABLY  BELIEVES IS A
"QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT
THAT  PURCHASES  FOR  ITS  OWN  ACCOUNT  OR  FOR  THE  ACCOUNT  OF  A  QUALIFIED
INSTITUTIONAL  BUYER TO WHOM NOTICE IS GIVEN THAT THE  TRANSFER IS BEING MADE IN
RELIANCE ON RULE 144A,  (D) PURSUANT TO OFFERS AND SALES TO NON-U.S.  PURCHASERS
THAT OCCUR  OUTSIDE THE UNITED  STATES  WITHIN THE MEANING OF REGULATION S UNDER
THE SECURITIES ACT, (E) TO AN  INSTITUTIONAL  "ACCREDITED  INVESTOR"  WITHIN THE
MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES
ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT,  OR FOR THE ACCOUNT OF SUCH
AN INSTITUTIONAL  ACCREDITED  INVESTOR,  FOR INVESTMENT  PURPOSES AND NOT WITH A
VIEW TO, OR FOR OFFER OR SALE IN CONNECTION  WITH, ANY DISTRIBUTION IN VIOLATION
OF THE  SECURITIES ACT OR (F) PURSUANT TO ANOTHER  AVAILABLE  EXEMPTION FROM THE
REGISTRATION  REQUIREMENTS OF THE SECURITIES  ACT,  SUBJECT TO THE COMPANY'S AND
THE  TRUSTEE'S,  OR TRANSFER  AGENT'S,  AS  APPLICABLE,  RIGHT PRIOR TO ANY SUCH
OFFER,  SALE OR  TRANSFER  PURSUANT  TO CLAUSE  (D),  (E) OR (F) TO REQUIRE  THE

                                     B-2-1

DELIVERY  OF AN OPINION  OF  COUNSEL,  CERTIFICATION  AND/OR  OTHER  INFORMATION
SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING  CASES, A CERTIFICATE
OF TRANSFER IN THE FORM  APPEARING  ON THE OTHER SIDE OF THIS NOTE IS  COMPLETED
AND DELIVERED BY THE  TRANSFEROR TO THE TRUSTEE OR TRANSFER  AGENT.  THIS LEGEND
WILL BE REMOVED  UPON THE  REQUEST OF THE  HOLDER  AFTER THE RESALE  RESTRICTION
TERMINATION  DATE.  THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON
WHOM THIS NOTE OR AN INTEREST  HEREIN IS TRANSFERRED A NOTICE  SUBSTANTIALLY  TO
THE EFFECT OF THIS LEGEND.

                                     B-2-2

                                                                       EXHIBIT C
                                                                       ---------

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers To Non-QIB Accredited Investors
                    -----------------------------------------

                                                               -----------, ----

The Bank of New York
101 Barclay Street
Floor 8 West
New York, New York  10286

             Re:  5 1/2% Convertible Senior Notes due 2014 (the "NOTES") of
                  Empire Resorts, Inc., a Delaware corporation (the "COMPANY")

Ladies and Gentlemen:

            In connection with our proposed purchase of $_____________ aggregate principal amount of the Notes, we confirm that:

            1. We have received a copy of the Offering  Circular (the  "OFFERING
CIRCULAR"),  dated  July  16,  2004,  relating  to  the  Notes  and  such  other information as we deem necessary in order to make our  investment  decision.  We acknowledge  that we have read and agreed to the  matters  stated in the section entitled "Notice to Investors" of the Offering Circular.

            2. We  understand  that  any  subsequent  transfer  of the  Notes is subject to certain  restrictions and conditions set forth in the Indenture dated as of July 26, 2004 relating to the Notes (the  "INDENTURE")  and we agree to be bound by, and not to resell,  pledge or  otherwise  transfer the Notes except in compliance  with,  such  restrictions  and  conditions and the Securities Act of
1933, as amended (the "SECURITIES ACT").

            3. We understand  that the offer and sale of the Notes have not been registered under the Securities Act or any other applicable securities laws, and that the Notes may not be offered or sold except as permitted  in the  following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter  stated,  that if we should sell or otherwise transfer any Notes  prior to the date  which is  within  two  years  after  the  original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its  subsidiaries,  (ii) inside the United States in  accordance  with Rule 144A under the  Securities  Act to a "qualified  institutional  buyer" (as defined in
Rule 144A under the  Securities  Act),  (iii)  inside  the  United  States to an institutional  "accredited  investor" (as defined below) provided that, prior to such  transfer,  the  transferee  furnishes (or has furnished on its behalf by a
U.S.  broker-dealer) to you a signed letter containing  certain  representations
and  agreements   relating  to  the  restrictions  on  transfer  of  the  Notes, substantially  in the form of this  letter,  (iv)  outside the United  States in accordance  with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act

                                      C-1

(if available) or (vi) pursuant to an effective registration statement under the
Securities Act, and we further agree to provide to any person  purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We are not  acquiring the Notes for or on behalf of, and will not transfer  the Notes to, any pension or welfare  plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

            5. We understand  that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other  information as you and the Company may reasonably  require to confirm that the proposed  sale complies  with the  foregoing  restrictions.  We further understand  that the Notes  purchased by us will bear a legend to the  foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule
501(a)(1),  (2), (3) or (7) of Regulation D under the  Securities  Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating  the merits and risks of our  investment in the Notes,  and we and any accounts for which we are acting are each able to bear the economic  risk of our or their investment, as the case may be.

            7. We are acquiring the Notes purchased by us for our own account or for  one or  more  accounts  (each  of  which  is an  institutional  "accredited investor") as to each of which we exercise sole investment discretion.

            8.  We are  not  acquiring  Notes  with a view  to any  distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the  United  States or any other  applicable  jurisdiction;
provided that the  disposition  of our property and the property of any accounts for which we are acting as  fiduciary  shall  remain at all times within our and their control.

            You and the  Company  are  entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any  administrative  or legal  proceedings  or  official  inquiry  with respect to the matters  covered  hereby,  and we agree to notify you promptly if any of our  representations  or  warranties  herein  cease  to be  accurate  and complete.

            This letter shall be governed by, and construed in accordance  with, the laws of the State of New York without  regard to  principles of conflicts of laws.

                                          Very truly yours,

                                          [Name of Transferee]

                                          By: __________________________________
                                              Name:
                                              Title:

                                      C-2

                                                                     EXHIBIT D-1
                                                                     -----------

                            Form of Certificate to be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S
                       ----------------------------------

The Bank of New York
101 Barclay Street
Floor 8 West
New York, New York  10286

              Re:  5 1/2% Convertible Senior Notes due 2014 (the "NOTES") of
                   Empire Resorts, Inc., a Delaware corporation (the "COMPANY")

Ladies and Gentlemen:

            In connection with our proposed sale of $________________  aggregate principal  amount of the  Notes,  we  confirm  that such sale has been  effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of
1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

            1. the  offer of the  Notes  was not made to a U.S.  person  or to a person in the United States;

            2.  either  (a) at the  time  the  buy  offer  was  originated,  the transferee  was  outside  the United  States or we and any person  acting on our behalf reasonably believed that the transferee was outside the United States, or
(b)  the  transaction  was  executed  in,  on or  through  the  facilities  of a designated  off-shore  securities market and neither we nor any person acting on our behalf knows that the transaction has been  pre-arranged with a buyer in the
United States;

            3. no directed  selling  efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation
S, as applicable;

            4. the  transaction  is not part of a plan or  scheme  to evade  the registration requirements of the Securities Act; and

            5. we have  advised  the  transferee  of the  transfer  restrictions applicable to the Notes.

            You and the  Company  are  entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any  administrative  or legal  proceedings  or  official  inquiry  with respect to the matters covered hereby.  Terms used in this  certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Transferee]

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      D-1

                                                                       EXHIBIT E

--------------------------------------------------------------------------------

                             INTERCREDITOR AGREEMENT

                                      among

                                [NAME OF LENDER],
                                   as Lender,

                              THE BANK OF NEW YORK,
                              as Collateral Agent,

                              EMPIRE RESORTS, INC.,
                                  as Borrower,
                        and certain of its SUBSIDIARIES,
                                  as Guarantors

                         Dated as of __________ __, 20__

--------------------------------------------------------------------------------

                             INTERCREDITOR AGREEMENT

            THIS  INTERCREDITOR  AGREEMENT  dated as of ________  __, 20__ (this
"AGREEMENT")  is made by and among [NAME OF LENDER],  as senior  secured  lender
(the "ORIGINAL LENDER") under and pursuant to the Loan Agreement (as hereinafter defined),  THE BANK OF NEW YORK  ("BNY"),  solely in its capacity as  collateral agent under the  Indenture  Loan  Documents  (as  hereinafter  defined) (in such capacity, the "COLLATERAL AGENT"),  Empire Resorts, Inc., a Delaware corporation
(the  "BORROWER" ) and those certain  subsidiaries  of the Borrower party hereto
(the "GUARANTORS").

                                    RECITALS

            A. Borrower, Guarantors,  Collateral Agent, and BNY, in its capacity as Trustee (in such capacity,  the  "TRUSTEE"),  have entered into an Indenture, dated as of July 23,  2004 (the  "INDENTURE"),  pursuant  to which the  Borrower incurred  indebtedness  for certain  notes (such notes,  together with all other notes  issued  after the date  hereof  and  exchange  notes  issued in  exchange therefore,  the  "NOTES")  in  an  aggregate  principal  amount  of  $[AGGREGATE
PRINCIPAL  AMOUNT  ISSUED  TO DATE  OF THIS  AGREEMENT].  The  repayment  of the
Indenture  Secured  Obligations (as hereinafter  defined) is secured by security interests in and liens on the assets and properties (the "COLLATERAL") described in the Security  Agreement dated as of the date hereof (the "INDENTURE  SECURITY
Agreement")  made by the Borrower and the  Guarantors in favor of the Collateral
Agent for the benefit of the Collateral Agent, the Trustee, and the Noteholders,
the  Pledge  Agreement  dated  as of the  date  hereof  (the  "INDENTURE  PLEDGE
AGREEMENT"), made by the Borrower and the Guarantors parties thereto in favor of the Collateral Agent for the benefit of the Collateral  Agent, the Trustee,  and the  Noteholders,  and certain real property  mortgages  (made prior to the date hereof and from time to time  hereafter,  in each  case,  by the  Borrower  or a
Guarantor  in favor of the  Collateral  Agent for the benefit of the  Collateral
Agent, the Trustee,  and the Noteholders,  each a "MORTGAGE" and,  together with the Indenture,  the Indenture Security Agreement, the Indenture Pledge Agreement
and all Control  Agreements  (as defined in the  Indenture  Security  Agreement)
executed and delivered in connection therewith, the "INDENTURE AGREEMENTS").

            B. The Borrower and the Original Lender have entered into a Loan and
Security Agreement dated as of ________ __, 20__ (the "ORIGINAL LOAN AGREEMENT")
and the  Guarantors  and the Original  Lender have  entered  into those  certain guarantys and guarantor security agreements (the "GUARANTOR DOCUMENTS") pursuant to which the  Original  Lender  agreed,  upon the terms  and  conditions  stated
therein, to make loans and advances to and to issue letters of credit on account of the Borrower and the  Guarantors up to the  principal  amount of $[AMOUNT NOT
EXCEEDING  $10,000,000],  together with the fees,  interest,  expenses and other obligations due under the Original Loan Agreement. The repayment of the

Obligations  (as that term is defined in the Original Loan Agreement) is secured by first priority security interests in and liens on the Collateral.

            C. One of the  conditions of the Original Loan Agreement is that the priority of the security  interests in and liens on the Collateral to secure the
Loan Agreement  Secured  Obligations be senior to the security  interests in and liens  on the  Collateral  to  secure  the  Indenture  Secured  Obligations  (as hereinafter  defined),  in the  manner  and  to  the  extent  provided  in  this
Agreement.

            D. The Lender  and the  Collateral  Agent  desire to enter into this
Agreement  concerning  the  respective  rights of the Lender and the  Collateral
Agent with respect to the priority of their respective security interests in and liens on the Collateral.

            E. The terms of the Indenture permit the Borrower and the Guarantors to enter into the Original Loan  Documents,  subject to compliance  with certain conditions,  and in connection  therewith  authorize  and direct the  Collateral
Agent to enter into a subordination  agreement substantially in the form of this
Agreement.

            F. In order to induce  the Lender to extend  credit to the  Borrower and  the  Guarantors  and for  purposes  of  certain  conditions  precedent  and covenants of the Original Loan  Agreement,  the Lender and the Collateral  Agent
hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            Section 1.01 TERMS  DEFINED  ABOVE AND IN THE  RECITALS.  As used in this Agreement, the following terms shall have the respective meanings indicated
in the opening paragraph hereof and in the above Recitals:

            "Agreement"
            "Borrower"
            "Collateral"
            "Collateral Agent"
            "Guarantor Documents"
            "Indenture Agreements"
            "Indenture"
            "Original Lender"
            "Original Loan Agreement"
            "Original Loan Documents"
            "Trustee"

            Section 1.02 LOAN AGREEMENT DEFINITIONS. All capitalized terms which are used but not defined  herein  shall have the same meaning as in the Original
Loan Agreement, as in effect on the date hereof.

                                      E-2

            Section  1.03  OTHER  DEFINITIONS.  As used in this  Agreement,  the following terms shall have the meanings set forth below:

            "CAPITAL  STOCK" means (a) in the case of a  corporation,  corporate stock, (b) in the case of an association or business entity, any and all shares, interests,  participations,  rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability  company, partnership  or membership  interests  (whether  general or limited) and (d) any other interest or participation  that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing
Person.

            "CASH  COLLATERAL"  means any Collateral  consisting of cash or cash equivalents,  any security  entitlement  (as defined in the New York  Commercial
Code) and any financial assets (as defined in the New York Commercial Code).

            "CONTROL   COLLATERAL"   means  any   Collateral   consisting  of  a
certificated  security (as defined in the New York Commercial Code),  investment property (as defined in the New York  Commercial  Code),  a deposit  account (as defined in the New York Commercial  Code and any other  Collateral as to which a
Lien may be perfected through possession or control by the secured party, or any agent therefor.

            "DISCHARGE OF LOAN AGREEMENT SECURED  OBLIGATIONS"  means payment in full in  cash  of the  Loan  Agreement  Secured  Obligations  (other  than  Loan
Agreement   Secured   Obligations   consisting  of  contingent   indemnification
obligations  under the Lender Loan  Documents)  up to (but not in excess of) the
Maximum Loan Agreement Debt Amount including,  with respect to amounts available
to  be  drawn  under  outstanding   letters  of  credit  issued  thereunder  (or
indemnities  issued  pursuant  thereto  in  respect  of  outstanding  letters of credit),  delivery of cash  collateral or backstop  letters of credit in respect thereof in compliance with the terms of the Loan Agreement,  in each case, after or concurrently with termination of all commitments to extend credit thereunder.

            "EQUITY INTERESTS" means Capital Stock and all warrants,  options or other rights to acquire  Capital Stock (but  excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "GUARANTOR"  means the  Subsidiaries  of Borrower that are organized under the laws of a jurisdiction within the United States.

            "INDENTURE LOAN DOCUMENTS" shall mean the Indenture,  the Notes, the
Mortgages, the Indenture Agreements, and such other agreements,  instruments and certificates as defined or referred to in the Indenture.

            "INDENTURE   SECURED   OBLIGATIONS"   shall  mean  all  indebtedness
represented by the Notes,  together with  interest,  premiums,  fees,  costs and expenses in respect thereof (including,  without limitation,  attorneys fees and

                                      E-3

disbursements  and  including  interest  accrued  after  the  initiation  of any
Insolvency  Proceeding,  whether or not allowed or allowable  in any  Insolvency
Proceeding).

            "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the  Bankruptcy  Code or under any other state or  federal  bankruptcy  or  insolvency  law,  assignments  for the  benefit  of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization,  arrangement, or other similar relief.

            "LENDER" means the Original  Lender,  together with all  successors, assigns, transferees,  participants,  replacement or refinancing lenders, of the
Original  Lender,  including  any Person  designated  as a Lender under any Loan
Agreement;  PROVIDED, that for purposes of this Agreement,  the Collateral Agent shall be entitled to deal only with the  Original  Lender until such time as the
Original  Lender  shall have  assigned  to another  Lender all of its rights and obligations  hereunder to such other Lender pursuant to an assignment  which has been provided by the Original  Lender to the Collateral  Agent and until receipt thereof,  Collateral Agent shall not be liable for any such dealings  (including the turning over of any Collateral or proceeds thereof to the Original Lender at a time when any other Lender and not the Original Lender was entitled thereto).

            "LENDER  COLLATERAL"  means all of Borrower's  and each  Guarantor's right,  title and interest in, to, and under all real and personal  property and assets of the Borrower and such Guarantor,  including,  without limitation,  all
Collateral and all "Collateral" as defined in the Loan Agreement.

            "LENDER LOAN  DOCUMENTS"  means the Loan  Agreement,  the  Guarantor
Documents,  the "Loan Documents" as defined in the Original Loan Agreement,  the collateral  documents  and  instruments  executed and  delivered  in  connection therewith or in connection  with any other Loan  Agreement  hereunder,  and such other agreements, instruments and certificates as defined in a Loan Agreement.

            "LIEN" means any interest in an asset  securing an  obligation  owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract,  (b)
such interest is recorded or perfected, and (c) such interest is contingent upon the  occurrence  of some future event or events or the  existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security  interest arising from a mortgage,
deed  of  trust,  encumbrance,   pledge,  hypothecation,   assignment,   deposit
arrangement,  security  agreement,  conditional sale or trust receipt, or from a lease,  consignment,  or  bailment  for  security  purposes  and  also  includes reservations,  exceptions, encroachments,  easements, rights-of-way,  covenants, conditions,  restrictions,  leases,  and other title exceptions and encumbrances affecting Real Property.

                                      E-4

            "LIEN  PRIORITY" means with respect to any Lien of the Lender or the
Collateral  Agent in the  Collateral,  the  order of  priority  of such  Lien as specified in Section 2.01.

            "LOAN  AGREEMENT"  means the  Original  Loan  Agreement  as amended, restated,  modified,  renewed, refunded,  replaced, or refinanced in whole or in part from time to time,  including  any  agreement  extending  the  maturity of,
consolidating,   otherwise  restructuring   (including  adding  Subsidiaries  or
affiliates  of  the  Borrower  or any  other  Persons  as  parties  thereto)  or refinancing  all or any portion of the Obligations or Commitments as those terms are defined in the  Original  Loan  Agreement  (or in any other  agreement  that itself  is a Loan  Agreement  hereunder)  and  whether  by the same or any other agent,  lender,  or group of lenders and whether or not increasing the amount of indebtedness that may be incurred thereunder.

            "LOAN AGREEMENT SECURED  OBLIGATIONS"  means all Obligations and all other amounts  owing or due under the terms of the Loan  Agreement and the other
Lender Loan Documents, including any and all amounts payable under or in respect of the Lender Loan Documents, as amended, restated, modified, renewed, refunded, replaced,  or  refinanced  in whole  or in part  from  time to  time,  including principal,  premium,  interest, fees, attorneys' fees, costs, charges, expenses, reimbursement obligations,  any obligation to post cash collateral in respect of letters of credit or indemnities in respect  thereof,  indemnities,  guarantees, and all other amounts payable  thereunder or in respect thereof  (including,  in each case, all amounts  accruing on or after the  commencement of any Insolvency
Proceeding relating to Borrower,  any Guarantor or any other Person irrespective of  whether a claim for all or any  portion  of such  amounts  is  allowable  or allowed in any Insolvency Proceeding).

            "LOAN  DOCUMENTS"  means the Lender Loan Documents and the Indenture
Loan Documents.

            "MAXIMUM   PRIORITY   DEBT  AMOUNT"   means,   as  of  any  date  of
determination, (a) the principal amount (including the undrawn amount of Letters of Credit) of Loan Agreement Secured  Obligations as of such date up to, but not in excess of,  $10,000,000,  PLUS (b) any premium,  interest,  fees,  attorneys'
fees, costs, charges, expenses, indemnities, and all other amounts payable under the Loan  Agreement or the other Lender Loan Documents or in respect of the Loan
Agreement Secured  Obligations or clauses (a) (including,  without  duplication, all guaranties in respect thereof); and including,  for each amount specified in clause (a) and (b),  all amounts  accruing on or after the  commencement  of any
Insolvency  Proceeding  relating to Borrower,  any Guarantor or any other Person irrespective  of  whether  a claim  for all or any  portion  of such  amount  is allowable or allowed in any Insolvency Proceeding.

            "NOTEHOLDERS" means each of the holders of the Notes.

                                      E-5

            "ORIGINAL LOAN  AGREEMENT"  shall have the meaning  assigned to such term in the recitals to this Agreement.

            "PARTY" means Lender and Collateral Agent.

            "PERSON" means any natural person,  corporation,  limited  liability
company,   limited   partnership,   general   partnership,   limited   liability
partnership,  joint  venture,  trust,  land  trust,  business  trust,  or  other organization,  irrespective of whether such organization is a legal entity,  and shall include a government and any agency or political subdivision thereof.

            "PROCEEDS"  means (i) all  "proceeds" as defined in Article 9 of the
New York Commercial  Code with respect to the  Collateral,  and (ii) whatever is recoverable  or recovered  when  Collateral is sold,  exchanged,  collected,  or disposed of, whether voluntarily or involuntarily.

            "RECOVERY" has the meaning set forth in Section 5.03.

            "STANDSTILL  NOTICE"  means a  written  notice  from or on behalf of
Lender to the Collateral Agent stating that an Event of Default has occurred and stating that such written notice is a "Standstill Notice".

            "STANDSTILL PERIOD" has the meaning set forth in Section 2.03.

            RULES OF CONSTRUCTION.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural,  the term "including" is not limiting,  and the
term  "or"  has,  except  where  otherwise  indicated,   the  inclusive  meaning
represented  by the phrase  "and/or." The words  "hereof,"  "herein,"  "hereby,"
"hereunder,"  and similar terms in this  Agreement  refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article,  section, subsection,  clause,  schedule,  and  exhibit  references  herein  are  to  this
Agreement  unless  otherwise  specified.  Any reference in this Agreement to any agreement,  instrument,  or document shall include all alterations,  amendments,
changes,  extensions,  modifications,  renewals,  replacements,   substitutions,
joinders,  and supplements  thereto and thereof,  as applicable  (subject to any
restrictions   on   such   alterations,    amendments,    changes,   extensions,
modifications, renewals, replacements,  substitutions, joinders, and supplements set forth  herein).  Any  reference  herein to any Person  shall be construed to include such Person's successors and assigns.

                                   ARTICLE II

                                  LIEN PRIORITY

            Section 2.01  AGREEMENT TO  SUBORDINATE.  Notwithstanding  the date, time, method, manner or order of grant,  attachment,  or perfection of any Liens

                                      E-6

granted to the Collateral  Agent, the Trustee,  or the Noteholders in respect of all or any portion of the  Collateral  or of any Liens  granted to the Lender in respect of all or any portion of the Lender Collateral,  or the order or time of filing or  recordation of any document or instrument for perfecting the Liens in favor of Lender or the  Collateral  Agent (or the Trustee or any  Noteholder) in
any  Collateral  or any  provision  of the Uniform  Commercial  Code,  any other applicable  law, the  Indenture,  the Loan  Documents or any other  circumstance whatsoever,  the Collateral  Agent,  on behalf of itself,  the Trustee,  and the
Noteholders, hereby agrees that:

                        (a) (i) any Lien in respect of all or any portion of the
            Collateral  now or hereafter  held by or on behalf of the Collateral
            Agent,  the  Trustee,  or any  Noteholder  that  secures  all or any portion of the Indenture Secured Obligations,  shall in all respects be junior and  subordinate to all Liens granted to the Lender in the
            Lender Collateral to secure all or any portion of the Loan Agreement
            Secured  Obligations  up to  (but  not in  excess  of)  the  Maximum
            Priority  Debt  Amount,  and (ii) any Lien in  respect of all or any portion of the  Collateral  now or hereafter held by or on behalf of the Lender that  secures  all or any  portion of the Loan  Agreement
            Secured  Obligations in excess of the Maximum  Priority Debt Amount, shall in all respects be junior and subordinate to all Liens granted to the  Collateral  Agent,  the  Trustee  or any  Noteholder  in the
            Collateral  to secure all or any  portion of the  Indenture  Secured
            Obligations, and

                        (b) (i) any Lien in respect of all or any portion of the
            Lender  Collateral  now or  hereafter  held by or on  behalf  of the
            Lender that secures all or any portion of the Loan Agreement Secured
            Obligations  up to (but not in excess of) the Maximum  Priority Debt
            Amount,  shall in all  respects  be  senior  and  prior to all Liens granted to the Collateral  Agent (or the Trustee or any  Noteholder)
            in the  Collateral  to secure all or any  portion  of the  Indenture
            Secured  Obligations,  and (ii) any  Lien in  respect  of all or any portion of the  Collateral  now or hereafter held by or on behalf of the Collateral  Agent,  the Trustee,  or any Noteholder that secures all or any portion of the Indenture  Secured  Obligations,  shall in all respects be senior and prior to all Liens  granted to the Lender in the Collateral to secure all or any portion of the Loan Agreement
            Secured Obligations in excess of the Maximum Priority Debt Amount,

            The Collateral  Agent, for and on behalf of itself,  the Trustee and the Noteholders, acknowledges and agrees that, concurrently herewith, the Lender has been granted Liens upon all of the Collateral in which the Collateral  Agent has been granted Liens and the Collateral  Agent hereby  consents  thereto.  The
Lender  acknowledges  and agrees that the Collateral  Agent,  for the benefit of itself, the Trustee, and the Noteholders, has been granted Liens upon all of the
Lender Collateral and the Lender hereby consents  thereto.  The subordination of
Liens (up to the Maximum  Priority  Debt  Amount) by the  Collateral  Agent,  on
behalf of itself, the Trustee, and the Noteholders in favor of the Lender herein

                                      E-7

shall not be deemed to subordinate the Collateral  Agent's Liens to the Liens of any other Person.  The subordination of Liens (in excess of the Maximum Priority
Debt Amount) in favor of the Collateral  Agent,  for the benefit of itself,  the
Trustee  and the  Noteholders  herein  shall not be deemed to  subordinate  such
Lender's Liens to the Liens of any other Person.

            Section 2.02 WAIVER OF RIGHT TO CONTEST LIENS.  The Collateral Agent
agrees, on behalf of itself, the Trustee, and the Noteholders,  that it and they shall not (and hereby waives,  on behalf of itself and the Noteholders any right
to) take any  action to  contest or  challenge  (or assist or support  any other
Person in contesting or challenging),  directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability,  or  perfection  of the Liens of the  Lender in  respect  of the
Collateral.  The Collateral Agent, for itself, the Trustee, and on behalf of the
Noteholders,  agrees that none of the  Collateral  Agent,  the  Trustee,  or the
Noteholders  will take any action  that would  hinder any  exercise  of remedies undertaken by the Lender under the Lender Loan  Documents,  including any public or  private  sale,  lease,  exchange,  transfer,  or  other  disposition  of the
Collateral,  whether by foreclosure  or otherwise.  The  Collateral  Agent,  for itself, the Trustee, and on behalf of the Noteholders, hereby waives any and all rights it, the Trustee, or the Noteholders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the
Lender  seeks to enforce  the Liens in any portion of the  Collateral  (it being understood and agreed that the terms of this Agreement shall govern with respect to the  Collateral  even if any portion of the Liens securing the Loan Agreement
Secured Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial  proceeding or  otherwise).  The Lender agrees that it shall not
(and  hereby  waives any right to) take any action to contest or  challenge  (or assist or support any other Person in  contesting or  challenging),  directly or indirectly,  whether  or not  in any  proceeding  (including  in any  Insolvency
Proceeding), the validity, priority,  enforceability, or perfection of the Liens of the Collateral Agent in respect of the Collateral. Following the Discharge of
Loan Agreement Secured Obligations,  the Lender agrees that it will not take any action that would hinder any exercise of remedies  undertaken by the  Collateral
Agent,  the Trustee,  or any  Noteholder  under the  Indenture  Loan  Documents, including  any public or  private  sale,  lease,  exchange,  transfer,  or other disposition of the  Collateral,  whether by foreclosure or otherwise.  Following the Discharge of Loan Agreement  Secured  Obligations,  the Lender hereby waives any and all  rights  it may have as a  junior  lien  creditor  or  otherwise  to contest,  protest,  object to, interfere with the manner in which the Collateral
Agent,  the Trustee or any Noteholder  seeks to enforce the Liens in any portion of the  Collateral  (it  being  understood  and  agreed  that the  terms of this
Agreement shall govern with respect to the Collateral even if any portion of the
Liens securing the Indenture Secured  Obligations are avoided,  disallowed,  set aside, or otherwise invalidated in any judicial proceeding or otherwise).

            Section 2.03 REMEDIES  STANDSTILL.  At any time after the occurrence and  during  the  continuation  of an Event  of  Default  under  any of the Loan
Documents,  the Lender may send a Standstill Notice to the Collateral Agent. The
Collateral Agent, on behalf of itself, the Trustee, and the Noteholders,  agrees

                                      E-8

that from and after the date of its receipt of any  Standstill  Notice,  none of the Collateral  Agent,  the Trustee,  or any Noteholder will exercise any of its rights or remedies in respect of the collection on, set off against, marshalling of,  or  foreclosure  on the  Collateral  or any  other  right  relating  to any
Collateral  (including the exercise of any voting rights relating to any Capital
Stock  constituting  Collateral) under the Indenture Loan Documents,  applicable law or  otherwise  as a  secured  creditor  and  will not  take or  receive  any
Collateral  in  connection  with  the  exercise  of any  such  right  or  remedy
(including  recoupment or set-off),  whether under the Indenture Loan Documents, applicable  law, in an Insolvency  Proceeding or otherwise  unless and until (a)
the Lender has expressly waived or acknowledged the cure of the applicable Event of Default in writing or the Discharge of the Loan Agreement Secured Obligations
shall have  occurred,  or (b) 90 days shall  have  elapsed  from the date of the
Collateral Agent's receipt of such Standstill Notice, except with respect to any
Collateral  which the Lender is  pursuing  its rights or  remedies  as a secured creditor to effect the collection,  foreclosure, sale, or other realization upon or  disposition of such  collateral.  From and after the earlier to occur of (i)
the  Collateral  Agent's  receipt  of such  waiver or cure  notice,  or (ii) the elapsing of such 90th day period,  any of the Collateral Agent, the Trustee,  or any  Noteholder  may  commence to exercise  any of its rights and  remedies as a secured creditor under the Indenture Loan Documents, applicable law or otherwise
(subject to the provisions of this Agreement,  including Section 4.02 hereof and except with respect to any such  Collateral  as to which the Lender is effecting the collection,  foreclosure, sale or other realization upon or disposition of).
The Lender may only send 3  Standstill  Notices  following  the date  hereof (it being  understood and agreed as clarification to the foregoing that no more than
3 Standstill  Notices may be provided whether  delivered  hereunder or under any corresponding  provision  of any  other  agreement  similar  hereto  that may be delivered  pursuant  to Section  7.16) and no Event of Default  may serve as the basis for any subsequent Standstill Notice unless 90 consecutive days shall have elapsed  from the date that  such  event of  Default  was cured or waived by the
Lender, and no more than one Standstill Notice may be given by the Lender in any consecutive 365-day period. The time period during which the Collateral Agent is not permitted to exercise  rights or remedies  under this section is referred to herein as the "STANDSTILL PERIOD".

            Section 2.04 EXERCISE OF RIGHTS.

            (a) NO OTHER  RESTRICTIONS.  Except as  expressly  set forth in this
Agreement,  each of the Collateral Agent, the Trustee, the Noteholders,  and the
Lender  shall  have any and all rights  and  remedies  it may have as a creditor under  applicable law,  including the rights to exercise all rights and remedies in  foreclosure or otherwise  with respect to any of the  Collateral;  PROVIDED,
HOWEVER,  that any such  exercise by the  Collateral  Agent,  the Trustee or the
Noteholders,  and any collection or sale of all or any portion of the Collateral by the Collateral Agent, the Trustee or the Noteholders, shall be subject to the
Liens of the Lender on the Collateral to the extent provided in Section 2.01 and to the provisions of this Agreement including Section 4.02 hereof. In exercising

                                      E-9

rights and remedies with respect to the  Collateral,  the Lender may enforce the provisions of the Lender Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may  determine  in the  exercise of its sole discretion.  Such  exercise  and  enforcement  shall  include  the sale,  lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means  permissible  under applicable law;  PROVIDED, that the Lender  agrees to provide  copies of any  notices  that it is  required under  applicable  law  to  deliver  to the  Company  or  any  Guarantor  to the
Collateral Agent;  PROVIDED FURTHER, that the failure to provide any such copies to the Collateral Agent shall not impair any of the Lender's rights hereunder.

            (b)  RELEASE  OF LIENS.  In the event of any such  private or public sale,  Collateral  Agent  agrees,  on behalf of  itself,  the  Trustee,  and the
Noteholders,  that such sale  will be free and clear of the Liens  securing  the
Indenture Secured Obligations and, if the sale or other disposition includes the
Equity  Interests in Borrower or any  Guarantor,  agrees to release the entities whose Equity Interests are sold from all Indenture  Secured  Obligations so long as Lender also  releases the entities  whose Equity  Interests are sold from all
Loan Agreement Secured  Obligations.  In furtherance  thereof,  Collateral Agent agrees  that it will  execute  any and all  Lien  releases  or  other  documents reasonably requested by Lender in connection therewith,  so long as the proceeds from such sale or other  disposition of the Collateral are applied in accordance with the terms of this Agreement.

            (c) Subject to Section 3.01, the Collateral  Agent,  the Trustee and
the Noteholders may exercise,  and nothing herein shall  constitute a waiver of, any right it may have at law or equity to receive  notice of, or to  commence or join with any creditor in  commencing  any  Insolvency  Proceeding or to join or participate in, any action or proceeding or other activity  described in Section
3.01; PROVIDED, HOWEVER, that exercise of any such right by the Collateral Agent shall be subject to all of the terms and conditions of this Agreement, including the  obligation  to  turn  over  Collateral  and  Proceeds  to  the  Lender  for application  to the Loan  Agreement  Secured  Obligations as provided in Section
4.02.

            (d) The  Collateral  Agent may make such demands or file such claims in respect of the Indenture  Secured  Obligations as may be necessary to prevent the waiver or bar of such claims under  applicable  statutes of  limitations  or other  statutes,  court orders or rules of procedure,  but except as provided in this Section 2.04, the Collateral Agent shall not take any actions restricted by this Agreement until the Discharge of Loan Agreement  Secured  Obligations shall have occurred.

            (e) Following the Discharge of Loan Agreement  Secured  Obligations,
the other  provisions of this Section 2.04 shall apply to the Collateral  Agent, for the  benefit of itself,  the Trustee  and the  Noteholders  as if it was the
Lender and the Lender was the Collateral Agent, MUTATIS MUTANDIS.

                                      E-10

                                  ARTICLE III.

                             ACTIONS OF THE PARTIES

            Section 3.01  LIMITATION  ON CERTAIN  ACTIONS.  Notwithstanding  any
other provision hereof,  during any Standstill Period prior to the date that the
Discharge of Loan Agreement  Secured  Obligations  occurs,  the Collateral Agent will not:

                        (a) commence  receivership  or  foreclosure  proceedings
            against Borrower, any Guarantor, or any Collateral;

                        (b) sell, collect, transfer or dispose of any Collateral
            or Proceeds; or

                        (c) notify third party  account  debtors to make payment
            directly to it or any of its agents or other  Persons  acting on its behalf.

            Section  3.02  AGENT  FOR  PERFECTION.  Each of the  Lender  and the
Collateral Agent, for and on behalf of itself, the Trustee, and each Noteholder, as applicable,  agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in its respective possession,  custody, or control (or in the  possession,  custody,  or  control  of agents or  bailees  for  either,  as applicable)  as agent for the other  solely for the  purpose of  perfecting  the security interest granted to each in such Control  Collateral or Cash Collateral subject to the terms and  conditions of this Section  3.02.  None of the Lender, the Collateral Agent, the Trustee, or the Noteholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by Borrower,  any  Guarantor or any other Person or to preserve rights or benefits of any Person. The duties or  responsibilities  of the Lender and the Collateral Agent under this Section 3.02 are and shall be limited solely to  holding  or  maintaining  control  of the  Control  Collateral  and the Cash
Collateral  as agent for the other for purposes of  perfecting  the Lien held by the Collateral Agent or the Lender,  as applicable.  The Lender is not and shall not be  deemed  to be a  fiduciary  of any kind for the  Collateral  Agent,  the
Trustee,  the Noteholders or any other Person.  The Collateral  Agent is not and shall not be deemed to be a  fiduciary  of any kind for the  Lender or any other
Person. In the event that (a) any of the Collateral  Agent, the Trustee,  or any
Noteholder  receives any Proceeds or Lender  Collateral in  contravention of the
Lien  Priority,  or (b) the  Lender  receives  any  Proceeds  or  Collateral  in contravention of the Lien Priority,  it shall promptly pay over such Proceeds or
Collateral to (i) in the case of clause (a), the Lender,  or (ii) in the case of clause  (b),  the  Collateral  Agent,  in the  same  form as  received  with any necessary  endorsements,  for  application in accordance  with the provisions of
Section 4.02 of this Agreement.

                                      E-11

                                  ARTICLE IV.

                       NOTICES AND APPLICATION OF PROCEEDS

            Section 4.01 NOTICES OF EXERCISE.  Concurrently with any exercise by the Collateral  Agent of any of its rights and remedies under the Indenture Loan
Documents  following  the  occurrence of any default  under the  Indenture,  the
Notes, or the Indenture Loan Documents,  the Collateral  Agent shall give notice of such  exercise to the Lender and shall only  exercise such rights or remedies in a manner  consistent with the terms of this Agreement.  Concurrently with any exercise by the Lender of any of its rights and  remedies  under the Lender Loan
Documents  following  the  occurrence  of any  default  under  the  Lender  Loan
Documents, the Lender shall give notice of such exercise to the Collateral Agent and shall only exercise such rights or remedies in a manner  consistent with the terms of this Agreement.

            Section 4.02 Application of Proceeds.

                        (a)   REVOLVING   NATURE  OF  LOAN   AGREEMENT   SECURED
            OBLIGATIONS.  As long as the  Lender  is not  exercising  any of its remedies as a secured  creditor  under the Lender Loan Documents and including during any Standstill Period, the Lender may apply any and all of  the  proceeds  of  the  Collateral  consisting  of  accounts receivable, other rights to payment or Cash Collateral in accordance with the  provisions  of the Lender Loan  Documents,  subject to the provisions  of this  Agreement,  including  Sections  3.02  and 4.02 hereof.  The  Collateral  Agent,  for and on behalf of  itself,  the
            Trustee, and the Noteholders, expressly acknowledges and agrees that
            (a) any such  application  of the  proceeds of accounts  receivable, other  rights to payment or Cash  Collateral  or the  release of any
            Lien by the Lender upon any portion of the  Collateral in connection with a  Permitted  Disposition  (as that term is defined in the Loan
            Agreement)  shall not be  considered  to be the exercise of remedies under  this  Agreement;  and (b)  all  Proceeds  or Cash  Collateral
            received by Lender in connection therewith may be applied, reversed, reapplied,  credited  or  reborrowed,  in whole or in part,  as Loan
            Agreement Secured  Obligations without reducing the Maximum Priority
            Debt Amount.

                        (b) TURNOVER OF CASH COLLATERAL AFTER PAYMENT.  Upon the
            Discharge  of the Loan  Agreement  Secured  Obligations,  the Lender
            shall deliver to the  Collateral  Agent or execute such documents as the Collateral Agent may reasonably  request to cause the Collateral
            Agent to have control over any Cash Collateral or Control Collateral still in Lender's possession, custody or control in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise  direct,  to be applied by the Collateral
            Agent to the Indenture Secured Obligations. Proceeds of any exercise by the Lender or the  Collateral  Agent,  as  applicable,  of any of their  respective  secured  creditor rights or remedies under any of

                                      E-12

            the Loan Documents,  under applicable law, or otherwise with respect to any  Collateral or Proceeds,  shall be (a) until the Discharge of the Loan Agreement  Secured  Obligations,  retained by the Lender or promptly turned over by the Collateral  Agent,  the Trustee,  or any
            Noteholder,  as the case may be,  to the  Lender in the same form as received, with any necessary  endorsements,  (b) after the Discharge of the Loan Agreement  Secured  Obligations  and until all Indenture
            Secured  Obligations have been paid in full in cash, retained by the
            Collateral  Agent  or  promptly  turned  over by the  Lender  to the
            Collateral  Agent in the same form as received,  with any  necessary endorsements,  and (c) if there  are any  amounts  still  due or any
            obligations   outstanding  to  the  Lender  under  the  Lender  Loan
            Documents  in excess of the Maximum  Priority  Debt Amount after the payment in full in cash of all Indenture Secured Obligations,  shall be retained by the Lender or promptly  turned over by the Collateral
            Agent to the Lender in the same form as received, with any necessary endorsements.

                        (c)   APPLICATION  OF  PROCEEDS.   The  Lender  and  the
            Collateral  Agent hereby agree that all  Collateral and all Proceeds received by either of them upon the  exercise  of any their  secured creditor  rights  or  remedies  under  any  of the  Loan  Documents, applicable law, or otherwise shall be applied,

            FIRST, to the payment of costs and expenses of the Lender, or of the
Collateral Agent, the Trustee, and the Noteholders, as applicable, in connection with such exercise,

            SECOND, to the payment of the Loan Agreement Secured  Obligations up to (but not in excess of) the Maximum Priority Debt Amount,

            THIRD, to the payment of the Indenture Secured Obligations, and

            FOURTH, to the payment of any Loan Agreement Secured  Obligations in excess of the Maximum Priority Debt Amount.

In exercising remedies,  whether as a secured creditor or otherwise,  the Lender shall have no obligation or liability to the Collateral  Agent, the Trustee,  or to any Noteholder and the Collateral Agent shall have no obligation or liability to the  Lender  regarding  the  adequacy  of any  Proceeds  or for any action or omission  save and except solely an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

            Section  4.03  SPECIFIC  PERFORMANCE.  Each  of the  Lender  and the
Collateral  Agent is hereby  authorized to demand  specific  performance of this
Agreement,  whether or not the Borrower,  any Subsidiary or any Guarantor  shall have complied with any of the  provisions of any of the Loan  Documents,  at any time when the other shall have failed to comply  with any of the  provisions  of this  Agreement  applicable  to it;  PROVIDED,  HOWEVER,  the remedy of specific

                                      E-13

performance  shall not be available,  and the  asserting  party shall be free to assert any and all legal  defenses it may  possess,  if such remedy would result in, or  otherwise  constitute,  a violation of the  Employee  Retirement  Income
Security Act of 1974, as amended.  Each of the Lender and the  Collateral  Agent hereby  irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                                   ARTICLE V.

                   INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

            Section 5.01 NOTICE OF ACCEPTANCE AND OTHER WAIVERS.

                        (a) All Loan Agreement  Secured  Obligations at any time
            made  or  incurred  by  Borrower,  any  of its  Subsidiaries  or any
            Guarantor  shall be deemed to have been made or incurred in reliance upon this Agreement,  and the Collateral Agent, on behalf of itself, the  Trustee,  and the  Noteholders,  hereby  waives  (i)  notice of acceptance,  or proof of reliance,  by the Lender of this Agreement, and (ii)  notice  of the  existence,  renewal,  extension,  accrual, creation,  or  non-payment  of all or any part of the Loan Agreement
            Secured  Obligations.  Neither the Lender nor any of its affiliates, directors,  officers,  employees,  or  agents  shall be  liable  for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any  obligation  to sell or otherwise  dispose of any  Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof, except

                                      E-14

            as specifically provided in this Agreement. If the Lender honors (or fails to honor) a request by the Borrower for an extension of credit pursuant to the Loan Agreement or any of the Lender Loan  Documents,
            whether  Lender has  knowledge  that the  honoring of (or failure to honor) any such request  would  constitute a default under the terms of  the  Indenture  or  any  Indenture  Loan  Document  or  an  act,
            condition,  or event that,  with the giving of notice or the passage of time,  or both,  would  constitute  such a default,  or if Lender otherwise should exercise any of its contractual  rights or remedies under the Lender Loan  Documents  (subject to the express  terms and conditions hereof),  Lender shall not have any liability  whatsoever to the Collateral  Agent,  the Trustee or any Noteholder as a result of such action,  omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement).
            The Lender will be entitled  to manage and  supervise  its loans and extensions of credit under the Loan  Agreement and other Lender Loan
            Documents  as  the  Lender  may,  in  its  sole   discretion,   deem
            appropriate,  and the Lender may manage its loans and  extensions of credit without regard to any rights or interests that the Collateral
            Agent, the Trustee, or any of the Noteholders have in the Collateral or  otherwise  except  as  otherwise  expressly  set  forth  in this
            Agreement.  The Collateral Agent, on behalf of itself,  the Trustee, and the  Noteholders,  agrees  that the  Lender  shall not incur any
            liability  as  a  result  of  a  sale,  lease,   license,  or  other
            disposition of the Collateral,  or any part thereof, pursuant to the
            Lender  Loan  Documents   conducted  in  accordance  with  mandatory
            provisions of applicable law.

                        (b) None of  Collateral  Agent,  Trustee,  or any of the
            Noteholders  nor  any  of  their  affiliates,  directors,  officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the  Collateral  or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any
            Collateral or to take any other action whatsoever with regard to the
            Collateral or any part thereof,  except as specifically  provided in this  Agreement.  If  Collateral  Agent,  Trustee,  or  any  of  the
            Noteholders  should  exercise  any of their  contractual  rights  or remedies  under the  Indenture  Agreements  (subject  to the express terms and conditions hereof),  none of Collateral Agent, Trustee, or any of the  Noteholders  shall have any liability  whatsoever to the
            Lender as a result of such action, omission, or exercise (so long as any such exercise  does not breach the express terms and  provisions of this Agreement).  The Collateral Agent,  Trustee, and Noteholders
            will be entitled to manage and supervise  their loans and extensions of credit under the Indenture  Agreements as they may, in their sole discretion,  deem  appropriate,  and they may manage their loans and extensions of credit  without regard to any rights or interests that the Lender has in the  Collateral  or otherwise  except as otherwise expressly set forth in this Agreement.  Subject to Section 2.03, the
            Lender agrees that none of the Collateral Agent, the Trustee, or the
            Noteholders  shall incur any liability as a result of a sale, lease, license,  or  other  disposition  of the  Collateral,  or  any  part
            thereof,   pursuant  to  the  Indenture   Agreements   conducted  in
            accordance with mandatory provisions of applicable law.

            Section 5.02  MODIFICATIONS  TO LENDER LOAN  DOCUMENTS AND INDENTURE
AGREEMENTS.

                        (a) The  Collateral  Agent,  on  behalf of  itself,  the
            Trustee, and the Noteholders,  hereby agrees that, without affecting the  obligations  of the  Collateral  Agent,  the  Trustee  and  the
            Noteholders hereunder,  the Lender may, at any time and from time to time, in its sole discretion without the consent of or notice to the
            Collateral  Agent,  the  Trustee  or any  Noteholder  (except to the extent such  notice or consent is  required  pursuant to the express provisions of this Agreement),  and without  incurring any liability to the Collateral  Agent, the Trustee or any Noteholder or impairing or releasing the subordination  provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise  modify  the  Loan  Agreement  or any of the  Lender  Loan
            Documents in any manner whatsoever, including, to

            (i) change the manner,  place, time, or terms of payment or renew or alter, all or any of the Loan Agreement Secured  Obligations or otherwise amend, restate,  supplement,  or otherwise modify in any manner, or grant any waiver or

                                      E-15

release  with  respect  to,  all  or any  part  of the  Loan  Agreement  Secured
Obligations or any of the Lender Loan Documents,

            (ii) retain or obtain a Lien on any property of any Person to secure any of the Loan Agreement Secured  Obligations,  and in that connection to enter into any additional Lender Loan Documents,

            (iii) amend, or grant any waiver, compromise or release with respect to, or consent to any departure  from, any guaranty or other  obligations of any
Person obligated in any manner under or in respect of the Loan Agreement Secured
Obligations,

            (iv) release its Lien on any Collateral or other property,

            (v) exercise or refrain from exercising any rights against Borrower, any Guarantor or any other Person,

            (vi) retain or obtain the  primary or  secondary  obligation  of any other Person with respect to any of the Loan Agreement Secured Obligations, and

            (vii)  otherwise  manage and  supervise the Loan  Agreement  Secured
Obligations as the Lender shall deem appropriate.

                        (b) The Lender hereby agrees that  Collateral  Agent, on
            behalf of itself, the Trustee,  and the Noteholders may, at any time and from time to time, in its sole discretion without the consent of or notice to the Lender (except to the extent such notice or consent is required  pursuant to the express  provisions of this Agreement), and without  incurring  any  liability to the Lender or impairing or releasing the  subordination  provided for herein,  amend,  restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Indenture  Agreements in any manner whatsoever,
            PROVIDED,  HOWEVER,  that in no event shall  Collateral  Agent,  the
            Trustee,  or any Noteholder  obtain a Lien on any assets of Borrower or any Guarantor not constituting  Collateral unless (i) Lender also obtains a Lien on such assets or (ii)  Lender  declines in a writing to Collateral Agent to obtain a Lien on such assets.

                        (c)  Notwithstanding  anything to the  contrary  herein,
            this Section  5.02 shall not be construed to  constitute a waiver by the Collateral Agent, the Trustee, or any Noteholder of Section 4.12
            of the Indenture.

                        (d) Notwithstanding  anything to the contrary herein, in
            no event shall Indebtedness represented by any notes issued pursuant to the Indenture,  including any Notes (or  represented by any other evidence of  indebtedness  for borrowed money under the Notes or the
            Indenture) at any time exceed an aggregate principal amount equal to
            $[AGGREGATE PRINCIPAL AMOUNT ISSUED TO DATE OF THIS AGREEMENT].

                                      E-16

            Section 5.03 REINSTATEMENT AND CONTINUATION OF AGREEMENT.

                        (a) If Lender is required in any  Insolvency  Proceeding
            or  otherwise  to turn over or  otherwise  pay to the  estate of the
            Borrower, any of its Subsidiaries, any Guarantor or any other Person
            any  amount  (a  "RECOVERY"),   then  the  Loan  Agreement   Secured
            Obligations  shall be reinstated to the extent of such Recovery.  If this Agreement  shall have been  terminated  prior to such Recovery, this  Agreement  shall be reinstated  in full force and effect,  and such  prior  termination  shall not  diminish,  release,  discharge, impair,  or otherwise  affect the  obligations of the parties hereto from such date of reinstatement.  All rights, interests, agreements, and obligations of the Collateral  Agent,  the Trustee,  the Lender,
            and the Noteholders  under this Agreement shall remain in full force and effect and shall continue  irrespective of the  commencement of, or any  discharge,  confirmation,  conversion,  or  dismissal of any
            Insolvency   Proceeding   by  or  against   Borrower,   any  of  its
            Subsidiaries  or any  Guarantor  or  any  other  circumstance  which otherwise might constitute a defense available to, or a discharge of the Borrower, any Subsidiary or any Guarantor in respect of the Loan
            Agreement  Secured  Obligations.  No priority or right of the Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower,  any of its Subsidiaries or any  Guarantor  or by the  noncompliance  by any Person  with the terms, provisions, or covenants of the Loan Agreement, the Indenture or any of the other  Loan  Documents,  regardless  of any  knowledge thereof which the Lender may have.

                        (b) If Collateral Agent, the Trustee,  or any Noteholder
            is required in any  Insolvency  Proceeding or otherwise to turn over or  otherwise  pay  to  the  estate  of  the  Borrower,  any  of its
            Subsidiaries, any Guarantor or any other Person a Recovery, then the
            Indenture  Secured  Obligations shall be reinstated to the extent of such  Recovery.  No priority or right of the Collateral  Agent,  the
            Trustee,  or any  Noteholder  shall  at any  time be  prejudiced  or impaired  in any way by any act or failure to act on the part of the
            Borrower,  any  of  its  Subsidiaries  or  any  Guarantor  or by the
            noncompliance by any Person with the terms, provisions, or covenants of the Loan  Agreement,  the Indenture or any of the other Indenture
            Agreements, regardless of any knowledge thereof which the Collateral
            Agent, the Trustee, or any Noteholder may have.

                                  ARTICLE VI.

                             INSOLVENCY PROCEEDINGS

            Section 6.01 DIP FINANCING. If the Borrower, any of its Subsidiaries
or any Guarantor  shall be subject to any  Insolvency  Proceeding and the Lender shall desire, prior to the Discharge of Loan Agreement Secured  Obligations,  to
permit the use of cash collateral or to permit Borrower, any of its Subsidiaries

                                      E-17

or any Guarantor to obtain  financing  under Section 363 or Section 364 of Title
11 of the United States Code or any similar  provision  under the law applicable to any  Insolvency  Proceeding  ("DIP  FINANCING")  to be  secured by all or any portion of the Collateral,  then the Collateral Agent, on behalf of itself,  the
Trustee, and the Noteholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate  protection or any other relief in connection with its or their interest in any such Collateral except to the extent  specified  in this Section  6.01.  To the extent the Liens securing the Loan Agreement  Secured  Obligations are subordinated or PARI PASSU with such DIP Financing,  the Collateral Agent, for and on behalf of itself, the
Trustee,  and the  Noteholders,  hereby agrees that its Liens in the  Collateral shall be  subordinated  to such DIP  Financing  (and  all  obligations  relating thereto) upon the terms and conditions  specified in this  Agreement.  Until the
Discharge of Loan Agreement  Secured  Obligations  has occurred,  the Collateral
Agent, on behalf of itself, the Trustee,  and the Noteholders,  agrees that none of them  shall  seek  relief  from the  automatic  stay or any other stay in any
Insolvency Proceeding in respect of the Collateral and will not provide or offer to provide any DIP Financing  secured by a Lien senior to or PARI PASSU with the
Liens securing the Loan Agreement Secured  Obligations,  in each case unless the
Lender otherwise has provided its express written consent.

            Section 6.02 NO CONTEST.  The Collateral Agent, on behalf of itself, the Trustee,  and the  Noteholders,  agrees that, prior to the Discharge of Loan
Agreement Secured Obligations,  none of them shall contest (or support any other
Person contesting) (a) any request by the Lender for adequate protection, or (b)
any objection by the Lender to any motion,  relief,  action, or proceeding based on Lender  claiming that their  interests in the  Collateral  are not adequately protected or any other similar request under any law applicable to an Insolvency
Proceeding.  Notwithstanding the foregoing, in any Insolvency Proceeding, if the
Lender is granted  adequate  protection in the form of additional  collateral in connection with any DIP Financing or use of cash collateral under Section 363 or
Section 364 of Title 11 of the United States Code or any similar law  applicable to any Insolvency  Proceeding,  then the Collateral  Agent, on behalf of itself, the Trustee, or any of the Noteholders,  may seek or request adequate protection in the form of a Lien on such  additional  collateral,  which Lien hereby is and shall be deemed to be  subordinated  to the Liens  securing  the Loan  Agreement
Secured  Obligations  up to (but not in excess  of) the  Maximum  Priority  Debt
Amount and such DIP Financing (and all obligations relating thereto) on the same basis as the Lien  Priority.  In the event the  Collateral  Agent,  on behalf of itself, the Trustee, and the Noteholders,  seeks or requests adequate protection and such  adequate  protection  is  granted  in the form of Liens in  respect of additional  collateral,  then the  Collateral  Agent,  on behalf of itself,  the
Trustee,  and each of the  Noteholders,  agrees  that the  Lender  also shall be granted a senior Lien on such  additional  collateral  as security  for the Loan
Agreement Secured Obligations (and for any such DIP Financing) and that any Lien on such additional  collateral  securing the Indenture Secured Obligations shall

                                      E-18

be subordinated to the Liens in respect of such additional  collateral  securing the Loan Agreement Secured  Obligations and any such DIP Financing and any other
Liens  granted to the  Lender as  adequate  protection  on the same basis as the other Liens securing the Indenture  Secured  Obligations are subordinated to the
Loan  Agreement  Secured  Obligations  under this  Agreement  up to the  Maximum
Priority  Debt Amount.  Nothing  contained  herein shall  prohibit or in any way limit the Lender,  prior to the Discharge of Loan Agreement Secured Obligations,
from objecting in any Insolvency  Proceeding or otherwise to any action taken by the  Collateral  Agent,  the Trustee or any of the  Noteholders,  including  the seeking by the  Collateral  Agent,  the  Trustee or any  Noteholder  of adequate protection  or the  asserting  by  the  Collateral  Agent,  the  Trustee  or any
Noteholder of any of its rights and remedies  under the Indenture Loan Documents or otherwise.

            Section 6.03 ASSET SALES. The Collateral Agent agrees,  on behalf of itself,  the  Trustee,  and the  Noteholders,  that it will not  oppose any sale consented to by Lender of Shared Collateral  pursuant to Section 365(f) of Title
11 of the United States Code (or any similar  provision in any other  applicable
Bankruptcy  Law) so long as the proceeds of such sale are applied in  accordance with this Agreement.

            Section 6.04  ENFORCEABILITY.  The  provisions of this Agreement are intended  to be and shall be  enforceable  under  Section 510 of Title 11 of the
United States Code. The Collateral Agent, on behalf of itself, the Trustee,  and the Noteholders,  agrees that all  distributions  that the Collateral Agent, the
Trustee, or any Noteholder  receives in any Insolvency  Proceeding on account of the Collateral or Proceeds shall be held in trust by such Person and turned over to the Lender for application in accordance with Section 4.02 of this Agreement.
To the extent that any amounts received by the Collateral Agent, the Trustee, or any Noteholder are paid over in connection with this provision,  the obligations owed by the  Borrower  to such  Person  will be deemed to be  reinstated  to the extent of the amounts so paid over.

                                  ARTICLE VII.

                                  MISCELLANEOUS

            Section 7.01 RIGHTS OF SUBROGATION. The Collateral Agent agrees that no payment or  distribution  to the Lender  pursuant to the  provisions  of this
Agreement shall entitle the Collateral Agent, the Trustee,  or any Noteholder to
exercise any rights of  subrogation  in respect  thereof  until the Discharge of
Loan Agreement Secured Obligations shall have occurred.  Following the Discharge of Loan  Agreement  Secured  Obligations,  the  Lender  agrees to  execute  such documents,  agreements,  and instruments as the Collateral Agent, the Trustee or any Noteholder may reasonably request to evidence the transfer by subrogation to any such  Person  of an  interest  in the  Loan  Agreement  Secured  Obligations resulting from payments or distributions  to the Lender by such Person,  so long
as  all  costs  and  expenses   (including   all   reasonable   legal  fees  and
disbursements)  incurred in connection  therewith by the Lender are paid by such
Person upon request for payment thereof.

                                      E-19

            Section  7.02 FURTHER  ASSURANCES.  The Parties  will,  at their own expense and at any time and from time to time,  promptly execute and deliver all further  instruments  and documents,  and take all further  action,  that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest  granted or purported  to be granted  hereby or to enable the Lender or the Collateral Agent to exercise and enforce its rights and remedies hereunder;  PROVIDED,  HOWEVER,  that no Party shall be required to pay over any payment or distribution,  execute any instruments or documents, or take any other action referred to in this Section 7.02 to the extent that such action would contravene any law, order or other legal requirement,  and in the event of a controversy or dispute,  such Party may interplead any payment or distribution in any  court of  competent  jurisdiction,  without  further  responsibility  in respect of such payment or distribution under this Section 7.02.

            Section 7.03  REPRESENTATIONS.  The Original  Lender  represents and warrants to the Collateral  Agent that it has the requisite  power and authority under the Original Loan Agreement to enter into, execute, deliver, and carry out the terms of this Agreement.  The Collateral  Agent represents and warrants that it has the  requisite  power and  authority  under the  Indenture to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself, the Trustee, and the Noteholders.

            Section 7.04 AMENDMENTS.  No amendment or waiver of any provision of this  Agreement  nor  consent  to any  departure  by any Party  hereto  shall be effective unless it is in a written  agreement  executed by the Collateral Agent and the Lender,  and then such waiver or consent shall be effective  only in the specific instance and for the specific purpose for which given.

            Section 7.05 ADDRESSES FOR NOTICES.  All demands,  notices and other communications  provided  for  hereunder  shall  be in  writing  and,  if to the
Collateral Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:

                The Bank of New York
                One Wall Street
                New York, New York 10286
                Attention: Corporate Trust Department/Empire Resorts, Inc.
                Telephone:  (212) 852-1662
                Facsimile:  (212) 852-1626

With a copy to:

                ____________________
                ____________________
                ____________________
                __________, ___  ___
                Attention:  ____________________, Esq.
                Facsimile:  ____________________

                                      E-20

and if to the Lender,  mailed,  sent or  delivered  thereto,  addressed to it as follows:

                ____________________
                ____________________
                ____________________
                __________, ___  ___
                Attention:  ____________________, Esq.
                Facsimile:  ____________________

With a copy to:

                ____________________
                ____________________
                ____________________
                __________, ___  ___
                Attention:  ____________________, Esq.
                Facsimile:  ____________________

or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.05. All such demands,  notices and other  communications shall be effective,  when mailed,  two business days after deposit in the mails,  postage prepaid,  when sent by telecopy,  when receipt is  acknowledged by the receiving telecopy  equipment  (or at the opening of the next  business  day if receipt is after normal business hours),  or when delivered,  as the case may be, addressed as aforesaid.

            Section  7.06 NO  WAIVER,  REMEDIES.  No  failure on the part of any
Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver  thereof;  nor shall any  single or  partial  exercise  of any right hereunder  preclude any other or further exercise thereof or the exercise of any other right.  The remedies  herein  provided are cumulative and not exclusive of any remedies provided by law.

            Section 7.07 CONTINUING AGREEMENT,  TRANSFER OF SECURED OBLIGATIONS.
This Agreement is a continuing  agreement and shall (i) remain in full force and effect until the Discharge of the Loan Agreement Secured  Obligations shall have occurred and the  Indenture  Secured  Obligations  shall have been paid in full,
(ii) be binding upon the Parties and their  successors  and  assigns,  and (iii)
inure to the benefit of and be enforceable  by the Parties and their  respective successors,  transferees  and assigns.  Without  limiting the  generality of the foregoing clause (iii), the Lender or the Collateral Agent, the Trustee,  or any
Noteholder  may  assign or  otherwise  transfer  all or any  portion of the Loan
Agreement  Secured  Obligations  or  the  Indenture  Secured   Obligations,   as
applicable,  to any other  Person  (other than  Borrower,  any  Guarantor or any
Affiliate of Borrower and any Subsidiary of Borrower or any Guarantor), and such

                                      E-21

other Person shall  thereupon  become vested with all the rights and obligations in respect thereof granted to the Lender or the Collateral  Agent,  the Trustee,
or any Noteholder, as the case may be, herein or otherwise.

            Section 7.08 GOVERNING LAW: ENTIRE  AGREEMENT.  This Agreement shall be governed by, and construed in accordance  with,  the laws of the State of New
York except as otherwise  preempted by applicable  federal law.  This  Agreement constitutes  the entire  agreement  and  understanding  among the  Parties  with respect to the  subject  matter  hereof  and  supersedes  any prior  agreements, written or oral, with respect thereto.

            Section 7.09  COUNTERPARTS.  This  Agreement  maybe  executed in any number of  counterparts,  and it is not  necessary  that the  signatures  of all
Parties be contained on any one counterpart  hereof,  each  counterpart  will be deemed to be an original,  and all together  shall  constitute  one and the same document.

            Section 7.10 NO THIRD PARTY  BENEFICIARY.  This  Agreement is solely for the benefit of the Parties (and their permitted assignees).  No other Person
(including  Borrower,  any  Guarantor  or any  Affiliate  of  Borrower  and  any
Subsidiary  of  Borrower or any  Guarantor)  shall be deemed to be a third party beneficiary of this Agreement.

            Section 7.11 HEADINGS.  The headings of the articles and sections of this  Agreement are inserted for purposes of  convenience  only and shall not be construed to affect the meaning or construction of any of the provisions hereof

            Section  7.12  SEVERABILITY.  If  any  of  the  provisions  in  this
Agreement  shall, for any reason,  be held invalid,  illegal or unenforceable in any respect,  such invalidity,  illegality or unenforceability  shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

            Section 7.13  COLLATERAL  AGENT  STATUS.  Nothing in this  Agreement shall be construed to operate as a waiver by the Collateral  Agent, with respect to the Borrower,  any of its Subsidiaries,  any Guarantor,  the Trustee,  or any
Noteholder,  of the benefit of any exculpatory rights,  privileges,  immunities, indemnities,  or reliance rights  contained in the Indenture or any of the other
Indenture Loan  Documents.  For all purposes of this  Agreement,  the Collateral
Agent may (a) rely in good faith,  as to matters of fact, on any  representation of fact  believed  by the  Collateral  Agent  to be true  (without  any  duty of investigation) and that is contained in a written  certificate of any authorized representative  of the  Borrower or of the Lender,  and (b) assume in good faith
(without  any  duty of  investigation),  and rely  upon,  the  genuineness,  due authority,  validity,  and accuracy of any certificate,  instrument,  notice, or other  document  believed by it in good faith to be genuine and presented by the proper person.  Borrower and Lender expressly acknowledge that the subordination and related  agreements set forth herein by the Collateral Agent are made solely

                                      E-22

in its  capacity as  Collateral  Agent under the  Indenture  with respect to the
Notes issued  thereunder and the other Indenture Loan Documents and are not made by the Collateral Agent in its individual commercial capacity.

            Section 7.14  ACKNOWLEDGMENT.  Each of Borrower  and each  Guarantor hereby  acknowledges  that it has received a copy of this Agreement and consents thereto,  and agrees to recognize all rights  granted  thereby to the Lender and the Collateral  Agent and will not do any act or perform any obligation which is not in  accordance  with the  agreements  set forth in this  Agreement.  Each of
Borrower and each Guarantor  further  acknowledges  and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.

            Section 7.15 VENUE; JURY TRIAL WAIVER.

                        (a)  THE  PARTIES  HERETO  AGREE  THAT  ALL  ACTIONS  OR
            PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED
            AND LITIGATED  ONLY IN THE STATE AND FEDERAL  COURTS  LOCATED IN THE
            CITY OF NEW YORK OR THE  SOUTHERN  DISTRICT  OF NEW YORK,  PROVIDED,
            HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR
            OTHER PROPERTY MAY BE BROUGHT,  AT LENDER'S OPTION, IN THE COURTS OF
            ANY  JURISDICTION  WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE
            SUCH  COLLATERAL OR OTHER  PROPERTY MAY BE FOUND.  EACH PARTY HERETO
            WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH
            MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT
            TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE  WITH
            THIS SECTION 8.17.

                        (b) EACH  PARTY  HERETO  HEREBY  WAIVES  ITS  RESPECTIVE
            RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR
            ARISING  OUT  OF  THIS   AGREEMENT   OR  ANY  OF  THE   TRANSACTIONS
            CONTEMPLATED HEREIN,  INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH
            OF DUTY CLAIMS,  AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH
            PARTY  HERETO  REPRESENTS  THAT IT HAS  REVIEWED  THIS WAIVER AND IT
            KNOWINGLY  AND  VOLUNTARILY  WAIVES ITS JURY TRIAL RIGHTS  FOLLOWING
            CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION,  A COPY
            OF THIS  AGREEMENT  MAY BE FILED AS A WRITTEN  CONSENT TO A TRIAL BY
            THE COURT.

            Section  7.16  INTERCREDITOR   AGREEMENT.   This  Agreement  is  the
Intercreditor  Agreement referred to in the Indenture.  If this Agreement or all or any portion of either Party's rights or obligations hereunder are assigned or otherwise  transferred to any other Person,  such other Person shall execute and deliver an agreement containing terms substantially identical to those contained in this Agreement.

                                      E-23

            IN WITNESS WHEREOF,  the Lender,  the Collateral Agent, the Borrower
and each  Guarantor has caused this  Agreement to be duly executed and delivered as of the date first above written.

LENDER:                              [NAME OF LENDER]

                                     By:________________________________________
                                         Name:
                                         Title:

COLLATERAL AGENT:                    THE BANK OF NEW YORK,
                                     solely in its capacity as Collateral Agent
                                     (and not individually)

                                    By:_________________________________________
                                       Name:
                                       Title:

BORROWER:                           EMPIRE RESORTS, INC.,
                                    a Delaware corporation

                                    By:_________________________________________
                                       Name:
                                       Title:

GUARANTORS:                         [NAME OF GUARANTOR], a[n]

                                    ---------- ----------

                                    By:_________________________________________
                                       Name:
                                       Title:

                                    [NAME OF GUARANTOR], a[n]

                                    ---------- ----------

                                    By:_________________________________________
                                       Name:
                                       Title:

                                      E-24

                                                                       EXHIBIT F

After recording please return:

Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York  10019
Attention:  Ronald S. Brody, Esq.

--------------------------------------------------------------------------------

                          MORTGAGE, SECURITY AGREEMENT,
                         ASSIGNMENT OF LEASES AND RENTS,
                               AND FIXTURE FILING

                                     made by

                      MONTICELLO RACEWAY MANAGEMENT, INC.,

                                   Mortgagor,

                                       to

                              THE BANK OF NEW YORK,

                   as Trustee and Collateral Agent, Mortgagee

THIS INSTRUMENT  AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE STATE OF NEW
YORK, COUNTY OF SULLIVAN,  KNOWN BY THE STREET ADDRESS OF ST. REGIS TRUST PARCEL
(232 ACRES MORE OR LESS)  MONTICELLO,  NEW YORK.

THIS MORTGAGE  CONSTITUTES A FINANCING  STATEMENT FILED AS A FIXTURE FILING, AND
IS TO BE FILED AND INDEXED IN THE REAL ESTATE  RECORDS AND ALSO TO BE INDEXED IN
THE  INDEX  OF  FINANCING  STATEMENTS  (FIXTURE  FILINGS)  UNDER  THE  NAMES  OF
MORTGAGOR,  AS "DEBTOR," AND MORTGAGEE, AS "SECURED PARTY." SEE GRANTING CLAUSES
AND SECTION 18 OF THIS INSTRUMENT FOR DESCRIPTION OF FIXTURES AND OTHER DETAILS.
THIS  MORTGAGE  DOES NOT  COVER  REAL  PROPERTY  PRINCIPALLY  IMPROVED  OR TO BE
IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX
RESIDENTIAL  DWELLING UNITS EACH HAVING THEIR OWN SEPARATE  COOKING  FACILITIES.
THE "MAXIMUM  PRINCIPAL  AMOUNT"  SECURED BY THIS MORTGAGE IS  $65,000,000  (SEE
SECTION 33 FOR THE MAXIMUM TOTAL AMOUNT THAT THIS MORTGAGE SECURES).

                       Dated as of ______________, 20____

--------------------------------------------------------------------------------

                                      F-1

                                      -i-

                                      -ii-

                          MORTGAGE, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

THIS MORTGAGE,  SECURITY AGREEMENT,  ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE
FILING, dated as of __________,  20___ is made by MONTICELLO RACEWAY MANAGEMENT,
INC.,  a New  York  corporation  (the  "MORTGAGOR"),  with  an  address  at  c/o
Monticello Raceway,  Route 17B,  Monticello,  New York 12701, to THE BANK OF NEW
YORK, a New York banking corporation, as Collateral Agent (in such capacity, the
"MORTGAGEE"),  with an address at 101  Barclay  Street - 8W, New York,  New York
10286,  Attn.:  Corporate  Trust  Administration.  References to this "MORTGAGE"
shall mean this instrument and any and all renewals, modifications,  amendments,
supplements,   extensions,   consolidations,    substitutions,   spreaders   and
replacements of this instrument.

                                   BACKGROUND

            A. Mortgagor is a party to the Indenture,  dated as of July 23, 2004
(as  amended,  supplemented  or  otherwise  modified  from  time  to  time,  the
"INDENTURE"),  among the Mortgagor,  as the Issuer, the Guarantors named therein
(each, a "SUBSIDIARY  GUARANTOR" and collectively together with the Company, the
"CREDIT  PARTIES") and THE BANK OF NEW YORK, as Trustee (in such  capacity,  the
"TRUSTEE") and as Collateral Agent.

            B. Pursuant to the terms of the Indenture,  the Mortgagor is issuing
SIXTY FIVE MILLION AND NO DOLLARS ($65,000,000)  aggregate principal amount of 5
1/2% Senior Notes due 2014 (the  "NOTES"),  which will be guaranteed on a senior basis,  in part, by each of the Credit  Parties.  The terms of the Indenture are incorporated  by reference in this  Mortgage as if the terms  thereof were fully set forth herein.  Capitalized terms not otherwise defined herein shall have the meanings  ascribed thereto in the Indenture.  References in this Mortgage to the
"OVERDUE RATE" shall mean the applicable interest rate pursuant to the Indenture for any overdue payment.

            C. The  Mortgagor  is the  owner  of the fee  simple  estate  in the parcel(s) of real  property  described on EXHIBIT A attached  hereto (the "OWNED
LAND") and owns,  leases or otherwise has the right to use all of the buildings, improvements,  structures, and fixtures now or subsequently located on the Owned
Land (the "IMPROVEMENTS"; the Owned Land and the Improvements being collectively referred to as the "REAL ESTATE").

            D.As an  inducement  to the Trustee to enter into the  Indenture and the Initial  Purchaser to purchase  the Notes,  the  Mortgagor is executing  and delivering  this Mortgage to the  Mortgagee.  References  herein to the "SECURED
PARTIES" shall mean the collective reference to the Mortgagee, the Trustee, each
Holder and any holder of the  Obligations (as  hereinafter  defined),  and their respective successors, endorsees, transferees and assigns.

                                GRANTING CLAUSES

For good and valuable  consideration,  the receipt and  sufficiency of which are hereby  acknowledged,  the  Mortgagor  agrees  that to secure  the  payment  and performance of all  obligations  and liabilities of the Mortgagor and the Credit
Parties which may arise under or in connection  with the Collateral  Agreements,

in each  case  whether  on  account  of  reimbursement  obligations,  for  fees, indemnities,  costs, expenses or otherwise (including,  without limitation,  all fees and  disbursements of counsel to the Mortgagee or to any Secured Party that are required to be paid by the Mortgagee  pursuant to the terms of this Mortgage or any other Collateral Agreement) (collectively, the "OBLIGATIONS");

THE MORTGAGOR HEREBY GRANTS TO THE MORTGAGEE A LIEN UPON AND A SECURITY INTEREST
IN, AND HEREBY MORTGAGES AND WARRANTS,  GRANTS, ASSIGNS, TRANSFERS AND SETS OVER
UNTO THE  MORTGAGEE  FOR THE USE AND  BENEFIT OF THE  MORTGAGEE,  AS  COLLATERAL
AGENT:

                        (a) the Owned Land;

                        (b) all right,  title and interest the Mortgagor now has
            or may  hereafter  acquire  in and to the  Improvements  or any part thereof  (whether  owned in fee by the Mortgagor or held pursuant to any Lease or otherwise) and all the estate,  right,  title, claim or demand whatsoever of the Mortgagor, in possession or expectancy,  in and to the Real Estate or any part thereof;

                        (c) all right,  title and interest of the  Mortgagor in,
            to and  under all  easements,  rights  of way,  licenses,  operating agreements,  abutting  strips  and  gores  of land,  streets,  ways, alleys,  passages,  sewer rights,  waters, water courses,  water and flowage rights,  development  rights,  air rights,  mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests,  privileges,  licenses, tenements,  hereditaments and  appurtenances  belonging,  relating or appertaining to the Real
            Estate, and any reversions,  remainders,  rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue,  in front of or adjoining the Real Estate to the center line thereof;

                        (d) all of the fixtures,  chattels,  business  machines,
            machinery, apparatus, equipment,  furnishings,  fittings, appliances
            and  articles  of  personal   property  of  every  kind  and  nature
            whatsoever,   and  all   appurtenances  and  additions  thereto  and
            substitutions or replacements  thereof (together with, in each case, attachments,  components,  parts and accessories) currently owned or subsequently  acquired  by the  Mortgagor  and  now or  subsequently attached  to,  or  contained  in or  used  or  usable  in any way in connection  with  any  operation  or  letting  of the  Real  Estate, including but without limiting the generality of the foregoing,  all screens,  awnings,  shades, blinds,  curtains,  draperies,  artwork, carpets,  rugs, storm doors and windows,  furniture and furnishings,
            heating,    electrical,   and   mechanical   equipment,    lighting,
            switchboards,    plumbing,   ventilating,   air   conditioning   and
            air-cooling apparatus,  refrigerating,  and incinerating  equipment, escalators,  elevators, loading and unloading equipment and systems, stoves,  ranges,  laundry  equipment,  cleaning  systems  (including
            window  cleaning  apparatus),   telephones,   communication  systems
            (including satellite dishes and antennae),  televisions,  computers, sprinkler  systems  and  other  fire  prevention  and  extinguishing
            apparatus  and  materials,   security  systems,   motors,   engines,
            machinery, pipes, pumps, tanks, conduits,  appliances,  fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being referred to as the "EQUIPMENT");

                        (e) all right,  title and  interest of the  Mortgagor in
            and to all  substitutes and  replacements  of, and all additions and improvements  to, the Real  Estate and the  Equipment,  subsequently acquired by or released to the Mortgagor or  constructed,  assembled or placed by the Mortgagor on the Real Estate, immediately upon such
            acquisition,   release,   construction,   assembling  or  placement,
            including,  without  limitation,  any  and  all  building  materials whether  stored at the Real  Estate or  offsite,  and,  in each such case, without any further deed, conveyance,  assignment or other act by the Mortgagor;

                        (f) all right,  title and interest of the  Mortgagor in,
            to  and  under  all  leases,  subleases,  underlettings,  concession agreements,  management  agreements,  licenses and other  agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof,  now existing or  subsequently  entered into by the Mortgagor and whether  written or oral and all guarantees of any of the  foregoing  (collectively,  as any  of the  foregoing  may be amended, restated,  extended, renewed or modified from time to time, the  "LEASES"),  and all rights of the  Mortgagor in respect of cash and  securities  deposited  thereunder  and the right to receive and collect the revenues,  income,  rents,  issues and profits  thereof, together with all other rents, royalties,  issues, profits, revenue, income and other benefits  arising from the use and enjoyment of the
            Mortgaged Property (as defined below) (collectively, the "RENTS");

                        (g) all unearned  premiums under insurance  policies now
            or  subsequently  obtained  by the  Mortgagor  relating  to the Real
            Estate  or  Equipment  and the  Mortgagor's  interest  in and to all proceeds of any such insurance  policies  (including title insurance policies)  including the right to collect and receive such proceeds, subject to the provisions  relating to insurance generally set forth below; and all awards and other compensation, including the interest payable  thereon and the right to collect and receive the same, made to the  present  or any  subsequent  owner  of the  Real  Estate  or
            Equipment  for  the  taking  by  eminent  domain,   condemnation  or
            otherwise,  of all or any part of the Real Estate or any easement or other right therein;

                        (h) to the extent  not  expressly  prohibited  under the
            applicable  contract,  consent,  license  or other  item  unless the appropriate consent has been obtained, all right, title and interest of the  Mortgagor  in and to (i)  all  contracts  from  time to time executed  by the  Mortgagor  or any  manager  or agent on its behalf
            relating  to  the  ownership,  construction,   maintenance,  repair,
            operation,  occupancy,  sale or  financing  of the  Real  Estate  or
            Equipment  or any  part  thereof  and  all  agreements  and  options relating to the purchase or lease of any portion of the Real Estate, together  with the right to exercise  such options and all leases of
            Equipment,   (ii)  all   consents,   licenses,   building   permits,
            certificates of occupancy and other governmental  approvals relating to construction, completion, occupancy, use or operation of the Real
            Estate  or  any  part  thereof,  and  (iii)  all  drawings,   plans,
            specifications  and  similar or related  items  relating to the Real
            Estate; and

                        (i)  all  proceeds,   both  cash  and  noncash,  of  the
            foregoing;

(All of the  foregoing  property and rights and  interests  now owned or held or subsequently  acquired by the Mortgagor  and described in the foregoing  clauses
(a)  through  (c) are  collectively  referred  to as the  "PREMISES",  and those described in the foregoing clauses (a) through (i) are collectively  referred to as the "MORTGAGED PROPERTY").

TO HAVE AND TO HOLD the Mortgaged  Property and the rights and privileges hereby mortgaged  unto the  Mortgagee,  its  successors  and  assigns  for the uses and purposes set forth,  until the  Obligations  are  discharged in accordance  with
Section 12.01 of the Indenture,  PROVIDED,  HOWEVER,  that the condition of this
Mortgage  is such that if the  Obligations  are so  discharged,  then the estate hereby  granted  shall cease,  terminate  and become void,  but shall  otherwise remain in full  force  and  effect.  Notwithstanding  anything  to the  contrary contained herein, the Lien of this Mortgage shall be released in compliance with the terms of the Indenture.

This  Mortgage  covers  advances,  in the  aggregate  amount of the  obligations secured hereby, made by the Secured Parties for the benefit of the Mortgagor.

                              TERMS AND CONDITIONS

The  Mortgagor  further  represents,  warrants,  covenants  and agrees  with the
Mortgagee and the Secured Parties as follows:

            1. WARRANTY OF TITLE.  The  Mortgagor  warrants that it has good and marketable record title in fee simple to the Real Estate,  and good title to the rest of the Mortgaged  Property,  subject only to the matters that are set forth in  Schedule B of the title  insurance  policy or policies  being  issued to the
Mortgagee to insure the lien of this Mortgage and any other  Permitted Liens (as defined in the Indenture). The Mortgagor shall warrant, defend and preserve such title  and the lien of this  Mortgage  against  all  claims of all  persons  and entities  (not  including  the holders of the  Permitted  Liens).  The Mortgagor represents  and  warrants  that it has the power and lawful  authority to grant, bargain,  sell,  assign,  transfer,  mortgage  and  convey a  mortgage  lien and security  interest  in all of the  Mortgaged  Property to the  Mortgagee  in the
manner  and form  herein  provided  and  without  obtaining  the  authorization, approval,  consent or waiver of any  grantor,  lessor,  sublessor,  governmental authority or other Person whomsoever.

            2. PAYMENT OF  OBLIGATIONS.  The Mortgagor shall pay and perform the
Obligations  at  the  times  and  places  and  in the  manner  specified  in the
Collateral Agreements.

            3. REQUIREMENTS.  The Mortgagor shall promptly comply with all laws, ordinances,  judgments,  decrees,  injunctions,  writs and  orders of any court, arbitrator  or  governmental  agency or authority,  and all rules,  regulations, orders,  interpretations,  directives,  licenses and permits,  applicable to the
Mortgaged Property, and all covenants,  restrictions and conditions now or later of record which may be applicable to any of the  Mortgaged  Property,  or to the use, manner of use, occupancy, possession, operation,  maintenance,  alteration, repair or reconstruction of any of the Mortgaged  Property.  The Mortgagor shall not commit,  nor permit or suffer to occur,  any material  waste with respect to the Mortgaged Property.

            4. PAYMENT OF TAXES AND OTHER IMPOSITIONS.  (a) Promptly when due or prior to the date on which  any  fine,  penalty,  interest  or cost may be added thereto or imposed, the Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature,  all charges for any easement or agreement maintained  for the benefit of any of the Real  Estate,  all general and special assessments,  levies, permits,  inspection and license fees, all water and sewer rents and charges,  vault taxes and all other public  charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the  Real  Estate,  or  arising  in  respect  of  the  occupancy,  use or possession  thereof,  together  with any  penalties  or  interest  on any of the foregoing  (all of the  foregoing  are  collectively  referred  to herein as the
"IMPOSITIONS"),  except  where  (i) the  validity  or  amount  thereof  is being contested  in  good  faith  by  appropriate  proceedings,  which  the  Mortgagee determines  suspends the obligation to pay the  Imposition and that  non-payment thereof will not result in forfeiture,  sale, loss or diminution of any interest of the Mortgagee in the Mortgaged  Property and (ii) the Mortgagor has set aside on its books  adequate  reserves with respect  thereto in accordance  with GAAP, which  reserves  shall  include  reasonable  additional  sums to cover  possible interest,  costs,  and penalties;  PROVIDED,  HOWEVER,  that the Mortgagor shall promptly  cause  to  be  paid  any  amount  adjudged  by a  court  of  competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment  becomes final (and,  subject to the Mortgagee's  rights and remedies  during an Event of Default and subject to any  provisions set forth in the  Collateral  Agreements  to the contrary,  the Mortgagee  shall make any sum deposited in such reserve  available for such payment);  and provided,  further, that, in all events,  Impositions,  interest  costs and penalties  shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold,  lost or forfeited.  Upon request by the  Mortgagee,  the Mortgagor shall deliver to the Mortgagee evidence  reasonably  acceptable to the Mortgagee showing the payment of any such  Imposition.  If by law any  Imposition,  at the
Mortgagor's  option,  may  without  penalty or  premium be paid in  installments
(whether or not interest shall accrue on the unpaid balance of such Imposition), the Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                        (b) Nothing  herein  shall affect any right or remedy of
            the Mortgagee  under this Mortgage or otherwise,  without  notice or demand to the Mortgagor,  to pay any Imposition  after the date such
            Imposition  shall have become due,  and add to the  Obligations  the amount so paid,  together  with interest from the time of payment at the Overdue Rate. Any sums paid by the Mortgagee in discharge of any
            Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to,  interest  in, or claim upon the  Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by the  Mortgagor to the  Mortgagee  together  with  interest at the
            Overdue Rate as set forth above.

                        (c) As of the date hereof, the Mortgagor  represents and
            warrants  that the  Mortgagor  (i) has  filed  all  federal,  state, commonwealth,  county,  municipal and city income and other material tax returns required to have been filed by it and has paid all taxes and other  impositions  which  have  become due or  pursuant  to any assessments  or charges  received  by it,  (ii) does not know of any basis for any additional assessment or charge in respect of any such taxes  or other  Impositions,  and  (iii)  has paid in full all sums owing or claimed for labor,  material,  supplies,  personal property
            (whether or not forming an  Improvement  hereunder)  and services of every kind and character  used,  furnished or installed in or on the
            Mortgaged  Property that are now due and owing and no claim for same exists or will be permitted to be created, except such claims as may arise in the  ordinary  course of business and that are not yet past due.

            5.  INSURANCE.  (a) The  Mortgagor  promptly  shall  comply with and conform in all material  respects to (i) all  provisions of each such  insurance policy, and (ii) all requirements of the insurers applicable to the Mortgagor or to any of the  Mortgaged  Property  or to the  use,  manner  of use,  occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged
Property.  The  Mortgagor  shall  not use or  permit  the  use of the  Mortgaged
Property in any manner  which would  permit any insurer to cancel any  insurance policy or void coverage required to be maintained by this Mortgage.

                        (b) In the  event of  foreclosure  of this  Mortgage  or
            other transfer of title to the Mortgaged Property,  all right, title and interest of the Mortgagor in and to any insurance  policies then in force shall pass to the purchaser or grantee.

            6. RESTRICTIONS ON LIENS AND ENCUMBRANCES.  Except for the Permitted
Liens,  the Mortgagor  shall not further  mortgage,  nor otherwise  encumber the
Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof,  whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

            7. DUE ON SALE AND OTHER TRANSFER RESTRICTIONS.  Except as expressly permitted in the Collateral Agreements,  the Mortgagor shall not sell, transfer, convey or assign  all or any  portion  of, or any  interest  in,  the  Mortgaged
Property.

            8. CASUALTY; CONDEMNATION/EMINENT DOMAIN. Immediately upon obtaining knowledge  of  any  casualty  or the  institution  of any  proceedings  for  the condemnation of the Mortgaged  Property,  or any material portion  thereof,  the
Mortgagor will notify the Mortgagee of the pendency of such proceedings.  In all events,  the Mortgagor hereby  covenants and agrees to promptly  commence and to diligently  prosecute  the  restoration  of  the  Mortgaged  Property  upon  the occurrence of any casualty loss affecting the Mortgaged Property, without regard to the  availability  of any proceeds or award.  Notwithstanding  any damage to, destruction  or loss of or other  casualty  with respect to any of the Mortgaged
Property, the Mortgagor shall continue to pay the Obligations at the time and in the manner  provided for in the Indenture and the other  Collateral  Agreements, until the Obligations have been paid in full. If the Mortgaged Property is sold, through foreclosure or otherwise,  prior to the receipt by the Mortgagee of such insurance  proceeds,  the  Mortgagee  shall  have the  right,  whether  or not a deficiency  judgment  on  any  Collateral  Agreement  shall  have  been  sought, recovered or denied,  to receive such insurance  proceeds,  or a portion thereof sufficient to pay the then unpaid Obligations, whichever is less.

            9. LEASES.  Except as expressly  permitted under the Indenture,  the
Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any  portion  of the  Mortgaged  Property  other  than  in  favor  of the
Mortgagee,  (b)  execute  or permit  to exist any Lease of any of the  Mortgaged
Property,  or (c) mortgage,  pledge,  assign,  hypothecate,  amend,  modify,  or otherwise encumber or transfer any Lease or any interest in any Lease.

            10. FURTHER  ASSURANCES.  To further assure the  Mortgagee's  rights under this Mortgage,  the Mortgagor agrees promptly upon demand of the Mortgagee to do any  act or  execute  and  deliver,  record  and/or  file  any  additional documents (including,  but not limited to, security agreements on any personalty included or to be included in the Mortgaged  Property and a separate  assignment of each Lease in recordable form) as may be reasonably required by the Mortgagee to confirm the lien of this Mortgage and all other rights or benefits  conferred on the Mortgagee by this Mortgage.

            11.  MORTGAGEE'S  RIGHT  TO  PERFORM.  If an Event  of  Default  has
occurred and is  continuing,  the  Mortgagee,  without  waiving or releasing the
Mortgagor  from any  obligation  or default  under this  Mortgage,  may,  pay or perform the same,  and the amount or cost thereof,  with interest at the Overdue
Rate,  shall  immediately  upon written  demand be due from the Mortgagor to the
Mortgagee  and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged  Property prior to any right, title to, interest in, or claim upon the Mortgaged  Property  attaching  subsequent to the lien of this Mortgage.  No payment or advance of money by the Mortgagee  under this Section shall be deemed or construed to cure the Mortgagor's default or waive any right or remedy of the
Mortgagee.

            12. EVENTS OF DEFAULT.  The  occurrence of an Event of Default under any of the Collateral Agreements shall constitute an Event of Default hereunder.

            13. REMEDIES.  (a) Upon the occurrence and during the continuance of any Event of Default,  the Mortgagee may immediately  take such action,  without notice or demand,  under the  Collateral  Agreements  and  otherwise as it deems advisable to protect and enforce its rights  against the Mortgagor and in and to the Mortgaged  Property,  including,  but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee:

            (i) The Mortgagee  may, to the extent  permitted by applicable  law,
(A) institute and maintain an action of mortgage  foreclosure against all or any part of the  Mortgaged  Property,  (B)  institute  and maintain an action on the
Indenture or any other  Collateral  Agreement,  or (C) take such other action at law or in equity for the  enforcement  of this Mortgage or any of the Collateral
Agreements as the law may allow. The Mortgagee may proceed in any such action to final judgment and execution  thereon for all sums due hereunder,  together with interest thereon at the Overdue Rate and all costs of suit,  including,  without limitation,  reasonable  attorneys'  fees  and  disbursements.  Interest  at the
Overdue Rate shall be due on any  judgment  obtained by the  Mortgagee  from the date  of  judgment  until  actual  payment  is made of the  full  amount  of the judgment; and

            (ii) The Mortgagee may personally,  or by its agents,  attorneys and employees  and without  regard to the adequacy or  inadequacy  of the  Mortgaged
Property or any other collateral as security for the Obligations  enter into and upon the  Mortgaged  Property  and each and every part  thereof  and exclude the
Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (the Mortgagor  hereby  agreeing to surrender  possession of the Mortgaged  Property to the Mortgagee  upon demand at any such time) and use, operate,  manage,  maintain  and control the  Mortgaged  Property and every part thereof.  Following such entry and taking of possession,  the Mortgagee shall be entitled,  without  limitation,  (A) to  lease  all or any  part or parts of the
Mortgaged  Property  for such  periods of time and upon such  conditions  as the
Mortgagee may, in its discretion,  deem proper, (B) to enforce, cancel or modify any Lease and (C)  generally  to execute,  do and  perform any other act,  deed, matter or thing  concerning the Mortgaged  Property as the Mortgagee  shall deem appropriate as fully as the Mortgagor might do.

                        (b) In case of a foreclosure  sale,  the Real Estate may
            be sold, at the Mortgagee's  election, in one parcel or in more than one parcel and the  Mortgagee  is  specifically  empowered  (without being required to do so, and in its sole and absolute discretion) to cause successive  sales of portions of the Mortgaged  Property to be held.

                        (c) In the event of any breach of any of the  covenants,
            agreements,  terms or  conditions  contained in this  Mortgage,  the
            Mortgagee  shall be  entitled  to  enjoin  such  breach  and  obtain specific performance of any covenant,  agreement,  term or condition and the Mortgagee shall have the right to invoke any equitable right or remedy as though  other  remedies  were not  provided for in this
            Mortgage.

                        (d) It is agreed that if an Event of Default shall occur
            and be  continuing,  any and all proceeds of the Mortgaged  Property received by the  Mortgagee  shall be held by the  Mortgagee  for the benefit  of the  Secured  Parties  as  collateral  security  for the
            Obligations (whether matured or unmatured),  and shall be applied in payment of the Obligations in the order set forth in Section 6.10 of the Indenture.

            14. RIGHT OF MORTGAGEE TO CREDIT SALE.  Upon the  occurrence  of any sale  made  under  this  Mortgage,  by virtue of  judicial  proceedings  or of a judgment  or  decree of  foreclosure  and sale,  the  Mortgagee  may bid for and acquire  the  Mortgaged  Property  or any part  thereof.  In lieu of paying cash therefor,  the Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after  deducting  therefrom  the expenses of sale and the cost of the action and any other sums which the Mortgagee is authorized to deduct under this  Mortgage.
In such event, this Mortgage,  the Indenture and the other Collateral Agreements evidencing expenditures secured hereby may be presented to the person or persons conducting  the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

            15.  APPOINTMENT  OF  RECEIVER.  If an Event of  Default  shall have occurred  and be  continuing,  the  Mortgagee  as a matter of right and  without notice to the  Mortgagor,  unless  otherwise  required by  applicable  law,  and without  regard to the adequacy or inadequacy  of the Mortgaged  Property or any other  collateral or the interest of the  Mortgagor  therein as security for the
Obligations,  shall have the right to apply to any court having  jurisdiction to appoint a receiver or  receivers  or other  manager of the  Mortgaged  Property, without  requiring  the posting of a surety bond,  and without  reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of the  Mortgagor or any other party  obligated for payment of all or any part of the Obligations,  and whether or not waste has occurred with respect to the Mortgaged Property, and the Mortgagor hereby irrevocably consents to such appointment  and waives  notice of any  application  therefor  (except as may be required by law).  Any such  receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and  duties of the  Mortgagee  in case of entry as  provided  in this  Mortgage, including,  without  limitation and to the extent permitted by law, the right to enter  into  leases  of all or any part of the  Mortgaged  Property,  and  shall continue as such and exercise all such powers until the date of  confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

            16.  EXTENSION,  RELEASE,  ETC.  (a) Without  affecting  the lien or charge of this Mortgage  upon any portion of the Mortgaged  Property not then or theretofore  released as security  for the full amount of the  Obligations,  the
Mortgagee  may, from time to time and without  notice,  agree to (i) release any person liable for the  indebtedness  borrowed or guaranteed under the Collateral
Agreements,  (ii)  extend  the  maturity  or  alter  any  of  the  terms  of the indebtedness borrowed or guaranteed under the Collateral Agreements or any other guaranty thereof,  (iii) grant other indulgences,  (iv) release or reconvey,  or cause to be released or  reconveyed  at any time at the  Mortgagee's  option any parcel,  portion or all of the Mortgaged Property, (v) take or release any other or  additional  security  for any  obligation  herein  mentioned,  or (vi)  make compositions or other arrangements with debtors in relation thereto.

                        (b) No recovery of any judgment by the  Mortgagee and no
            levy of an execution under any judgment upon the Mortgaged  Property or upon any other property of the Mortgagor shall affect the lien of this  Mortgage  or any  liens,  rights,  powers or  remedies  of the
            Mortgagee  hereunder,  and such liens,  rights,  powers and remedies shall continue unimpaired.

                        (c) If the  Mortgagee  shall have the right to foreclose
            this Mortgage or to direct a power of sale, the Mortgagor authorizes the  Mortgagee at its option to foreclose  the lien of this Mortgage
            (or direct the sale of the Mortgaged  Property,  as the case may be)
            subject to the rights of any tenants of the Mortgaged Property.  The failure  to make  any such  tenants  parties  defendant  to any such foreclosure  proceeding and to foreclose their rights, or to provide notice  to such  tenants  as  required  in any  statutory  procedure governing a sale of the  Mortgaged  Property,  or to terminate  such tenant's  rights in such sale will not be asserted by the  Mortgagor as a  defense  to any  proceeding  instituted  by the  Mortgagee  to collect the Obligations or to foreclose the lien of this Mortgage.

                        (d) Unless expressly  provided  otherwise,  in the event
            that ownership of this Mortgage and title to the Mortgaged  Property or any estate  therein  shall  become  vested in the same  person or entity,  this  Mortgage  shall  not  merge in such  title  but shall continue as a valid lien on the  Mortgaged  Property  for the amount secured hereby.

            17. SECURITY  AGREEMENT UNDER UNIFORM COMMERCIAL CODE. (a) It is the
intention of the parties hereto that this Mortgage  shall  constitute a Security
Agreement  within the meaning of the UCC (as  defined in the Uniform  Commercial
Code of the State of New York (the  "UCC").  If an Event of Default  shall occur and be  continuing  under this  Mortgage,  then in  addition to having any other right or remedy  available  at law or in equity,  the  Mortgagee  shall have the option of either (i) proceeding  under the Code and  exercising  such rights and remedies as may be provided to a secured  party by the Code with  respect to all or any portion of the Mortgaged Property which is personal property  (including, without  limitation,  taking  possession  of and selling such  property) or (ii)

treating such property as real property and proceeding  with respect to both the real and personal  property  constituting  the Mortgaged  Property in accordance with the  Mortgagee's  rights,  powers  and  remedies  with  respect to the real property (in which event the default provisions of the Code shall not apply). If the Mortgagee  shall elect to proceed  under the Code,  then ten days' notice of sale  of the  personal  property  shall  be  deemed  reasonable  notice  and the reasonable  expenses of retaking,  holding,  preparing for sale, selling and the like incurred by the Mortgagee shall include,  but not be limited to, attorneys'
fees and  legal  expenses.  At the  Mortgagee's  request,  the  Mortgagor  shall assemble the personal property and make it available to the Mortgagee at a place designated by the Mortgagee which is reasonably convenient to both parties.

                        (b) The Mortgagor and the Mortgagee agree, to the extent
            permitted by law,  that: (i) all of the goods  described  within the definition of the word  "Equipment" are or are to become fixtures on the Real Estate;  (ii) this Mortgage upon recording or  registration in the real estate  records of the proper office shall  constitute a financing  statement filed as a "fixture  filing" within the meaning of Sections  9a-334 and 9a-502 of the Code;  (iii) the  Mortgagor is
            the record  owner of the Owned Land;  and (iv) the  addresses of the
            Mortgagor  and the  Mortgagee  are as set forth on the first page of this Mortgage.

                        (c)  The  information  provided  in  this  paragraph  is
            provided  in  order  that  this  Mortgage   shall  comply  with  the
            requirements of applicable law for a mortgage instrument to be filed as a financing statement. The Mortgagor is the "Debtor" and its name and mailing address are set forth  hereinabove.  The "Secured Party"
            is the  Mortgagee  and its  name  and  mailing  address  from  which information  concerning the security  interest granted herein may be obtained are as set forth  hereinabove.  A statement  describing the portion  of the  Mortgaged  Property  comprising  of  goods or other personal  property  that  may now be or  hereafter  become  fixtures hereby  secured  is set forth in the  description  of the  Mortgaged
            Property  contained herein. The Mortgagor is the record owner of the
            Mortgaged Property.

                        (d) After  written  request,  Mortgagor  shall  file all
            financing  statements  necessary  to perfect  the  Mortgagee's  lien
            thereon.  Additionally,   Mortgagor  authorizes  Mortgagee  to  file
            financing  statements  describing  the  Mortgaged  Property  on  the
            Mortgagors  behalf;   provided  that  the  Mortgagee  shall  not  be
            responsible   for  the  filing  of  any  financing  or  continuation
            statement.

            18. FUTURE  ADVANCES.  The lien of this Mortgage with respect to any
future   advances   and/or   obligations   up  to  a  maximum  of   $65,000,000,
modifications, extensions, and renewals referred to herein and made from time to time shall have the same  priority  to which this  Mortgage  otherwise  would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, obligation,  modification,  extension, or renewal may occur after this Mortgage is executed.

            19.  ASSIGNMENT OF RENTS.  (a) The Mortgagor  hereby  assigns to the
Mortgagee the Rents as further  security for the payment of and  performance  of the  Obligations,  and the Mortgagor  grants to the Mortgagee the right to enter the  Mortgaged  Property for the purpose of  collecting  the same and to let the
Mortgaged Property or any part thereof, and to apply the Rents on account of the

                                       10

Obligations.  The foregoing  assignment  and grant is present,  irrevocable  and absolute and shall continue in effect until the  Obligations  are fully paid and performed,  but the Mortgagee hereby grants the Mortgagor a revocable license to collect,  receive,  use and retain the Rents until the occurrence of an Event of
Default;  such  license to collect,  receive,  use and retain the Rents shall be immediately and automatically  revoked by the Mortgagee without the necessity of any action of the Mortgagee upon the  occurrence  and during the  continuance of any Event of Default; in the event such license is revoked,  the Mortgagor shall pay over to the  Mortgagee,  or to any receiver  appointed to collect the Rents, any lease security deposits,  and shall pay monthly in advance to the Mortgagee, or to any such receiver,  the fair and reasonable  rental value as determined by the Mortgagee  for the use and occupancy of such part of the Mortgaged  Property as may be in the  possession of the Mortgagor or any affiliate of the Mortgagor, and upon default in any such payment the Mortgagor and any such  affiliate  will vacate and surrender the  possession of the Mortgaged  Property to the Mortgagee or to  such  receiver,  and  in  default  thereof  may  be  evicted  by  summary proceedings  or  otherwise.  The  Mortgagor  shall  not  accept  prepayments  of installments  of Rent to  become  due for a period  of more  than  one  month in advance (except for security deposits and estimated payments of percentage rent, if any).

                        (b) The  Mortgagor  has not  affirmatively  done any act
            which would prevent the  Mortgagee  from, or limit the Mortgagee in, acting under any of the provisions of the foregoing assignment.

                        (c) Except for any matter  disclosed  in the  Collateral
            Agreements, no action has been brought or, so far as is known to the
            Mortgagor, is threatened,  which would interfere in any way with the right of the  Mortgagor  to execute  the  foregoing  assignment  and perform all of the Mortgagor's obligations contained in this Section and in the Leases.

            20.  ADDITIONAL  RIGHTS.  The  holder  of any  subordinate  lien  or subordinate  mortgage on the Mortgaged Property shall have no right to terminate any Lease  whether or not such Lease is  subordinate  to this Mortgage nor shall the  Mortgagor  consent to any  holder of any  subordinate  lien or  subordinate mortgage  joining any tenant under any Lease in any action to foreclose the lien or modify,  interfere with,  disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all  subordinate  lienholders and the mortgagees  and  beneficiaries  under  subordinate  mortgages are subject to and notified  of this  provision,  and any action  taken by any such  lienholder  or beneficiary  contrary  to this  provision  shall  be null  and  void.  Upon  the occurrence  and during the  continuance  of any Event of Default,  the Mortgagee may, in its sole  discretion  and without regard to the adequacy of its security under this  Mortgage,  apply all or any part of any amounts on deposit  with the
Mortgagee under this Mortgage  against all or any part of the  Obligations.  Any such application shall not be construed to cure or waive any Default or Event of
Default or invalidate  any act taken by the Mortgagee on account of such Default or Event of Default.

            21.  MORTGAGOR'S  INDEMNITIES.  The  Mortgagor  agrees  to  protect, indemnify and hold harmless the Mortgagee and each Secured Party  (collectively, the  "INDEMNITEES")  from and against any and all losses which the  Mortgagee or any such Indemnitee may incur under or by reason of the assignment of Leases and
Rents,  or for any action  taken by the  Mortgagee  or any Lender or  Indemnitee

                                       11

hereunder,  or by  reason  or in  defense  of any and  all  claims  and  demands whatsoever  which may be asserted  against the Mortgagee or any such  Indemnitee arising out of the Leases, including, without limitation, any claim by any third
Person for credit on account of Rents paid to and received by the Mortgagor, but not delivered to the Mortgagee or its agents,  representatives or employees, for any  period  under any Lease  more than one (1) month in advance of the due date thereof.  In the event that the Mortgagee or any of the Secured  Parties  incurs any  losses  covered  by the  indemnity  set forth in this  Section,  the amount thereof,  including  reasonable  attorneys'  fees, with interest  thereon at the
Overdue Rate, shall be payable by the Mortgagor to the Mortgagee within ten (10)
days  after  demand  therefor,  and  shall be  secured  hereby  and by all other security for the payment and performance of the Obligations,  including, without limitation,  the lien and security interest of this Mortgage. The liabilities of the Mortgagor as set forth in this Section shall survive the termination of this
Mortgage and the repayment of the Obligations.

            22. NO  LIABILITY  OF  MORTGAGEE.  Neither  the  acceptance  nor the exercise of the rights and remedies  hereunder  nor any other action on the part of Mortgagee or any Person  exercising  Mortgagee's  rights  hereunder  shall be construed  to:  (a) be an  assumption  by  Mortgagee  or any such  Person  or to
otherwise  make  Mortgagee  or  such  Person  liable  or  responsible   for  the
performance of any of the  obligations of Mortgagor under or with respect to the
Leases or for any Rent, security deposit or other amount delivered to Mortgagor, provided that  Mortgagee or any such Person  exercising  the rights of Mortgagee shall be accountable for any Rents,  security deposits or other amounts actually received  by  Mortgagee  or such  Person,  as the case may be;  or (b)  obligate
Mortgagee  or any such  Person to take any action  under or with  respect to the
Leases or with  respect  to the  Mortgaged  Property,  to incur any  expense  or perform or discharge any duty or obligation  under or with respect to the Leases or with respect to the Mortgaged Property,  to appear in or defend any action or proceeding  relating  to the Leases or the  Mortgaged  Property,  to  constitute
Mortgagee as a  mortgagee-in-possession  (unless  Mortgagee  actually enters and takes possession of the Mortgaged Property),  or to be liable in any way for any injury or damage to Persons or property  sustained by any Person in or about the
Mortgaged Property, other than to the extent caused by the willful misconduct or gross  negligence of Mortgagee or any Person  exercising the rights of Mortgagee hereunder.

            23. NOTICES. All notices, requests, demands and other communications hereunder  shall be given in accordance  with the  provisions of the  Collateral
Agreements to the Mortgagor and to the Mortgagee as specified therein.

            24.  NO  ORAL  MODIFICATION.  This  Mortgage  may  not  be  amended, supplemented  or otherwise  modified except in accordance with the provisions of the Collateral Agreements. Any agreement made by the Mortgagor and the Mortgagee after the date of this Mortgage  relating to this Mortgage  shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

            25.  PARTIAL  INVALIDITY.  In  the  event  any  one or  more  of the provisions  contained  in  this  Mortgage  shall  for any  reason  be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability  shall not affect any other provision hereof, but each shall be construed as if such invalid,  illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or

                                       12

in any provisions of any Collateral Agreement,  the obligations of the Mortgagor and of any other obligor under any Collateral Agreements shall be subject to the limitation that the Mortgagee shall not charge,  take or receive,  nor shall the
Mortgagor or any other obligor be obligated to pay to the Mortgagee, any amounts constituting  interest  in excess of the  maximum  rate  permitted  by law to be charged by the Mortgagee.

            26.   MORTGAGOR'S   WAIVER  OF  RIGHTS.  (a)  The  Mortgagor  hereby
voluntarily  and  knowingly  releases  and  waives  any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder  and any and all  rights of  redemption  from sale  under any order or decree of  foreclosure  (whether full or partial),  pursuant to rights,  if any, therein  granted,  as allowed under any  applicable  law, on its own behalf,  on behalf of all persons  claiming or having an interest (direct or indirectly) by, through or under each  constituent  of the  Mortgagor  and on behalf of each and every person acquiring any interest in the Mortgaged Property  subsequent to the date  hereof,  it being  the  intent  hereof  that any and all  such  rights  or redemption of each  constituent  of the Mortgagor and all such other persons are and shall be deemed to be hereby  waived  to the  fullest  extent  permitted  by applicable law or replacement  statute.  Each constituent of the Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the  execution of any right,  power,  or remedy  herein or otherwise  granted or delegated to the Mortgagee,  but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

                        (b)  To  the  fullest  extent   permitted  by  law,  the
            Mortgagor  waives the  benefit of all laws now  existing or that may subsequently be enacted  providing for (i) any  appraisement  before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension  of a period of  redemption  from any sale made in  collecting  such debt and (iii)  exemption of the Mortgaged
            Property from attachment,  levy or sale under execution or exemption from civil process.  To the full extent the Mortgagor may do so, the
            Mortgagor  agrees  that the  Mortgagor  will not at any time  insist upon,  plead,  claim or take the benefit or advantage of any law now or hereafter in force  providing  for any  appraisement,  valuation, stay, exemption,  extension or redemption,  or requiring foreclosure
            of  this  Mortgage  before   exercising  any  other  remedy  granted
            hereunder and the  Mortgagor,  for the Mortgagor and its  successors and assigns,  and for any and all persons ever claiming any interest in the Mortgaged  Property,  to the extent  permitted by law, hereby
            waives   and   releases   all  rights  of   redemption,   valuation,
            appraisement,  stay of  execution,  notice  of  election  to  mature
            (except as  expressly  provided  in the  Collateral  Agreements)  or declare due the whole of the secured indebtedness and marshalling in the event of exercise by the  Mortgagee of the  foreclosure  rights, power of sale, or other rights hereby created.

            27.  REMEDIES  NOT  EXCLUSIVE.  The  Mortgagee  shall be entitled to enforce  payment and  performance of the  Obligations and to exercise all rights and powers under this Mortgage or under any of the other  Collateral  Agreements or other agreement or any laws now or hereafter in force,  notwithstanding  some or all of the Obligations may now or hereafter be otherwise secured,  whether by deed of  trust,  mortgage,  security  agreement,  pledge,  lien,  assignment  or otherwise.  Neither the acceptance of this Mortgage nor its  enforcement,  shall prejudice  or in any manner  affect the  Mortgagee's  rights to realize  upon or enforce any other  security now or  hereafter  held by the  Mortgagee,  it being agreed that the  Mortgagee  shall be entitled to enforce  this  Mortgage and any

                                       13

other  security now or hereafter  held by the Mortgagee in such order and manner as the  Mortgagee  may  determine in its absolute  discretion.  No remedy herein conferred  upon or reserved to the  Mortgagee is intended to be exclusive of any other  remedy  herein  or by law  provided  or  permitted,  but  each  shall  be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter  existing at law or in equity or by statute.  Every power or remedy given by any of the  Collateral  Agreements  to the Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed  expedient by the  Mortgagee,  as the case may be. In no event shall the  Mortgagee,  in the  exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to the Mortgagee,  or the  appointment of a receiver and the entry of such  receiver  on to all or any part of the  Mortgaged  Property),  be deemed a "mortgagee in  possession,"  and the Mortgagee  shall not in any way be made liable for any act,  either of commission or omission,  in connection  with the exercise of such remedies.

            28. MULTIPLE  SECURITY.  If (a) the Premises shall consist of one or more parcels,  whether or not  contiguous and whether or not located in the same county,  or (b) in  addition  to  this  Mortgage,  the  Mortgagee  shall  now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security  (directly or indirectly)  for the  Obligations upon other  property in the State in which the Premises are located  (whether or not such  property  is  owned by the  Mortgagor  or by  others)  or (c) both the circumstances  described  in  clauses  (a) and (b)  shall be  true,  then to the fullest extent permitted by law, the Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure  proceedings  against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or  consolidated in the courts of, or sale conducted in,  any  county in which  any of such  collateral  is  located.  The  Mortgagor acknowledges that the right to maintain a consolidated  foreclosure  action is a specific  inducement  to the  Mortgagee  to  extend  the  indebtedness  borrowed pursuant  to or  guaranteed  by the  Collateral  Agreements,  and the  Mortgagor
expressly  and  irrevocably   waives  any  objections  to  the  commencement  or
consolidation  of  the  foreclosure  proceedings  in a  single  action  and  any objections  to the  laying  of  venue  or based  on the  grounds  of  forum  non conveniens which it may now or hereafter have. The Mortgagor further agrees that if  the  Mortgagee  shall  be  prosecuting  one or  more  foreclosure  or  other proceedings  against  a  portion  of  the  Mortgaged  Property  or  against  any collateral  other than the  Mortgaged  Property,  which  collateral  directly or indirectly  secures the  Obligations,  or if the Mortgagee shall have obtained a judgment of foreclosure and sale or similar  judgment  against such  collateral, then,  whether or not such  proceedings  are being  maintained or judgments were obtained  in or  outside  the  State in which  the  Premises  are  located,  the
Mortgagee may commence or continue any foreclosure  proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged
Property  and  the  Mortgagor  waives  any  objections  to the  commencement  or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments,  and waives any right to seek to dismiss,  stay, remove,  transfer or consolidate either any action under this Mortgage or such other proceedings on such basis.  Neither the commencement nor continuation of proceedings to foreclose this Mortgage,  nor the exercise of any other rights  hereunder nor the recovery of any judgment by the Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice,  limit or preclude the Mortgagee's  right to commence or continue one

                                       14

or more foreclosure or other  proceedings or obtain a judgment against any other collateral  (either in or outside the State in which the  Premises  are located)
which  directly  or  indirectly  secures  the  Obligations,  and  the  Mortgagor expressly  waives any objections to the  commencement  of,  continuation  of, or entry of a judgment  in such  other  sales or  proceedings  or  exercise  of any remedies  in such  sales or  proceedings  based  upon  any  action  or  judgment connected to this  Mortgage,  and the Mortgagor also waives any right to seek to dismiss,  stay,  remove,  transfer  or  consolidate  either  such other sales or proceedings  or any sale or action  under this  Mortgage  on such  basis.  It is expressly understood and agreed that to the fullest extent permitted by law, the
Mortgagee may, at its election,  cause the sale of all  collateral  which is the subject of a single  foreclosure  action at either a single  sale or at multiple sales conducted  simultaneously  and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral  securing  the  Obligations  (directly  or  indirectly)  in the  most economical and least time-consuming manner.

            29. SUCCESSORS AND ASSIGNS. All covenants of the Mortgagor contained in this  Mortgage  are  imposed  solely and  exclusively  for the benefit of the
Mortgagee,  and its successors and assigns,  and no other person or entity shall have standing to require compliance with such covenants or be deemed,  under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely  waived in whole or in part by the  Mortgagee  at any time if in the sole discretion of Mortgagee such a waiver is deemed advisable. All such covenants of the Mortgagor shall run with the land and bind the Mortgagor, the successors and assigns  of the  Mortgagor  (and  each  of  them)  and  all  subsequent  owners, encumbrances  and  tenants of the  Mortgaged  Property,  and shall  inure to the benefit of the Mortgagee and its  successors and assigns.  The word  "Mortgagor"
shall  be  construed  as if it read  "Mortgagors"  whenever  the  sense  of this
Mortgage  so  requires  and if there  shall  be more  than  one  Mortgagor,  the obligations of the Mortgagors shall be joint and several.

            30. NO WAIVERS, ETC. Any failure by the Mortgagee to insist upon the strict  performance  by the Mortgagor of any of the terms and provisions of this
Mortgage  shall not be deemed to be a waiver of any of the terms and  provisions hereof,  and the  Mortgagee,  notwithstanding  any such failure,  shall have the right  thereafter to insist upon the strict  performance by the Mortgagor of any and all of the terms and  provisions  of this  Mortgage to be  performed  by the
Mortgagor.  The Mortgagee may release,  regardless of consideration  and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged  Property,  any part of the security  held for the  obligations secured by this Mortgage  without,  as to the remainder of the security,  in any way  impairing  or affecting  the lien of this  Mortgage or the priority of such lien over any subordinate lien or deed of trust.

            31.  GOVERNING  LAW,  ETC.  This  Mortgage  shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

            32.  CERTAIN  DEFINITIONS.  Unless the context  clearly  indicates a contrary intent or unless otherwise  specifically provided herein, words used in this Mortgage shall be used  interchangeably  in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the  Mortgaged  Property  or any part  thereof or  interest  therein,"  the word
"Mortgagee"  shall  mean  "Mortgagee  or any  successor  agent  for the  Secured
Parties,"  the  word  "person"  shall  include  any   individual,   corporation,
partnership,  limited  liability  company,  trust,  unincorporated  association, government,  governmental  authority,  or other entity, and the words "Mortgaged

                                       15

Property"  shall  include  any  portion of the  Mortgaged  Property  or interest therein.  Whenever  the context may  require,  any  pronouns  used herein  shall include the corresponding masculine,  feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for  convenience  or reference  only and in no way limit or amplify the provisions hereof.

            33. MAXIMUM AMOUNT OF INDEBTEDNESS.  Notwithstanding anything to the
contrary  in  this  Mortgage,   the  maximum   aggregate   principal  amount  of
indebtedness that is, or under any contingency may be, secured by this Mortgage, either  at  execution  or any  time  thereafter  (the  "SECURED  AMOUNT"),  is $
[65,000,000.00],  plus amounts that Mortgagee expends under this Mortgage to the extent that any such amounts shall constitute  payment of (i) taxes,  charges or assessments  that  may be  imposed  by law  upon the  Mortgaged  Property,  (ii)
premiums on insurance policies covering the Mortgaged  Property;  (iii) expenses incurred in upholding the lien of this  Mortgage,  including the expenses of any litigation to prosecute or defend the rights and lien created by this  Mortgage;
or (iv) any amount, cost or charge to which Mortgagee becomes  subrogated,  upon payment,  whether under recognized principles of law or equity, or under express statutory  authority;  THEN,  and in each such  event,  such  amounts  or costs, together  with  interest  thereon,  shall be added to the  indebtedness  secured hereby and shall be secured by this Mortgage.

            34. LAST DOLLARS  SECURED;  PRIORITY.  This Mortgage  secures only a portion of the indebtedness  owing or which may become owing by the Mortgagor to the Secured  Parties.  The parties agree that any payments or repayments of such indebtedness  shall be and be deemed to be applied  first to the  portion of the indebtedness  that is not secured hereby,  it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the
Obligations,  it is expressly agreed that any repayments of the principal amount of the  Obligations  shall not reduce  the  amount of the lien of this  Mortgage until the lien  amount  shall  equal  the  principal  amount of the  Obligations outstanding.

            35.  RELEASE.  If any of  the  Mortgaged  Property  shall  be  sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by, and in accordance with, the Collateral  Agreements,  then the Mortgagee,  at the request and sole  expense of such  Mortgagor,  shall  execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens  created  hereby on such  Mortgaged  Property.  The
Mortgagor shall deliver to the Mortgagee,  at least ten (10) Business Days prior to the date of the proposed release,  a written request for release  identifying the sale or other disposition in reasonable detail,  including the price thereof and any expenses in connection  therewith,  together with a certification by the
Mortgagor stating that such transaction is in compliance with, and permitted by, the Indenture and the other Collateral Agreements.

            36.  INCONSISTENCY  WITH  INDENTURE.  In the  event of any  conflict between the terms of this  Mortgage  and the terms of the  Indenture  and/or the other  Collateral  Agreements,  the terms of the Indenture,  first and the other
Collateral Agreements, second, shall govern and control.

                                       16

            37.  INDENTURE.  Mortgagor  has  received  a copy  of  and is  fully familiar with the terms and provisions of the Indenture and the other Collateral
Agreements.  All  representations  and  warranties  made  by  Mortgagor  in  the
Indenture  and the  other  Collateral  Agreements  are  incorporated  herein  by reference  and are  hereby  made by  Mortgagor  as to itself  and the  Mortgaged
Property as though such  representations and warranties were set forth at length herein as the representations and warranties of Mortgagor.

            38.  NO MERGER OF  ESTATES.  So long as any part of the  Obligations remain unpaid,  unperformed  or  undercharged,  the fee,  easement and leasehold estates  to the  Mortgaged  Property  shall not merge but  rather  shall  remain separate and distinct,  notwithstanding  the union of such estates either in the
Mortgagor, the Mortgagee, any lessee, any third-party purchaser or otherwise.

            39. NO PARTNERSHIP.  Nothing  contained in this Mortgage is intended to, or shall be construed to, create to any extent and in any manner  whatsoever any  partnership,  joint venture,  or association  between the Mortgagor and the
Mortgagee,  or in any way make the Mortgagee a  co-principal  with the Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

            40. LIMITATION OF AMOUNT. Notwithstanding the foregoing, the maximum principal  amount of  indebtedness  that may be secured by this  Mortgage is the
Maximum  Principal  Amount as set forth on the cover of this  Mortgage,  and the maximum  total  amount  that may be secured by this  Mortgage  is limited as set forth in SECTION 33.

            41. FUTURE  ASSIGNMENTS.  If Mortgagor  obtains  mortgage  financing secured  by the  Mortgaged  Property  and  the  proceeds  of such  new  mortgage financing  are  applied  to repay  the  Obligations  in  full,  then in place of delivering a discharge, satisfaction, or release of this Mortgage, the Mortgagee shall at  Mortgagor's  request,  deliver to the new lender an assignment of this
Mortgage,  all in form  reasonably  satisfactory  to Mortgagee.  Effective  upon
Mortgagee's  assignment of this Mortgage,  the Mortgagee  shall be released from any remaining  obligations  and  liabilities  under the Indenture and Collateral
Agreements.

            42.  LIEN LAW.  This  Mortgage  is made  subject  to the trust  fund provisions of Section 13 of the New York Lien Law.  Mortgagor  covenants that it shall  receive all monies and advances  secured by this  Mortgage and shall hold the right to receive such  advances as a trust fund to be applied  first for the purpose of paying the cost of improvement  before using any part of the same for any other purpose.

            43. STATUTORY  INTERPRETATION.  The covenants and conditions in this
Mortgage shall be construed as affording to Mortgagee rights  additional to, and not exclusive  of, the rights  conferred  under the  provisions of New York Real
Property Law Sections 254, 271 and 272;  provided  Mortgagor shall have received notice required under the Indenture.  The following  provisions of New York Real
Property  Law Section 254 shall,  however,  not apply to this  Mortgage  and the rights and  obligations  of the parties to this Mortgage:  (1)  subsection  "4,"
covering the use and  application of casualty or flood insurance  proceeds;  and
(2) the portion of  subsection  "4-a" that begins  with the word  "however"  and

                                       17

continues to the end of the paragraph.  Any inconsistency  between this Mortgage and Real Property Law Section 254, 271 or 272 shall be resolved in favor of this
Mortgage.

            44.  POWER OF  SALE.  If an Event of  Default  has  occurred  and is continuing,  then without  limiting  any other rights or remedies of  Mortgagee,
Mortgagee  may,  either  with or  without  entry  or  taking  possession  of the
Mortgaged  Property as provided in this Mortgage or otherwise,  personally or by its agents or attorneys,  and without  prejudice to the right to bring an action for foreclosure of this Mortgage,  sell the Mortgaged Property or any part of it pursuant to any procedures  provided by applicable law, including the procedures set forth in New York Real Property  Actions and Proceedings Law Article 14 (and
any amendments or substitute statutes in regard thereto), and all estate, right, title, interest,  claim, and demand therein, and right of redemption thereof, at one or more sales as an entirety, or in parcels, and at such time and place upon such terms and after such  notice  thereof as may be required  or  permitted  by applicable law.

            45. MULTIPLE PARCELS. If the Mortgaged Property consists of multiple parcels,  then in any sale of the  Mortgaged  Property  pursuant to  Mortgagee's exercise  of its  remedies  after an Event of Default  (including  any  judicial foreclosure  sale under Real Property  Actions and  Proceedings Law Article 14),
the multiple  parcels shall be sold at one time and in a single sale,  except to the extent that Mortgagee,  in its sole absolute discretion,  determines to sell any one or more of the parcel(s) separately. Any such separate sales may be made in whatever  order  Mortgagee  determines  in its sole and absolute  discretion.
Mortgagee may, in its sole and absolute  discretion,  cause the entire Mortgaged
Property to be offered for sale as a single  auction lot and may also cause bids to be solicited for  individual  parcels of the  Mortgaged  Property as separate auction lots in any order, but shall be under no obligation to proceed in either manner or the other.  Mortgagor  acknowledges  that if Mortgagee  sells multiple parcels  individually,  no fair value or  deficiency  hearing  shall be required after each sale.

            46.   HEADINGS.   The  Section  headings  herein  are  inserted  for
convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Sections.

            47.  DEFENSE OF CLAIMS.  The  Mortgagor  shall  promptly  notify the
Mortgagee in writing of the commencement of any legal proceedings  affecting the
Mortgagor's  title  to the  Mortgaged  Property  or the  Mortgagee's  Lien on or
security interest in the Mortgaged Property, or any part thereof, and shall take all such  action,  employing  attorneys  agreeable to the  Mortgagee,  as may be necessary  to preserve  the  Mortgagor's  and the  Mortgagee's  rights  affected thereby.  If the Mortgagor fails or refuses to adequately or vigorously,  in the sole judgment of the Mortgagee, defend the Mortgagor's or the Mortgagee's rights to the Mortgaged  Property,  the Mortgagee may take such action on behalf of and in the name of the Mortgagor and at the Mortgagor's expense. All costs, expenses and attorneys'  fees incurred by the Mortgagee (or its agents)  pursuant to this
Section or in  connection  with the  defense  by the  Mortgagee  of any  claims, demands or litigation  relating to the Mortgagor,  the Mortgaged Property or the transactions  contemplated  in this Mortgage shall be paid by the Mortgagor upon written  demand,  plus  interest  thereon  from the date of the  advance  by the
Mortgagee until reimbursement of the Mortgagee at the Overdue Rate.

                                       18

            48. EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY
AGREES THAT IT HAS A DUTY TO READ THIS  MORTGAGE;  AND AGREES THAT IT IS CHARGED
WITH NOTICE AND  KNOWLEDGE  OF THE TERMS OF THIS  MORTGAGE;  THAT IT HAS IN FACT
READ THIS  MORTGAGE AND IS FULLY  INFORMED AND HAS FULL NOTICE AND  KNOWLEDGE OF
THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED
BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING
ITS  EXECUTION  OF THIS  MORTGAGE AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN
ENTERING INTO THIS MORTGAGE.

            49. DEFINITIONS.  Any capitalized term used in this Mortgage and not otherwise  defined  herein  shall have the meaning  assigned to such term in the
Collateral Agreements.

            50.  INCORPORATION BY REFERENCE.  In connection with its appointment and acting hereunder, Mortgagee is entitled to all rights, privileges, benefits, protections,  immunities  and  indemnities  provided to it as trustee  under the
Indenture.

             [NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS.]

                                       19

            IN  WITNESS  WHEREOF,  this  Mortgage  has  been  duly  executed  by
Mortgagor and its corporate seal has been duly affixed hereto.

                                       MONTICELLO RACEWAY MANAGEMENT, INC.,
                                       a New York corporation

                                       By:______________________________________
                                          Name:
                                          Title:

This Mortgage Was Prepared By
And When Recorded Return to:

Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York  10019
Attention:  Ronald S. Brody, Esq.

                                 ACKNOWLEDGMENTS

STATE OF NEW YORK          )
                           ): ss.
COUNTY OF                  )

On the  ___  day of  April,  in the  year  2004,  before  me,  the  undersigned, personally appeared _____________, personally known to me or proved to me on the basis of satisfactory  evidence to be the individual whose name is subscribed to the within  instrument and  acknowledged  to me that he executed the same in his capacity,  and that by his signature on the instrument,  the individual,  or the person upon behalf of which the individual acted, executed the instrument.

Witness My Hand and Official Seal.

________________________________________
Signature

My Commission expires on ________________________

                                    EXHIBIT A
                                       to
                                    Mortgage

                          DESCRIPTION OF THE OWNED LAND

                                 (see attached)